                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-39325

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 15, 1998)

                                  $200,000,000

                      CENTEX HOME EQUITY LOAN TRUST 1998-2
        CENTEX HOME EQUITY LOAN PASS-THROUGH CERTIFICATES, SERIES 1998-2
                    $47,000,000 6.40% CLASS A-1 CERTIFICATES
                    $36,100,000 6.31% CLASS A-2 CERTIFICATES
                    $17,000,000 6.44% CLASS A-3 CERTIFICATES
                    $14,200,000 6.82% CLASS A-4 CERTIFICATES
                    $12,700,000 6.41% CLASS A-5 CERTIFICATES
               $73,000,000 ADJUSTABLE RATE CLASS A-6 CERTIFICATES

[LOGO]                     CENTEX CREDIT CORPORATION
                                     D/B/A
                         CENTEX HOME EQUITY CORPORATION
                              SELLER AND SERVICER
                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

    The Centex Home Equity Loan Pass-Through Certificates, Series 1998-2 (the 'Certificates') will consist of (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, and the Class A-5 Certificates (collectively, the 'Fixed Rate Certificates'), (ii) the Class A-6 Certificates (together with the Fixed Rate Certificates, the 'Class A Certificates'), and (iii) a residual Class of Certificates (the 'Class R Certificates'). Only the Class A Certificates are offered hereby.

    FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE CERTIFICATES, SEE 'RISK FACTORS' BEGINNING ON PAGE S-21 HEREIN, 'PREPAYMENT AND YIELD CONSIDERATIONS' BEGINNING ON PAGE S-50 HEREIN AND 'RISK FACTORS' BEGINNING ON PAGE 9 IN THE PROSPECTUS.

    Each Class A Certificate represents undivided ownership interests in one of two pools (each, a 'Home Equity Loan Group') each constituting a separate sub-trust of fixed rate and adjustable rate home equity loans (the 'Home Equity Loans'), respectively, held by Centex Home Equity Loan Trust 1998-2 (the 'Trust'). The Fixed Rate Certificates will represent undivided ownership interests in the Home Equity Loan Group comprised of the Home Equity Loans bearing fixed rates of interest (the 'Fixed Rate Group'), which are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties. The Class A-6 Certificates will represent undivided ownership interests in the Home Equity Loan Group comprised of the Home Equity Loans bearing interest at rates that are subject to periodic adjustment (the 'Adjustable Rate Group'), which are secured by first lien mortgages or deeds of trust primarily on one- to four-family residential properties. The Class A Certificates also represent undivided ownership interests in all interest due and principal received under the related Home Equity Loans on and after the Cut-Off Date or the related Subsequent Cut-Off Date, as applicable, security interests in the properties which secure the related Home Equity Loans (the 'Properties'), the Insurance Policies (as defined below), funds on deposit in certain trust accounts, and certain other property applicable to each Home Equity Loan Group.

    Simultaneously with the issuance of the Certificates, the Seller will obtain from MBIA Insurance Corporation (the 'Certificate Insurer') two certificate guaranty insurance policies (the 'Insurance Policies'), one with respect to the Fixed Rate Certificates and one with respect to the Class A-6 Certificates, in each case in favor of the Trustee (as defined below). The Insurance Policies will require the Certificate Insurer to make certain Insured Payments (as defined herein) on the Class A Certificates.

                                                   (continued on following page)

                                 (MBIA Logo)
THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
       NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE
         TRUSTEE, THE SELLER, OR THE SERVICER, OR EXCEPT AS DESCRIBED
         HEREIN, THE CERTIFICATE INSURER, OR ANY OF THEIR AFFILIATES.
             NEITHER THE CLASS A CERTIFICATES NOR THE HOME EQUITY
                    LOANS ARE INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Class A Certificates will be offered by Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (together, the 'Underwriters') from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. The net proceeds to the Depositor from the sale of the Class A Certificates are anticipated to be approximately $199,369,484.38 plus, solely with respect to the Fixed Rate Certificates, accrued interest from June 1, 1998, before deducting expenses payable by the Depositor, estimated to be $450,000. The Class A Certificates are offered by the Underwriters subject to prior sale when, as and if issued to and accepted by it and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates in book-entry form will be made through the facilities of The Depository Trust Company ('DTC') in the United States, and Cedel Bank, societe anonyme and the Euroclear System in Europe, on or about June 18, 1998 (the 'Closing Date').

DONALDSON, LUFKIN & JENRETTE                                SALOMON SMITH BARNEY
      Securities Corporation

                            ------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 15, 1998

(cover continued from previous page)

     The aggregate outstanding Loan Balance of the Home Equity Loans, as of the Cut-Off Date (the 'Initial Aggregate Loan Balance'), expected to be transferred to the Trust on the Closing Date (the 'Initial Home Equity Loans') was $200,002,160.74, subject to a permitted variance as described herein under 'The Home Equity Loan Pools.' ($127,002,411.98 represented Loan Balances of Home Equity Loans in the Fixed Rate Group and $72,999,748.76 represented Loan Balances of the Home Equity Loans in the Adjustable Rate Group). Approximately 90.59% of the Home Equity Loans in the Fixed Rate Group by principal balance are secured by first liens and the remainder are secured by second liens and 100.00% of the Home Equity Loans in the Adjustable Rate Group are secured by first liens. Additional Home Equity Loans (the 'Subsequent Home Equity Loans') may be purchased by the Trust from time to time after the Closing Date during the Funding Period (as defined below) from funds on deposit in the pre-funding account (the 'Pre-Funding Account'). On the Closing Date, aggregate cash amounts of approximately $0 and approximately $251.24, from the proceeds of the sale of the Fixed Rate Certificates and the Class A-6 Certificates, respectively, will be deposited with the Trustee in the Pre-Funding Account. The Seller does not expect that there will be any deposits made into the Capitalized Interest Account for the Fixed Rate Group or the Adjustable Rate Group. The Home Equity Loans were or will be originated by Centex Credit Corporation d/b/a Centex Home Equity Corporation (in its capacity as seller of the Home Equity Loans, the 'Seller' and, in its capacity as servicer of the Home Equity Loans, the 'Servicer') or one of its affiliates and will be sold to DLJ Mortgage Acceptance Corp. (the 'Depositor') as of the Cut-Off Date pursuant to the Loan Sale Agreement dated as of June 1, 1998 between the Seller and the Depositor (the 'Loan Sale Agreement'). All of the Home Equity Loans will be serviced by the Servicer. The Trust will be created pursuant to a Pooling and Servicing Agreement (the 'Pooling and Servicing Agreement') to be dated as of June 1, 1998 among the Seller, the Servicer, the Depositor and Norwest Bank Minnesota, National Association, as Trustee (the 'Trustee').

     Distributions of principal and interest will be made to holders (the 'Owners') of the Certificates on the 25th day of each month (or, if such day is not a business day, the next following business day) beginning in July 1998 (each, a 'Payment Date'). Interest will be passed through on each Payment Date to the Owners of the Class A Certificates based on the related Certificate Principal Balance (as defined herein) at the Pass-Through Rate applicable to such Class of Certificates, subject to the limitations described herein. The Pass-Through Rate for each Class of Fixed Rate Certificates is set out on the cover hereof and the Pass-Through Rate for the Class A-6 Certificates is based on One-Month LIBOR and is subject to an available funds cap as described herein.

     It is a condition to issuance that the Class A Certificates be rated 'Aaa' by Moody's Investors Service, Inc. and 'AAA' by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     The yield to investors on the Class A Certificates sold at prices other than par may be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Home Equity Loans, which may vary over time. See 'Prepayment and Yield Considerations' herein and 'Risk Factors' and 'Yield, Prepayment and Maturity Considerations' in the Prospectus.

     As more fully described herein, an election will be made to treat the assets of the Trust Estate (other than certain accounts contained therein) as a real estate mortgage investment conduit (a 'REMIC') for federal income tax purposes. The Class A Certificates will constitute 'regular interests' in the REMIC and the Class R Certificates will constitute the 'residual interest' in the REMIC. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

     Prior to their issuance, there has been no market for the Class A Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide liquidity, or that it will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates. Any such market making, if commenced, may be discontinued at any time.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS

WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     The Trust is subject to optional termination under the limited circumstances described herein. See 'The Pooling and Servicing
Agreement-Optional Termination' herein. Exercise of the optional termination by the Servicer may result in an early retirement of the Class A Certificates.

     The Class A Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated June 15, 1998 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

     As provided herein under 'The Insurance Policies and the Certificate Insurer' the Certificate Insurer will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements of the Certificate Insurer incorporated herein by reference. Requests for such copies should be directed as provided under 'The Insurance Policies and the Certificate Insurer' herein.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CERTIFICATES TO COVER SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                              PAGE
                                                                                                              ----
SUMMARY OF TERMS...........................................................................................    S-6
RISK FACTORS...............................................................................................   S-21
THE SELLER AND SERVICER....................................................................................   S-26
  General..................................................................................................   S-26
  Underwriting Guidelines Applicable to the Home Equity Loans..............................................   S-26
  Underwriting Criteria of the Seller......................................................................   S-29
  Servicing................................................................................................   S-31
THE DEPOSITOR..............................................................................................   S-32
USE OF PROCEEDS............................................................................................   S-32
THE HOME EQUITY LOAN POOLS.................................................................................   S-33
  General..................................................................................................   S-33
  Fixed Rate Group.........................................................................................   S-34
  Adjustable Rate Group....................................................................................   S-42
  Interest Payments on the Home Equity Loans...............................................................   S-50
  Additional Information...................................................................................   S-50
PREPAYMENT AND YIELD CONSIDERATIONS........................................................................   S-50
  General..................................................................................................   S-50
  Mandatory Prepayment.....................................................................................   S-51
  Prepayment and Yield Scenarios for Class A Certificates..................................................   S-51
  Payment Lag Feature of Fixed Rate Certificates...........................................................   S-57
FORMATION OF THE TRUST AND TRUST PROPERTY..................................................................   S-57
ADDITIONAL INFORMATION.....................................................................................   S-57
DESCRIPTION OF THE CLASS A CERTIFICATES....................................................................   S-58
  General..................................................................................................   S-58
  Payment Dates............................................................................................   S-58
  Distributions............................................................................................   S-58
  Pre-Funding Account......................................................................................   S-62
  Capitalized Interest Account.............................................................................   S-63
  Calculation of One-Month LIBOR...........................................................................   S-63
  Book Entry Registration of Class A Certificates..........................................................   S-63
  Assignment of Rights.....................................................................................   S-67
THE INSURANCE POLICIES AND THE CERTIFICATE INSURER.........................................................   S-67
CREDIT ENHANCEMENT.........................................................................................   S-71
  Insurance Policies.......................................................................................   S-71
  Overcollateralization Provisions.........................................................................   S-71
  Crosscollateralization Provisions........................................................................   S-73
THE POOLING AND SERVICING AGREEMENT........................................................................   S-73
  Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain
     Situations............................................................................................   S-73
  Assignment of Home Equity Loans..........................................................................   S-74
  Servicing and Sub-Servicing..............................................................................   S-76
  Removal and Resignation of Servicer......................................................................   S-79
  The Trustee..............................................................................................   S-80
  Reporting Requirements...................................................................................   S-80
  Removal of Trustee for Cause.............................................................................   S-81
  Governing Law............................................................................................   S-82
  Amendments...............................................................................................   S-82
  Termination of the Trust.................................................................................   S-82
  Optional Termination.....................................................................................   S-82

                                                                                                              PAGE
                                                                                                              ----
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................   S-83
  REMIC Elections..........................................................................................   S-83
CERTAIN STATE TAX CONSIDERATIONS...........................................................................   S-84
ERISA CONSIDERATIONS.......................................................................................   S-84
RATINGS....................................................................................................   S-85
LEGAL INVESTMENT CONSIDERATIONS............................................................................   S-85
UNDERWRITING...............................................................................................   S-85
REPORT OF EXPERTS..........................................................................................   S-86
CERTAIN LEGAL MATTERS......................................................................................   S-86
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...............................................................   S-87
Annex A
  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES............................................    A-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the 'Index to Location of Principal Defined Terms' for the location of the definitions of certain capitalized terms.

ISSUER...........................  Centex Home Equity Loan Trust 1998-2 (the 'Trust').

CERTIFICATES OFFERED.............  $200,000,000 Centex Home Equity Loan Pass-Through Certificates, Series 1998-2,
                                   to be issued in the following Classes (each, a 'Class'):

                                            INITIAL
                                          CERTIFICATE        PASS-THROUGH
                                       PRINCIPAL BALANCE         RATE         CLASS
                                       -----------------     ------------     -----------------------
                                          $47,000,000            6.40%        Class A-1 Certificates
                                          $36,100,000            6.31%        Class A-2 Certificates
                                          $17,000,000            6.44%        Class A-3 Certificates
                                          $14,200,000            6.82%        Class A-4 Certificates
                                          $12,700,000            6.41%        Class A-5 Certificates
                                          $73,000,000               (1)       Class A-6 Certificates

                                   ------------------
                                   (1) For each Accrual Period, the 'Class A-6 Pass-Through Rate' will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date (as defined herein), One-Month LIBOR plus
                                       0.15% per annum and for any Payment Date thereafter, One-Month LIBOR plus
                                       0.30% per annum and (y) the Class A-6 Available Funds Cap (as defined herein).

DEPOSITOR........................  DLJ Mortgage Acceptance Corp. (the 'Depositor'), a Delaware corporation.

SELLER AND SERVICER..............  Centex Credit Corporation d/b/a Centex Home Equity Corporation (in its
                                   capacity as seller of the Home Equity Loans, the 'Seller,' and in its capacity as servicer of the Home Equity Loans, the 'Servicer'), a Nevada corporation.
                                   The Seller's and Servicer's principal executive offices are located at 2728 N.
                                   Harwood Street, Dallas, Texas 75201.

TRUSTEE..........................  Norwest Bank Minnesota, National Association, as trustee (the 'Trustee'). The
                                   Trustee shall receive a fee (the 'Trustee Fee') payable monthly, equal to one-twelfth of the product of 0.005% and the sum of the aggregate Loan Balance of the Home Equity Loans and the amount on deposit in the Pre-Funding Account, in each case as of the first day of the related Remittance Period.

CUT-OFF DATES....................  With respect to (i) each Initial Home Equity Loan, the opening of business on
                                   June 1, 1998 (the 'Cut-Off Date') and (ii) with respect to each Subsequent
                                   Home Equity Loan, the later of (x) the opening of business of the first day of the month in which such Subsequent Home Equity Loan was transferred to the
                                   Trust and (y) the date of origination of any such Home Equity Loan which is originated in the month of the related Subsequent Transfer Date (the later of clauses (x) and (y) being the 'Subsequent Cut-Off Date'). Each reference herein to either the 'related Cut-Off Date' or the 'applicable Cut-Off Date'
                                   shall mean either the 'Cut-Off Date' and/or the 'Subsequent Cut-Off Date,' as
                                   applicable.

CLOSING DATE.....................  On or about June 18, 1998.

DESCRIPTION OF THE
  CERTIFICATES OFFERED...........  The Class A Certificates represent fractional undivided interests in one of two pools of loans each constituting a separate sub-trust within the Trust and have the rights described in the Pooling and Servicing Agreement dated as of
                                   June 1, 1998 among the Depositor, the Seller, the Servicer and the Trustee

                                   (the 'Pooling and Servicing Agreement'). The Trust assets will include a pool of home equity loans transferred to the Trust on the Closing Date (the
                                   'Initial Home Equity Loans'), additional fixed rate and adjustable rate home equity loans transferred to the Trust during the Funding Period (the
                                   'Subsequent Home Equity Loans,' and, together with the Initial Home Equity
                                   Loans, the 'Home Equity Loans'), all interest due and principal received under the respective Home Equity Loans on and after the related Cut-Off Date, security interests in the properties securing such Home Equity Loans (the
                                   'Properties'), amounts on deposit in the Certificate Account, Pre-Funding
                                   Account and Capitalized Interest Account, and certain other property. In addition to the foregoing, the Seller shall cause the Certificate Insurer to deliver the Insurance Policies to the Trustee for the benefit of the Owners of the Class A Certificates. See 'Formation of the Trust and Trust Property'
                                   herein.

OTHER CERTIFICATES...............  In addition to the Class A Certificates, the Trust will issue, pursuant to the
                                   Pooling and Servicing Agreement, a residual Class of Certificates (the 'Class
                                   R Certificates') which will represent an undivided ownership interest in the
                                   Trust. The Class A Certificates and the Class R Certificates are herein referred to as the 'Certificates.' Only the Class A Certificates are offered hereby.

DENOMINATIONS....................  The Class A Certificates are issuable in minimum denominations of an original principal amount of $1,000 and integral multiples of $1 in excess thereof.

THE INITIAL HOME
  EQUITY LOANS...................  The Initial Home Equity Loans consist of 2,919 home equity loans, of which
                                   2,124 are fixed rate home equity loans and 795 are adjustable rate home equity loans, and the notes relating thereto. The Home Equity Loans will be divided into two Home Equity Loan Groups each constituting a separate sub-trust. The
                                   Fixed Rate Group will consist of Home Equity Loans that bear interest at fixed rates. The Adjustable Rate Group will consist of Home Equity Loans that bear interest at rates that adjust semi-annually based on Six-Month LIBOR and the applicable gross margin (subject to the limitations described herein), with the initial rate adjustment date being either six months after the date of origination of the related Home Equity Loan ('Six-Month Adjustable Rate
                                   Loans') or two years after the date of origination of the related Home Equity
                                   Loan ('2/28 Adjustable Rate Loans'). The Initial Home Equity Loans are secured by first and second lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in 45 states and the District of
                                   Columbia. No Combined Loan-to-Value Ratio relating to any Initial Home Equity
                                   Loan in the Fixed Rate Group exceeded 90.46% as of the Cut-Off Date. No
                                   Original Loan-to-Value Ratio relating to any Initial Home Equity Loan in the
                                   Adjustable Rate Group exceeded 90.44% as of the Cut-Off-Date. None of the
                                   Initial Home Equity Loans are insured by primary mortgage insurance policies.

                                   All of the Home Equity Loans in the Trust have been or will be originated by the Seller or an affiliate of the Seller.

                                   The Home Equity Loans are not guaranteed by the Depositor, the Seller, the
                                   Servicer, the Trustee or any of their affiliates.

                                   Fixed Rate Group.  As of the Cut-Off Date, the average Loan Balance of the
                                   Initial Home Equity Loans in the Fixed Rate Group was $59,793.98. The minimum and maximum Loan Balances of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were $9,843.17 and $442,000.00, respectively. As of the Cut-Off Date, the interest rates (the 'Coupon Rates')
                                   of the Initial Home Equity Loans in the Fixed Rate Group ranged from 7.490% to
                                   16.500%; the weighted average Coupon Rate of the Initial Home Equity Loans in the Fixed Rate Group was approximately 10.912%; the weighted average Combined
                                   Loan-to-Value Ratio of the Initial Home Equity Loans in the Fixed Rate Group
                                   was approximately 80.59%; the weighted average remaining term to maturity of the Initial Home Equity Loans in the Fixed Rate Group was approximately 293 months; and the remaining terms to maturity of the Initial Home Equity Loans in the Fixed Rate Group ranged from 57 months to 360 months. As of the Cut-Off
                                   Date, approximately 90.59% of the Initial Aggregate Loan Balance of the
                                   Initial Home Equity Loans in the Fixed Rate Group were secured by first mortgages and approximately 9.41% of the Initial Aggregate Loan Balance of the
                                   Initial Home Equity Loans in the Fixed Rate Group were secured by second mortgages. Initial Home Equity Loans in the Fixed Rate Group containing balloon payments represented approximately 7.92% of the Initial Aggregate Loan
                                   Balance of the Initial Home Equity Loans in the Fixed Rate Group. No Initial
                                   Home Equity Loan in the Fixed Rate Group has a final scheduled payment date later than June 1, 2028. See 'The Home Equity Loan Pools-- Fixed Rate Group'
                                   herein.

                                   Adjustable Rate Group.  As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group was $91,823.58. The
                                   minimum and maximum Loan Balances of the Initial Home Equity Loans in the
                                   Adjustable Rate Group as of the Cut-Off Date were $17,495.62 and $399,762.62, respectively. As of the Cut-Off Date, the weighted average Original
                                   Loan-to-Value Ratio of the Initial Home Equity Loans in the Adjustable Rate
                                   Group was approximately 83.18%; the weighted average remaining term to maturity of the Initial Home Equity Loans in the Adjustable Rate Group was
                                   approximately 357 months; and the remaining terms to maturity of the Initial
                                   Home Equity Loans in the Adjustable Rate Group ranged from 118 months to 360 months. As of the Cut-Off Date, approximately 100% of the Initial Aggregate
                                   Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group
                                   were secured by first mortgages. No Initial Home Equity Loan in the Adjustable
                                   Rate Group will mature later than June 1, 2028. As of the Cut-Off Date, approximately 23.04% of the Initial Aggregate Loan Balance of the Initial Home
                                   Equity Loans in the Adjustable Rate Group were Six-Month Adjustable Rate Loans and 76.96% of the Initial Aggregate Loan Balance of the Initial Home Equity
                                   Loans in the Adjustable Rate Group were 2/28 Adjustable Rate Loans. As of the
                                   Cut-Off Date, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 5 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 23 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, an initial rate adjustment cap of 1.00%, a semi-annual interest rate adjustment cap of
                                   1.00%, in each case, above the then current interest rate for such Six-Month
                                   Adjustable Rate Loan and a lifetime interest rate adjustment cap of 7.00%
                                   above the initial interest rate of such loan; each 2/28 Adjustable Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, an initial interest rate adjustment cap of 2.00% and a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Loan and a lifetime interest rate adjustment cap of 7.00% above the initial interest rate of such loan. The weighted average Coupon Rate of the Initial Home Equity Loans in the
                                   Adjustable Rate Group was approximately 10.417% per annum. The Initial Home
                                   Equity Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-Off Date of approximately 6.089%. The gross margin for the
                                   Initial Home Equity Loans in the Adjustable Rate Group ranged from 2.000% to
                                   11.900%. Coupon Rates borne by the Initial Home Equity Loans in the Adjustable
                                   Rate Group as of the Cut-Off Date ranged from 7.750% per annum to 15.100% per annum. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Initial Home Equity Loans in the Adjustable Rate Group (the 'Maximum
                                   Rates') ranged from 14.750% per annum to 22.100% per annum. The Initial Home
                                   Equity Loans in the Adjustable Rate Group had a weighted average Maximum Rate as of the Cut- Off Date of approximately 17.417% per annum. As of the Cut-Off
                                   Date, the minimum rates at which interest may accrue on the Initial Home
                                   Equity Loans in the Adjustable Rate Group (the 'Minimum Rates') ranged from
                                   2.000% per annum to 11.900% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Initial Home Equity Loans in the Adjustable Rate
                                   Group was approximately 6.097% per annum. See 'The Home Equity Loan
                                   Pools--Adjustable Rate Group' herein.

                                   In addition to the Initial Home Equity Loans acquired by the Trust on the
                                   Closing Date, the Trust may acquire up to approximately $0 and approximately
                                   $251.24 aggregate Loan Balance in Subsequent Home Equity Loans for the Home
                                   Equity Loans in the Fixed Rate Group and the Adjustable Rate Group,
                                   respectively. It is not anticipated that any Subsequent Home Equity Loans will be acquired by the Trust. See '--Pre-Funding Feature' below.

PRE-FUNDING FEATURE..............  On the Closing Date, approximately $251.24 (the 'Original Pre-Funded Amount')
                                   (of which approximately $0 will be allocated to the Fixed Rate Group and approximately $251.24 will be allocated to the Adjustable Rate Group) will be deposited in the Pre-Funding Account which account will be in the name of, and maintained by, the Trustee on behalf of the Trust for the benefit of the
                                   Certificate Insurer and the Owners of the Certificates. The Original
                                   Pre-Funded Amount allocated to a Home Equity Loan Group may be reduced during the Funding Period for such Home Equity Loan Group to the extent Subsequent
                                   Home Equity Loans are purchased on any date (each, a 'Subsequent Transfer
                                   Date') which satisfy the criteria set forth in the Pooling and Servicing
                                   Agreement or are otherwise acceptable to the Certificate Insurer. The Seller does not anticipate that any Subsequent Home Equity Loans will be purchased.
                                   All interest and other investment earnings on amounts on deposit in the
                                   Pre-Funding Account will be deposited in the Certificate Account. The
                                   Pre-Funding Account will not be an asset of the REMIC.

                                   The 'Funding Period' is the period from the Closing Date until the earlier of
                                   (i) the date on which a Servicer Termination Event occurs under the Pooling and Servicing Agreement or (ii) the Monthly Remittance Date in July 1998. The
                                   Original Pre-Funded Amount, as reduced from time to time by the amount thereof applied to the purchase of Subsequent Home Equity Loans is referred to herein as the 'Pre-Funded Amount.' It is anticipated that the Pre-Funded Amount allocated to the Adjustable Rate Group will be distributed to

                                   Owners of the Class A-6 Certificates as an additional distribution of principal on the July 1998 Payment Date.

CAPITALIZED INTEREST ACCOUNT.....  If required by the Certificate Insurer, an amount will be deposited in an account (the 'Capitalized Interest Account'), to be used by the Trustee during the Funding Period to fund the amount equal to (i) the sum of (a) the amount of interest accruing at the weighted average of the Pass-Through Rates of the
                                   Fixed Rate Certificates (in the case of the Fixed Rate Group) or the Class A-6
                                   Pass-Through Rate (in the case of Adjustable Rate Group) accruing during the related Accrual Period on the amount by which the aggregate Certificate
                                   Principal Balance of the related Class A Certificates exceeds the aggregate
                                   Loan Balance of the Home Equity Loans in the related Home Equity Loan Group plus (b) the related Premium Amount accruing during the related Accrual Period on such excess balance minus (ii) the amount of any reinvestment income on monies allocated to such Home Equity Loan Group and on deposit in the
                                   Pre-Funding Account. Any amounts remaining in the Capitalized Interest Account on the Payment Date which follows the end of the Funding Period and not used for such purpose on such Payment Date are required to be paid directly to the
                                   Seller on such Payment Date. The Seller does not expect that there will be any deposits made into the Capitalized Interest Account.

FINAL SCHEDULED PAYMENT DATE.....  The 'Final Scheduled Payment Date' for each Class of Class A Certificates is as set forth below, although it is anticipated that the actual final Payment
                                   Date for each Class of Class A Certificates will occur significantly earlier than the related Final Scheduled Payment Date. See 'Prepayment and Yield
                                   Considerations' herein.
                                                                                      FINAL SCHEDULED
                                   CLASS                                                PAYMENT DATE
                                   ------------------------------------------------   ----------------
                                   Class A-1 Certificates..........................     March 25, 2014
                                   Class A-2 Certificates..........................   October 25, 2023
                                   Class A-3 Certificates..........................    August 25, 2026
                                   Class A-4 Certificates..........................      July 25, 2028
                                   Class A-5 Certificates..........................      July 25, 2028
                                   Class A-6 Certificates..........................      July 25, 2028

CLASS A DISTRIBUTIONS............  On the 25th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day, commencing in July 1998 (each such day being a 'Payment Date'), the Trustee will be required to distribute to the Owners of the Fixed Rate Certificates of record as of the last Business Day of the calendar month immediately preceding the calendar month in which such Payment
                                   Date occurs and to the Owners of the Class A-6 Certificates of record as of the Business Day immediately preceding such Payment Date (each such date, the
                                   'Record Date'), the 'Class A Distribution Amount' which shall be the sum of
                                   (x) the Current Interest and (y) the Class A Principal Distribution Amount.
                                   Such amounts shall be allocated to the Class A Certificates in the manner described below.

                                   A 'Business Day' is any day other than a Saturday or Sunday, or a day on which banking institutions in New York, New York, Dallas, Texas, the city in which the corporate trust office of the Trustee is located or the city in which the
                                   Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

                                   For each Payment Date, Current Interest will be due with respect to the related Class of Class A Certificates. 'Current Interest' with respect to each
                                   Class of Class A Certificates means, with respect to any Payment Date: (i) the aggregate amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of the related
                                   Class A Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Class A Certificates prior to such
                                   Payment Date that remains unpaid as of such Payment Date plus (iii) the Carry
                                   Forward Amount, if any, with respect to such Class of Class A Certificates;
                                   provided however, that with respect to each Class of Class A Certificates,
                                   Current Interest will be reduced by such Class' pro rata share of any Civil
                                   Relief Interest Shortfalls (as defined herein) during the related Accrual
                                   Period.

                                   'Accrual Period' means for each Payment Date and (x) with respect to the Fixed
                                   Rate Certificates, the calendar month immediately preceding the month in which such Payment Date occurs and (y) with respect to the Class A-6 Certificates, the period from and including the previous Payment Date (or the Closing Date in the case of the first Payment Date) to and including the day prior to such
                                   Payment Date. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360 day year assumed to consist of twelve 30 day months. All calculations of interest on the Class A-6 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual
                                   Period and a year of 360 days.

                                   The Class A-6 Pass-Through Rate is subject to the Class A-6 Available Funds
                                   Cap.

                                   The 'Class A-6 Available Funds Cap' with respect to any Accrual Period and the related Payment Date shall be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to
                                   (A) 1/12 of the weighted average of the Net Coupon Rates of the Home Equity
                                   Loans in the Adjustable Rate Group (by outstanding principal balance), times the aggregate Loan Balance of the Home Equity Loans in the Adjustable Rate
                                   Group as of the beginning of the related Remittance Period minus (B) the
                                   Premium Amount related to the Adjustable Rate Group for such Payment Date, and the denominator of which is (ii) the then outstanding Class A-6 Certificate
                                   Principal Balance, such rate as calculated on the basis of a 360 day year and the actual number of days elapsed in the related Accrual Period.

                                   The 'Net Coupon Rate' of any Home Equity Loan in the Adjustable Rate Group
                                   shall be a rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues, (ii) the rate at which the Trustee Fee accrues, and (iii) the Minimum Spread.

                                   The 'Minimum Spread' shall be a percentage per annum equal to 0% for Payment
                                   Dates which occur prior to July 1999 and 0.50% for Payment Dates which occur in July 1999 or thereafter.

                                   With respect to the Class A-6 Certificates and any Payment Date, to the extent that (a) the amount payable if the Class A-6 Pass-Through Rate were calculated without regard to clause (y) of the definition of Class A-6 Pass-Through Rate exceeds (b) the amount payable if clause (y) of the definition of Class A-6
                                   Pass-Through Rate is used to calculate such Current Interest (such excess,
                                   'Class A-6 Certificateholders' Interest Index Carryover'), the holders of the
                                   Class A-6 Certificates will be entitled to the amount of such Class A-6
                                   Certificateholders' Interest Index Carryover after certain other distributions to such holders and certain reimbursements to the Certificate
                                   Insurer but before the Owners of the Class R Certificates are entitled to any distributions.

                                   The 'Unpaid Class A-6 Certificateholders' Interest Index Carryover' for any
                                   Payment Date shall be equal to the aggregate of all amounts of Class A-6
                                   Certificateholders' Interest Index Carryover for any previous Payment Date plus accrued interest thereon at the Class A-6 Pass-Through Rate (calculated without regard to clause (y) of the definition thereof) for the related
                                   Accrual Period less all prior payments made in respect of the Class A-6
                                   Certificateholders' Interest Index Carryover. The Insurance Policies will not cover Class A-6 Certificateholders' Interest Index Carryovers or Unpaid Class
                                   A-6 Certificateholders' Interest Index Carryovers, and the ratings on the
                                   Class A-6 Certificates do not address the likelihood of receipt by the holders of the Class A-6 Certificates of any amounts in respect of Class A-6
                                   Certificateholders' Interest Index Carryovers or Unpaid Class A-6
                                   Certificateholders' Interest Index Carryovers.

ALLOCATIONS OF INTEREST
  AND PRINCIPAL..................  The Class A Distribution Amount for each Home Equity Loan Group for each
                                   Payment Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates related to such Home Equity Loan Group in the following amounts and in the following order of priority:

                                   (i) First, to the Owners of the Class A Certificates related to such Home
                                   Equity Loan Group, the related Current Interest for such Class of Class A
                                   Certificates on a pro rata basis (based on each such Class A Certificate's
                                   Current Interest) without any priority among such Class A Certificates; and
                                   (ii) Second, with respect to each Home Equity Loan Group, to the Owners of the
                                   Class A Certificates related to such Home Equity Loan Group, the Class A
                                   Principal Distribution Amount (as defined below under this heading). The Class
                                   A Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed as follows: (i) to the Owners of the Class A-5 Certificates an amount equal to the Class A-5 Lockout Distribution Amount (as defined below)
                                   and (ii) the remainder of such Class A Distribution Amount as follows: first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate
                                   Principal Balance is reduced to zero; and second, to the Owners of the Class
                                   A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; and third, to the Owners of the Class A-3 Certificates until the
                                   Class A-3 Certificate Principal Balance is reduced to zero; and fourth, to the
                                   Owners of the Class A-4 Certificates until the Class A-4 Certificate Principal
                                   Balance is reduced to zero; and fifth, to the Owners of the Class A-5
                                   Certificates until the Class A-5 Certificate Principal Balance is reduced to zero. The Class A Principal Distribution Amount applicable to the Adjustable
                                   Rate Group shall be distributed to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal Balance is reduced to zero.

                                   Notwithstanding the foregoing, in the event that a Certificate Insurer Default has occurred, and is continuing, if there is a Subordination Deficit (as defined herein), the Class A Principal Distribution Amount for the Fixed Rate
                                   Group shall be distributed pro rata to the Owners of all Classes of the Fixed
                                   Rate Certificates.

                                   The Owners of the Class A-5 Certificates are entitled to receive payments of the Class A-5 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-4 Certificate Principal Balance is zero, the

                                   Owners of the Class A-5 Certificates will be entitled to receive the entire
                                   Class A Principal Distribution Amount applicable to the Fixed Rate Group for such Payment Date.

                                   The 'Class A-5 Lockout Distribution Amount' for any Payment Date will be the product of (i) the applicable Class A-5 Lockout Percentage for such payment date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such
                                   Payment Date. In no event shall the Class A-5 Lockout Distribution Amount exceed the outstanding Class A-5 Certificate Principal Balance or the Class A
                                   Principal Distribution Amount applicable to the Fixed Rate Group for such
                                   Payment Date.

                                   The 'Class A-5 Lockout Percentage' for each Payment Date shall be as follows:

                                     PAYMENT DATE                     LOCKOUT PERCENTAGE
                                     ------------------------------   ------------------
                                     July 1998 - June 2001.........             0%
                                     July 2001 - June 2003.........            45%
                                     July 2003 - June 2004.........            80%
                                     July 2004 - June 2005.........           100%
                                     July 2005 and thereafter......           300%

                                   The 'Class A-5 Lockout Pro Rata Distribution Amount' for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate of the Certificate Principal Balances of the Fixed Rate Certificates immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount
                                   with respect to the Fixed Rate Group for such Payment Date.

                                   The 'Class A Principal Distribution Amount' for each Home Equity Loan Group and Payment Date shall be the lesser of:

                                   (a) the Total Available Funds (as defined herein), for the related Home Equity
                                   Loan Group, plus any Insured Payment with respect to the related Class or
                                   Classes of Class A Certificates, minus the related Current Interest and related Expense Fees for such Payment Date with respect to the related Class A
                                   Certificates; and

                                   (b) the excess, if any, of

                                       (i) the sum (without duplication) of:

                                           (A) the Preference Amount with respect to principal owed to each Owner of
                                           Class A Certificates related to the Home Equity Loan Group that remains unpaid as of such Payment Date;

                                           (B) the principal portion of all scheduled monthly payments on the Home Equity
                                           Loans in the related Home Equity Loan Group due on or prior to the related Due Date thereof, received by the Servicer during the related
                                           Remittance Period and any Prepayments made by the Mortgagors and actually received by the Servicer during the related Remittance Period to the extent such amounts are received by the Trustee on or prior to the related Monthly Remittance Date;

                                           (C) the outstanding principal balance of each Home Equity Loan in the related
                                           Home Equity Loan Group that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such outstanding principal balance is

                                           actually received by the Trustee on or prior to the related Monthly
                                           Remittance Date;

                                           (D) any Substitution Amounts (i.e., the excess, if any, of the outstanding principal balance of a Home Equity Loan in the related Home Equity Loan
                                           Group being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest and plus the amount of any Delinquency Advances and Servicing Advances) delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan
                                           Group (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the
                                           Trustee on or prior to the related Monthly Remittance Date;

                                           (E) all Net Liquidation Proceeds actually collected by or on behalf of the
                                           Servicer with respect to the Home Equity Loans in the related Home
                                           Equity Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal), to the extent such
                                           Net Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                           (F) the amount of any Subordination Deficit with respect to the related Home
                                           Equity Loan Group for such Payment Date;

                                           (G) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent such proceeds relate to principal);

                                           (H) with respect to the Payment Date immediately following the last day of the
                                           Funding Period, all amounts remaining on deposit in the Pre-Funding
                                           Account and allocated to such Home Equity Loan Group to the extent not used to purchase Subsequent Home Equity Loans during such Funding
                                           Period; and

                                           (I) the amount of any Subordination Increase Amount (as defined herein) with respect to the related Home Equity Loan Group for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

                                           over

                                      (ii) the amount of any Subordination Reduction Amount (as defined herein) with respect to the related Home Equity Loan Group for such Payment Date.

                                   'Loan Balance': With respect to each Home Equity Loan and as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off
                                   Date with respect to the Initial Home Equity Loans or relevant Subsequent
                                   Cut-Off Date with respect to the Subsequent Home Equity Loans excluding payments of principal received prior to the Cut-Off Date or Subsequent Cut-Off
                                   Date, as the case may be, less any principal payments relating to such Home
                                   Equity Loan included in previous Monthly Remittance Amounts, provided, however, that the Loan Balance for any Home Equity Loan that has become a
                                   Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a
                                   Liquidated Loan, and at all times thereafter.

                                   'Liquidated Loan' means a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.

                                   The 'Preference Amount' is any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy
                                   Code (Title 11 of the United States Code); as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                   The 'Remittance Period' with respect to any Monthly Remittance Date is the calendar month immediately preceding such Monthly Remittance Date. A 'Monthly
                                   Remittance Date' is any date on which funds on deposit in the Principal and
                                   Interest Account are remitted to the Certificate Account, which is the 18th day of each month, or if such day is not a Business Day, the preceding
                                   Business Day, commencing in July 1998.

                                   A 'Subordination Deficit' with respect to a Home Equity Loan Group and a
                                   Payment Date is the amount, if any, by which (x) the aggregate of the
                                   Certificate Principal Balances related to such Home Equity Loan Group after taking into account all distributions to be made on such Payment Date (except for any Insured Payment, and except for any Subordination Deficit with respect to such Home Equity Loan Group), exceeds (y) the sum of (a) the aggregate Loan
                                   Balance of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the prior Remittance Period and (b)
                                   any amounts remaining in the Pre-Funding Account on the last day of the related Remittance Period and allocated to such Home Equity Loan Group.

MONTHLY SERVICING FEE............  As to each Home Equity Loan, the Servicer will retain a fee (the 'Servicing
                                   Fee') equal to 0.50% per annum, payable monthly at one-twelfth of such annual rate of the then outstanding principal balance of such Home Equity Loan serviced as of the first day of each Remittance Period, provided, however, that if a successor Servicer is appointed in accordance with the Pooling and
                                   Servicing Agreement, the Servicing Fee shall be such amount as agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer.
                                   The Servicer will also be able to retain late fees, prepayment charges, and certain other amounts and charges as additional servicing compensation.

DELINQUENCY ADVANCES AND
  COMPENSATING INTEREST..........  Subject to the Servicer's determination, in its reasonable business judgment, that any proposed Delinquency Advance will not be recoverable, the Servicer shall be required to remit to the Trustee for deposit to the Certificate
                                   Account out of the Servicer's own funds or from collections on any Home Equity
                                   Loans that are not required to be distributed on the Payment Date occurring during the month in which such advance is made (which shall be reimbursed by the Servicer on or before any Subsequent Monthly Remittance Dates on which such amounts are required to be part of the monthly remittance amount) any delinquent payment of interest with respect to each delinquent Home Equity
                                   Loan, which payment was not received on or prior to the last day of the related Remittance Period and was not theretofore advanced by the

                                   Servicer. Such amounts so deposited are 'Delinquency Advances.' Such
                                   Delinquency Advances are reimbursable to the Servicer, as provided in the
                                   Pooling and Servicing Agreement. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the
                                   Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement from collections on any Home Equity Loan from the
                                   Principal and Interest Account as provided in the Pooling and Servicing
                                   Agreement. See 'The Pooling and Servicing Agreement-- Servicing and
                                   Sub-Servicing' herein.

                                   If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any shortfall between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related Due Date for such Home Equity Loan (such shortfall, the
                                   'Compensating Interest') (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the
                                   Principal and Interest Account (or if such difference is an excess, the
                                   Servicer shall retain such excess) on the next succeeding Monthly Remittance
                                   Date by the Servicer and shall be included in the Monthly Remittance Amount to be made available to the Trustee on the next succeeding Monthly Remittance
                                   Date.

SERVICING ADVANCES...............  Subject to the Servicer's determination, in its reasonable business judgment, that any proposed advance is not recoverable from the related Home Equity
                                   Loan, the Servicer will be required to pay all 'out of pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home
                                   Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ('Preservation Expenses'), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii)
                                   the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage. Such costs and expenses will constitute
                                   'Servicing Advances.' The Servicer may recover a Servicing Advance from the
                                   Trust as provided under the Pooling and Servicing Agreement first, from amounts recovered on the related Home Equity Loan and second, from amounts payable pursuant to clause (iii) (F) under 'Description of Class A
                                   Certificates--Distributions.' See 'The Pooling and Servicing Agreement--
                                   Servicing and Sub-Servicing' herein.

CREDIT ENHANCEMENT...............  The credit enhancement provided for the benefit of the Owners of the Class A
                                   Certificates consists of (x) the overcollateralization mechanics which utilize the internal cash flows of the Trust and (y) the related Insurance Policy.

                                   Overcollateralization.  The credit enhancement provisions of the Trust result in a limited acceleration of the Class A Certificates related to a Home Equity
                                   Loan Group relative to the amortization of the Home Equity Loans in such Home
                                   Equity Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest in reduction of the applicable Certificate Principal Balance. This acceleration feature creates, with respect to each Home Equity Loan Group, overcollateralization (i.e., the excess of the aggregate outstanding Loan
                                   Balance of the Home Equity Loans in the related Home Equity Loan Group over the aggregate Certificate Principal Balances of the Class A Certificates
                                   related to such Home Equity Loan Group) of the Class A Certificates related to such Home Equity Loan Group. Once the required level of

                                   overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease.

                                   The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Home Equity Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class or Classes of Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                   As a result of the 'sequential pay' feature of the Fixed Rate Certificates, any such accelerated principal will be paid to that Class or Classes of Fixed
                                   Rate Certificates then entitled to receive distributions of principal.

                                   Crosscollateralization.  In addition to the foregoing, the Pooling and
                                   Servicing Agreement provides for limited crosscollateralization through the application of excess amounts generated by one Home Equity Loan Group to fund shortfalls in Available Funds, reimbursement to the Certificate Insurer and the required overcollateralization level in the other Home Equity Loan Group, subject to certain prior debt service and credit enhancement requirements of such Home Equity Loan Group.

                                   See 'Prepayment and Yield Considerations,' 'Credit Enhancement--
                                   Overcollateralization Provisions' herein and 'Credit Support' in the
                                   Prospectus.

                                   Certificate Insurance Policies.  MBIA Insurance Corporation, a New York stock insurance company (the 'Certificate Insurer') will issue two certificate guaranty insurance policies (the 'Insurance Policies'), one with respect to the Fixed Rate Certificates and one with respect to the Class A-6
                                   Certificates, in each case in favor of the Trustee.

                                   Pursuant to the Insurance Policies, the Certificate Insurer will irrevocably and unconditionally guarantee certain payments on each Payment Date to the
                                   Trustee for the benefit of the holders of each Class of Class A Certificates.
                                   The amount of the actual payment, if any, made by the Certificate Insurer to the Owners of the Class A Certificates under the related Insurance Policy (the
                                   'Insured Payment') and with respect to any Home Equity Loan Group is (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount (without duplication). The 'Deficiency Amount' is the sum of (a) the excess, if any, of
                                   (i) the related Current Interest, over (ii) the related Total Available Funds
                                   (after applying the crosscollateralization provisions of the Pooling and
                                   Servicing Agreement, after any deduction of the related Expense Fees and without regard to any related Insured Payment to be made with respect to such
                                   Payment Date) and (b) the related Subordination Deficit (after applying the crosscollateralization provisions of the Pooling and Servicing Agreement and after taking into account the portion of the related Class A Principal
                                   Distribution Amount to be actually distributed on such Payment Date without regard to any related Insured Payment to be made with respect to such Payment
                                   Date).

                                   Insured Payments do not guarantee the payment to the Owners of the Class A
                                   Certificates in respect of Realized Losses as they are incurred but only covers such losses to the extent that a Subordination Deficit exists. Insured
                                   Payments do not cover the Servicer's failure to make Delinquency Advances,

                                   except to the extent that a Subordination Deficit would otherwise result therefrom. Nevertheless, the effect of the Insurance Policies is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, each related Class of Class A Certificates. The Insurance Policies
                                   do not cover Civil Relief Act Shortfalls or any Class A-6 Certificateholders'
                                   Interest Index Carryovers or any Unpaid Class A-6 Certificateholders' Interest
                                   Index Carryovers.

                                   The Insurance Policies are noncancellable for any reason.

                                   Except upon the occurrence and continuance of a Certificate Insurer Default, the Certificate Insurer shall have the right to exercise certain rights of the
                                   Owners of the Class A Certificates, as specified in the Pooling and Servicing
                                   Agreement, without any consent of such Owners; and such Owners may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided in the Pooling and Servicing Agreement. In addition, to the extent of unreimbursed payments under the Insurance Policies, the Certificate
                                   Insurer will be subrogated to the rights of the Owners of the Class A
                                   Certificates on which such Insured Payments were made. In connection with each
                                   Insured Payment on a Class A Certificate, the Trustee, as attorney-in-fact for the Owner thereof, will be required to assign to the Certificate Insurer the rights of such Owner with respect to the related Class A Certificate to the extent of such Insured Payment. 'Certificate Insurer Default' is defined under the Pooling and Servicing Agreement as the occurrence and continuance of (x)
                                   the failure by the Certificate Insurer to make a required payment under either
                                   Insurance Policy or (y) the bankruptcy or insolvency of the Certificate
                                   Insurer.

BOOK-ENTRY REGISTRATION OF
  THE CLASS A CERTIFICATES.......  Each Class of Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in such Class A
                                   Certificates ('Certificateowners') may elect to hold their interests through
                                   The Depository Trust Company ('DTC') in the United States, or Cedel Bank,
                                   societe anonyme ('Cedel') or the Euroclear System ('Euroclear') in Europe.
                                   Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures thereof. So long as the Class A Certificates are Book-Entry Certificates (as defined herein), such
                                   Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC. The Class A Certificates will initially be registered in the name of Cede. The interests of the Owners of such Certificates will be represented by book-entries on the records of DTC and participating members thereof. No Certificateowner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                                   Supplement to any Class A Certificates reflect the rights of Certificateowners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See
                                   'Description of the Class A Certificates--Book-Entry Registration of the Class
                                   A Certificates' herein, Annex A hereof entitled 'Global Clearance, Settlement and Tax Documentation Procedures' and 'Description of the Certificates--Book-
                                   Entry Registration' in the Prospectus.

OPTIONAL TERMINATION.............  The Servicer will have the right to purchase all the Home Equity Loans on any
                                   Monthly Remittance Date (each, a 'Clean-Up Call Date') when the aggregate outstanding principal balance of all Home Equity Loans as of the close of business on the last day of the immediately preceding Remittance
                                   Period has declined to 10% or less of the Initial Aggregate Loan Balance plus the aggregate outstanding Loan Balance of all Subsequent Home Equity Loans as
                                   of their respective Subsequent Cut-Off Dates (such sum, the 'Maximum
                                   Collateral Amount'). Under certain circumstances, the Certificate Insurer may exercise such purchase rights if the Servicer does not do so. See 'The Pooling and Servicing Agreement--Optional Termination' herein.

RATINGS..........................  It is a condition of issuance of the Class A Certificates that the Class A
                                   Certificates receive ratings of 'AAA' by Standard & Poor's, and 'Aaa' by
                                   Moody's. Standard & Poor's Ratings Services, a division of The McGraw-Hill
                                   Companies ('Standard & Poor's') and Moody's Investors Services, Inc.
                                   ('Moody's') are referred to herein collectively as the 'Rating Agencies.' A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity.
                                   No Rating Agency is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the rating assigned to any Class of Certificate upon initial issuance thereof will not be lowered or withdrawn at any time thereafter. The rating of the Class A Certificates will depend primarily on the creditworthiness of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the related Class A Certificates would likely result in a reduction in the rating of the Class A Certificates. The
                                   Rating Agencies do not evaluate, and the ratings of the Class A-6 Certificates do not address, the likelihood of payment of the Class A-6 Certificateholders'
                                   Interest Index Carryover or Unpaid Class A-6 Certificateholders' Interest
                                   Index Carryover. See 'Ratings' herein.

FEDERAL TAX ASPECTS..............  For federal income tax purposes, an election will be made to treat certain assets of the Trust Estate as a 'real estate mortgage investment conduit'
                                   ('REMIC'). Each Class of the Class A Certificates will be designated as a
                                   'regular interest' in the REMIC and such Certificates will be treated as debt instruments of the REMIC for federal income tax purposes. The Class R
                                   Certificates will be designated as the sole 'residual interest' in the REMIC.

                                   Owners of the Class A Certificates, including Owners that generally report income on the cash method of accounting, will be required to include interest on the Class A Certificates in income in accordance with the accrual method of accounting. In addition, the Class A Certificates may be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includible in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the
                                   Prepayment Assumption described herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Home Equity Loans will prepay at the assumed rate, or any other rate. See 'Prepayment and Yield Considerations' herein. In general, as a result of the qualification of the Class A Certificates as regular interests in a REMIC, the Class A Certificates will be treated as assets described in
                                   Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the
                                   'Code') in the same proportion that the assets in the REMIC consist of qualifying assets under such sections. In addition, interest on the Class A
                                   Certificates will be treated as 'interest on obligations secured by mortgages on real property' under Section 856(c) of

                                   the Code to the extent that such Class A Certificates are treated as 'real estate assets' under Section 856(c) of the Code. For further information regarding the federal income tax consequences of investing in the Class A
                                   Certificates, see 'Certain Federal Income Tax Consequences' herein and in the
                                   Prospectus.

ERISA CONSIDERATIONS.............  Subject to the considerations discussed under 'ERISA Considerations' herein, the Class A Certificates may be purchased by employee benefit or other retirement arrangements which are subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ('ERISA') or Section 4975 of the Code. See
                                   'ERISA Considerations' herein and in the Prospectus.

LEGAL INVESTMENT
  CONSIDERATIONS.................  Although the Class A Certificates are expected to be rated 'AAA' by Standard &
                                   Poor's and 'Aaa' by Moody's, the Class A Certificates will not constitute
                                   'mortgage related securities' for purposes of the Secondary Mortgage Market
                                   Enhancement Act of 1984 ('SMMEA') because the Home Equity Loans include second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Class A Certificates. See 'Legal
                                   Investment Considerations' herein.

                                  RISK FACTORS

     Prospective investors in the Class A Certificates should consider, among other things, the following risk factors (as well as the factors set forth under 'Risk Factors' in the Prospectus) in connection with the purchase of the Class A Certificates.

     Limited Liquidity. There is currently no secondary market for the Class A Certificates. The Underwriters currently intend to make a market in the Class A Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of Class A Certificates with liquidity of investment or that it will continue for the life of the Class A Certificates.

     Limited Operating History. The Seller began originating home equity loans in 1994. Prior to October 1997, the Seller sold substantially all of its home equity loans in whole loan transactions on a servicing released basis and consequently, the Servicer does not have any significant historical loss and delinquency data relating to its home equity loan portfolio that may be referred to for purposes of estimating the future delinquency and loss experience of home equity loans similar to the Home Equity Loans being sold to the Trust.

     Servicing Risk. The servicing of home equity loans of the type originated by the Seller requires special skill and diligence. The Servicer has limited experience servicing home equity loans. Under the terms of the Pooling and Servicing Agreement, the Servicer will be responsible for the servicing of all the Home Equity Loans and will directly service all of the Home Equity Loans. Any failure of the Servicer to adequately service the Home Equity Loans may result in a higher default rate which may result in accelerated prepayments on the Class A Certificates.

     Underwriting Standards. The Seller's underwriting standards generally are less stringent than those of FNMA or FHLMC with respect to a borrower's credit, collateral and in certain other respects. The Home Equity Loans originated by the Seller or its affiliates will have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, such as impaired past credit experience, limited credit history, insufficient home equity value, or a high level of debt-to-income ratios. As a result of this approach to underwriting, the Home Equity Loans in the Trust are likely to experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in a more traditional manner.

     Risk of Home Equity Loan Coupon Rates Reducing the Class A-6 Pass-Through Rate. The calculation of the 'Class A-6 Pass-Through Rate' is based upon (i) the value of an index (One-Month LIBOR) which is different from the value of the index applicable to the Home Equity Loans in the Adjustable Rate Group as described under 'The Home Equity Loan Pools--Adjustable Rate Group' and (ii) the weighted average of the Coupon Rates of the Adjustable Rate Group Home Equity Loans, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. The Home Equity Loans in the Adjustable Rate Group adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ('Six-Month LIBOR'). 76.96% of the Initial Home Equity Loans in the Adjustable Rate Group by Initial Aggregate Loan Balance as of the Cut-Off Date are 2/28 Adjustable Rate Loans and such loans first adjust two years from the date of origination. The Pass-Through Rate on the Class A-6 Certificates adjusts monthly based upon One-Month LIBOR as described under 'Description of the Class A Certificates--Calculation of One-Month LIBOR' herein, subject to the Class A-6 Available Funds Cap. Consequently, the interest which becomes due on the Home Equity Loans in the Adjustable Rate Group (net of the related Expense Fee and Servicing Fee allocable to the Adjustable Rate Group and certain reductions required by the Certificate Insurer) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Class A-6 Certificates during the related Accrual Period. In particular, the Class A-6 Pass-Through Rate adjusts monthly, while the interest rates of the Home Equity Loans in the Adjustable Rate Group adjust less frequently with the result that the Class A-6 Available Funds Cap may limit increases in the Class A-6 Pass-Through Rate for extended periods in a rising interest rate environment. In addition, One-Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation among them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if each of One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, if the Class A-6 Available

Funds Cap determines the Class A-6 Pass-Through Rate for a Payment Date, the value of the Class A-6 Certificates will be temporarily or permanently reduced. Any Class A-6 Certificateholders' Interest Index Carryovers and any Unpaid Class A-6 Certificateholders' Interest Index Carryovers payable to the Owners of the Class A-6 Certificates as a result of the Class A-6 Available Funds Cap will be payable on a subordinated basis to the extent of funds allocated from the Adjustable Rate Group and available therefor and are not covered by the Insurance Policies.

     Yield Considerations Relating to Excess Cash. Net Monthly Excess Cashflow for each Home Equity Loan Group will be distributed in reduction of the Certificate Principal Balance of the Class or Classes of Certificates then entitled to payments of principal on each Payment Date to the extent the then Specified Subordinated Amount for such Home Equity Loan Group exceeds the Subordinated Amount for such Home Equity Loan Group (assuming application of 100% of principal collections received during such Remittance Period but prior to the application of any Subordination Increase Amount) for such Payment Date. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which the related Net Monthly Excess Cashflow is distributed in reduction of the applicable Certificate Principal Balance. If the actual rate of such Net Monthly Excess Cashflow distribution is slower than the rate anticipated by an investor who purchases a Class A Certificate related to such Home Equity Loan Group at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Net Monthly Excess Cashflow distribution is faster than the rate anticipated by an investor who purchases a related Class A Certificate related to at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Net Monthly Excess Cashflow with respect to a Home Equity Loan Group on any Payment Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans in such Home Equity Loan Group during the related Remittance Period and such amount will be influenced by changes in the weighted average of the Coupon Rates of such Home Equity Loans resulting from prepayments and liquidations of Home Equity Loans in the related Home Equity Loan Group and, in the case of Home Equity Loans in Adjustable Rate Group, adjustments in the related Coupon Rate. The amount of Net Monthly Excess Cashflow distributions with respect to a Home Equity Loan Group applied in reduction of the applicable Certificate Principal Balance on each Payment Date will be based on the then Specified Subordinated Amount for such Home Equity Loan Group, which may increase or decrease during the period any related Class of Class A Certificates remains outstanding. Any increase in the Specified Subordinated Amount for such Home Equity Loan Group may result in an accelerated rate of amortization of the related Class A Certificates until the Subordinated Amount for such Home Equity Loan Group equals such Specified Subordinated Amount and any decrease in such Specified Subordinated Amount will result in a decelerated rate of amortization of the related Class A Certificates until the Subordinated Amount for such Home Equity Loan Group equals the Specified Subordinated Amount for such Home Equity Loan Group.

     Sensitivity to Prepayments. Approximately 31.27% and 39.91% by Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, may be prepaid by the related Mortgagors in whole or in part, at any time without payment of any prepayment fee or penalty. In addition, a substantial portion of the Initial Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See 'Prepayment and Yield Considerations' herein and 'Certain Legal Aspects of the Loans--Enforceability of Prepayment and Late Payment Fees' in the Prospectus. The rate of prepayments on home equity loans is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans in the Fixed Rate Group, such Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans in the Fixed Rate Group. Conversely, if prevailing interest rates rise significantly, the rate of prepayments on Home Equity Loans in the Fixed Rate Group is likely to decrease.

     All of the Home Equity Loans in the Adjustable Rate Group are adjustable rate Home Equity Loans. As is the case with fixed rate Home Equity Loans, adjustable rate Home Equity Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with adjustable rate Home Equity Loans may be inclined to refinance such Home Equity Loans with a fixed rate loan to 'lock in' a lower interest rate. The existence of the applicable periodic rate cap, Maximum Rate and Minimum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the prepayment, delinquency and loss experience on adjustable rate Home Equity Loans may differ from that on the fixed rate Home Equity Loans because the amount of the monthly payments on adjustable rate Home Equity Loans are subject to adjustment on each rate adjustment date; therefore, the prepayment experience on the Class A-6 Certificates may differ from that on the Fixed Rate Certificates.

     In addition, repurchases or purchases from the Trust of Home Equity Loans required or permitted to be made by the Seller and the Servicer under the Pooling and Servicing Agreement will have the same effect on the holders of the related Class of Certificates as a prepayment of the related Home Equity Loans.

     The average life of each Class of Class A Certificates, and, if purchased at a price other than par, the yields realized by Owners of the Class A Certificates, will be sensitive to levels of payment (including prepayments (the 'Prepayments'), liquidations, repurchases and purchases relating to the Home Equity Loans) on the Home Equity Loans. In general, the yield on a Class of Class A Certificates that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments, liquidations, repurchases and purchases of the Home Equity Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class of Class A Certificates that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments, liquidations, repurchases and purchases and adversely affected by a lower than anticipated level. See 'Prepayment and Yield Considerations' herein.

     Prepayments, liquidations, repurchases and purchases of the Home Equity Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Home Equity Loans. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payment thereon is sensitive to Prepayments, liquidations, repurchases and purchases of Home Equity Loans. In the case of any Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Home Equity Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of Prepayments, liquidations, repurchases and purchases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Certificateholders will be able to reinvest distributions in respect of prepayments, liquidations, repurchases and purchases of the Home Equity Loans in securities or other instruments that have a yield comparable to that of the related Class of Class A Certificates.

     Nature of Collateral; Junior Liens. An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Home Equity Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property on which the Trust has a second lien mortgage would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.

     Because approximately 9.41% of the Initial Home Equity Loans of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a junior lien Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, the Servicer generally will satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement--Servicing and Sub-Servicing' herein.

     Risk of Higher Default for Home Equity Loans with Balloon
Payments. Approximately 7.92% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group are 'balloon loans' that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ('Balloon Loans'). The Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan up to 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

     Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See 'Certain Legal Aspects of Loans' in the Prospectus.

     The Home Equity Loans are also subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     A portion of the Initial Home Equity Loans by Initial Aggregate Loan Balance will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act'), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all applicable home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

     Violations of certain provisions of these federal laws may limit the ability of the Seller to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination did not comply with such federal laws or regulations if such breach materially and adversely affects the interests of the Owners or the Certificate Insurer in such Home Equity Loan. See 'Certain Legal Aspects of Loans' in the Prospectus.

     Risks Associated with Certain Origination Fees. Fees earned on the origination of loans, placement of related insurance and other services provided by the Seller are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, the Seller has no knowledge of any such action having been brought against the Seller. If such an action were brought against the Seller with respect to any Home Equity Loan and such action was successful, a court might require that the principal balances of the related Home Equity Loans be reduced by the amount of contested fees or charges. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws. The Seller will be required to repurchase any Home Equity Loan if such representation or warranty is breached provided that such breach materially and adversely affects the interest of the Owners or the Certificate Insurer in such Home Equity Loan. Any such repurchase may have the effect of accelerating distributions in reduction of the Certificate Principal Balance of one or more Classes of Class A Certificates.

     Risk Associated with the Certificate Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Certificate Insurer is unable to meet its obligations under the related Insurance Policy, then the Owners of the Class A Certificates could experience a loss on their investment. Additionally, since crosscollateralization of the Available Funds Shortfall for the Fixed Rate Certificates and the Class A-6 Certificates occurs prior to the payment of any Subordination Increase Amounts, the amount and timing of payments on the Home Equity Loans in one Home Equity Loan Group may affect the level of overcollateralization contained in the other Home Equity Loan Group.

     Book Entry Registration. Because transfers and pledges of Class A Certificates may be effected only through book entries at a clearing agency through clearing agency participants, the liquidity of the secondary market for Class A Certificates may be reduced to the extent that some investors are unwilling to hold Class A Certificates in book entry form in the name of clearing agency participants and the ability to pledge Class A Certificates may be limited due to lack of a physical certificate. Certificateowners of Class A Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the clearing agency who will then forward payment to the clearing agency participants who will thereafter forward payment to Certificateowners. In the event of the insolvency of the clearing agency or of a clearing agency participant in whose name Class A Certificates are recorded, the ability of Certificateowners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Class A Certificates may be impaired.

     Limited Nature of Ratings. It is a condition to the issuance of the Class A Certificates that each Class of Class A Certificates be rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's. See 'Summary of Terms--Ratings' herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Class A Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Class A Certificates will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Class A Certificates may be adversely affected. The rating of the Class A Certificates will depend primarily on the creditworthiness of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the related Class A Certificates would likely result in a reduction in the rating of the Class A Certificates. The Ratings Agencies do not evaluate, and the ratings of the Class A Certificates do not address, the likelihood of payment of the Class A-6 Certificateholders' Interest Index Carryover and Unpaid Class A-6 Certificateholders' Interest Index Carryover. See 'Ratings' herein.

                            THE SELLER AND SERVICER

GENERAL

     The Seller and Servicer, Centex Credit Corporation d/b/a Centex Home Equity Corporation, a Nevada corporation, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, directly through four major origination sources. The Seller was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the Seller's operations were moved to Dallas, Texas and the Seller underwent a reorganization and the hiring of a new management team. In April 1997, the Seller's name was changed to Centex Credit Corporation d/b/a Centex Home Equity Corporation. The Seller is a wholly-owned subsidiary of Centex Financial Services, Inc., a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $2 billion and is primarily engaged in the home building, financial services, contracting and construction services industries. The Seller is also affiliated with CTX Mortgage Company, a Nevada corporation ('CTX Mortgage'), which originates mortgage loans conforming to Fannie Mae and/or Freddie Mac guidelines. Since inception, the Seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The Seller's mortgage loans to these borrowers are made for such purposes as debt consolidation, refinancing, home improvement or educational expenses. Substantially all of the Seller's mortgage loans are secured by first or second mortgage liens on one-to four-family residences, and have amortization schedules ranging from five years to 30 years.

     The Seller is currently licensed to do business in 47 states plus the District of Columbia and employs approximately 612 people located in 43 offices in 35 states. The Seller originates home equity loans through its retail branch network of 28 branch offices located in 24 states. In addition, the Seller originates mortgage loans through a broker referral network from five division offices with a total of 14 regions. A third production source for the Seller is referral of mortgage loans from its affiliate conforming mortgage company, CTX Mortgage. The final source of origination of mortgage loans is the Seller's direct sales unit which sources loans through telemarketing and direct mail efforts. All mortgage loans are originated in the name of Centex Home Equity Corporation or in the name of an affiliate of Centex Home Equity Corporation. The Seller's strategy is to utilize these origination channels to generate growth in the volume of the mortgage loans originated while diversifying sources of the mortgage loans and maintaining emphasis on its underwriting standards.

     The Seller has centralized its underwriting, servicing and quality control functions in its Dallas headquarters.

     The Seller's headquarters are located at 2728 North Harwood Street, Dallas, Texas, 75201 and its telephone number is (214) 981-5600.

UNDERWRITING GUIDELINES APPLICABLE TO THE HOME EQUITY LOANS

     The Pre-Underwriting Process. The Seller's mortgage loan application process is conducted by the Seller's branch officers and approved mortgage brokers who compile information necessary for the Seller's underwriting department to evaluate the mortgage loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers usually sent by facsimile transmission to the processing department at one of the Seller's offices. Branch personnel communicate with the Seller's centralized underwriting staff, located in Dallas, Texas, which consists of approximately 17 underwriters. The Seller also employs ten other underwriters in five divisional offices, only some of which have loan approval authority and such loan approval authority is on a limited basis. Branch operation personnel review the applicant's credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given the Seller's underwriting guidelines. A credit report from one approved repository is required for pre-approval and at least two reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower's mortgage and other debt payment histories. Based on this review, the proposed terms of the mortgage loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the mortgage loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing, and funding of the loan.

     The Standard Non-Conforming Program. The Home Equity Loans were originated under the Seller's Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans, which, for credit reasons do not conform to 'traditional lenders' underwriting guidelines such as those employed by savings and loans and commercial banks. The Seller began underwriting mortgage loans in accordance with such standards in May 1997.

     The Seller's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess creditworthiness of the mortgagor, the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While the Seller's primary consideration in underwriting a mortgage loan is the borrower's employment stability and debt-to-income ratio, the condition of the collateral and value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, it also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property.

     The Seller currently employs approximately 27 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. The Seller does not delegate underwriting authority to any broker or correspondent. The Seller's underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and are not compensated on commission.

     The Seller's policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Mortgage loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting supervisor.

     The Seller has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings 'A+' through 'D.' Terms of loans made by the Seller as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered mortgage loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

     The mortgage loans underwritten under the Seller's Non-Conforming Programs are adjustable and fixed rate loans. Except for Balloon Loans, the fixed rate mortgage loans originated by the Seller have amortization schedules ranging from 5 years to 30 years, generally require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate Balloon Loans, originated by the Seller, generally provide for scheduled amortization over 30 years, with a maturity date and a balloon payment at the end of the fifteenth year. The Seller originates adjustable rate loan products that bear interest at rates which adjust based on Six-Month LIBOR, with the initial rate adjustment date being either six months after the date of origination of such Loan ('Six-Month ARMs') or 24 months after the date of origination of such loan ('2/28 ARMs'). The Six-Month ARMs and the 2/28 ARMs are collectively referred to herein as 'ARMs.' The Six-Month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.00%. The maximum adjustment over the life of a Six-Month ARM is capped at 7.00% above the initial interest rate of such loan and the minimum interest rate is generally equal to the gross margin of such loan. The 2/28 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 24 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment of 2.00%. After the initial rate adjustment date, the 2/28 ARMs adjust every six months, allow for a maximum periodic interest rate adjustment of 1.00%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of such loan and allow for a minimum rate generally equal to the gross margin of such loan. The Seller does not currently originate ARMs with a balloon feature. The principal amounts of the mortgage loans originated by the Seller generally range from a minimum of $5,000 to a maximum of $500,000. The collateral securing loans originated by the Seller are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law, and such properties may or may not be occupied by the owner. It is the Seller's policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction on owner occupied property. The Seller generally does not originate second mortgage lien mortgage loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

     The mortgage loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the 'Full Documentation' residential loan program (the 'Full Documentation Program'), the 'Limited Documentation' residential loan program (the 'Limited Documentation Program') or the 'Stated Income' residential loan program (the 'Stated Income Program'). Under each of these programs, the Seller reviews the mortgage loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the mortgage loan, reviews the type and use of the property being financed and reviews the property for compliance with the Seller's standards. In determining an applicant's ability to repay a (i) Six-Month ARM, the Seller uses a rate equal to Six-Month LIBOR plus a margin and (ii) 2/28 ARM, the Seller uses a rate equal to the initial interest rate on the mortgage loans (Six-Month LIBOR plus a gross margin less up to 2.50%) (each of the rates referred to in clauses (i) and (ii) being a 'Qualifying Rate'). It is the policy of the Seller for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each mortgage loan by its underwriting department and (i) a separate appraisal review by the Seller's appraisal review department on mortgage loans with a 85% loan-to-value ratio or greater, and (ii) a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations. Appraisals are performed by third party independent, fee-based, state-licensed appraisers generally approved by the Seller's staff appraiser and generally conforming to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

     The Seller's underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of the Seller that mortgage loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program self employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six months of current bank statements and a signed profit and loss statement are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program borrowers are qualified based upon monthly income as stated on the mortgage loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, and verification with directory assistance to ensure existence of the business.

     Verification of the source of funds (if any) required by the applicant is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the Seller may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a mortgage loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the Seller. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the Seller's operating procedures. Title insurance that insures the Seller's interest as mortgagee and evidence of adequate homeowner's insurance naming the Seller and its assignees as an additional insured party are required on all loans. The general criteria used by the Seller's Underwriting staff in classifying loan applicants are set forth below:

UNDERWRITING CRITERIA OF THE SELLER

     'A+' Risk. Under the 'A+' risk category, the prospective borrower must have repaid installment or revolving consumer debt according to its terms with no 30-day late payments within the last 12 months and within the prior 12 month period no 30-day late payments are permitted on an existing mortgage loan. No collection accounts, unpaid charge-offs, judgments or a derogatory public record is permitted within the past two years (medical collections under $500.00 are excluded, but must be explained by the borrower). No bankruptcy or foreclosure may have occurred during the proceeding seven years commencing from the date of discharge or the date the foreclosure was filed. No State or Federal Tax liens (paid or unpaid) and no delinquent property taxes are permitted. A maximum loan-to-value ratio of 90% for mortgage loans originated under the Full Documentation Program (85% for Limited Documentation Program or 80% if the mortgage loan is originated under the Stated Income Program) is permitted for a mortgage loan less than $500,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a mortgage loan originated under the Full Documentation Program (75% for Limited Documentation Program or 70% if the mortgage loan is originated under the Stated Income Program) is permitted for a mortgage loan less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%.

     'A-1' Risk. Under the 'A-1' risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 60-day late payments within the last 24 months. A maximum of one 30-day late payment is acceptable in the last 12 months on an existing mortgage loan. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-day lates only. Minor derogatory items are allowed as to non-mortgage credit. No collection accounts, charge-offs or judgments over $500 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum loan-to-value ratio of up to 90% (85% for Limited Documentation Program or 80% for mortgage loans originated under the Stated Income Program) is permitted for a mortgage loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for Limited Documentation Program or 70% for mortgage loan originating under the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property under the Full Documentation Program. Exceptions to the maximum loan amount for a single-family owner occupied property are considered by the Seller on a limited basis. The maximum loan amount is $250,000 for a mortgage loan on a 1-4 family property under the Limited Documentation Program or Stated Income Program.

     'A-2' Risk. Under the 'A-2' risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 90-day late payments on such obligations within the last 12 months. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (80% for Limited Documentation Program or 80% for mortgage loans originated under the Stated Income Program) is permitted for a mortgage loan on a 1-4 family owner occupied property. A maximum loan-to-value ratio of up to 80% (70% for Limited Documentation Program or 65% for mortgage loans originated under the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property under the Full Documentation Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the Seller on a limited basis. The maximum loan amount is $250,000 for a mortgage loan on a 1-4 family property under the Limited Documentation Program or Stated Income Program.

     'B' Risk. Under the 'B' risk category the prospective borrower must have generally repaid consumer debt according to its terms with no 120-day late payments on such obligations within the last 12 months. A maximum of three 30-day late payments within the last 12 months is acceptable on an existing mortgage loan on the subject property. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 24 months less than $2,500 are permitted and are not required to be paid from the proceeds of the mortgage loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85% (80% for Limited Documentation Program or 75% Stated Income Program) is permitted for a mortgage loan on a 1-4 family owner occupied property. A maximum loan-to-value ratio of 75% (70% for Limited Documentation Program or 65% for home equity loans originated under the Stated Income Program) is permitted for a mortgage loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate. The maximum loan amount is $500,000 for a 1-4 family property, under the Full Documentation Program. The maximum loan amount is $250,000 for mortgage loans originated under the Limited Documentation Program or Stated Income Program.

     'C-1' Risk. Under the 'C-1' risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of four 30-day late payments and one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. The existing mortgage obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $2,500 and up to $5,000 in isolated circumstances. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% on Limited Documentation Program or 70% for mortgage loans originated under the Stated Income Program) is permitted for a mortgage loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of 70% (65% on Limited Documentation Program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the Qualifying Rate. The maximum loan amount is $350,000 for a mortgage loan on a 1-4 family owner-occupied or non-owner occupied property. The maximum loan amount is $250,000 on the Limited Documentation Program.

     'C-2' Risk. Under the 'C-2' risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of two 60-day late payments or one 90-day late payment with 12 months is acceptable on an existing mortgage loan on the subject property. The existing mortgage obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $5,000, and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the mortgage loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 6 months. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the Qualifying Rate. The maximum loan amount is $350,000.

     'D' Risk. Under the 'D' risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing mortgage loan on the subject property, such mortgage loan may be no more than one time 120-day late and may be in foreclosure proceedings. Such existing mortgage loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a 1-4 family owner-occupied property. A maximum loan-to-value ratio of 50% is permitted for a mortgage loan on non-owner occupied 1-2 family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the Qualifying Rate.

     Exceptions. As described above, the Seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively called an 'upgrade' or an 'exception'). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: Reduced loan-to-value ratio; good property maintenance; mortgage history consistent with the risk category upgrade; stable employment; disposable income and the length of residence in the subject property. Accordingly, the Seller may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

SERVICING

     The Servicer has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage, which is primarily a conforming seller/servicer. The Servicer or one of its affiliates originates all of the loans it services. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, investor reporting, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure, and liquidation of the underlying collateral. As of March 31, 1998 the Servicer was servicing a portfolio of approximately $291 million.

     The Servicer services all loans in its Dallas, Texas headquarters facility using a mid-range AS400 based servicing platform ('LSAMS') for which the Servicer purchased a separate user license in August 1997. The LSAMS system is also employed by other large, nonconforming servicers in the subprime industry. At the time the new LSAMS license was obtained by the Servicer, the company purchased an additional servicing system from CheckFree Corporation ('TPLS'), an event-tracking system with separate modules for foreclosure, bankruptcy, and REO Property. TPLS has generally increased the Servicer's ability to track and monitor loans in the default process.

     The Servicer's operating and compliance policies and procedures are published and updated to comply with state and federal, legal and regulatory requirements.

     The Servicer's default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower's situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

     Borrowers are mailed a 12 month payment coupon book within 14 days of their loan's activation on to the LSAMS servicing system. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. A 'First Notice' is generated by LSAMS and mailed to the mortgagor generally on the 8th day after the due date. Loans on which one of the initial three payments on a new loan have not been received will generally be called on the first day of default to ensure that all terms of the new loan are understood by the borrower(s) and to determine if any serious problems exist which will affect prompt repayment of the loan.

     The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution, and to attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the 'queue' for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

     Generally, when a loan appears in the LSAMS default management auto queue, the collector will telephone the borrower(s) to discuss the past due payment situation. Standard collection form letters, approved by the Servicer's Legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower(s). Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history, and all previous collection notes, to assist in the collection of a past due account. The policy of the Servicer is that managers in the collection department are required to monitor collectors' work on LSAMS and to offer guidance and training to their employees.

     It is the policy of the Seller to send out a notice of demand at the 45th day of delinquencies. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days notice of the Seller's intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

     Prior to any foreclosure action, and intermittently updated throughout the process, the Servicer performs an in-depth market value analysis on all defaulted loans. This analysis includes a current appraisal or broker price opinion ('BPO') conducted by an independent vendor from the Servicer's approved network of appraisers or real estate brokers. In addition, all property evaluations are reviewed by an internal staff appraiser in order to ensure that the most accurate value is known. It is this value which will determine its strategy for bidding, repairs, and sale of the property.

     If the Servicer acquires title to a property at a foreclosure sale or through other means, the REO Property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

     If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings. Once it has listed a foreclosed property, the REO Property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

     The Servicer outsources the tracking and follow up on homeowner's insurance and property taxes. Expiration lists on homeowner insurance are provided on a biweekly basis to the Servicer by the service provider. When insurance policies lapse, a letter is mailed to the borrower, advising that coverage has lapsed and in the absence of a new policy, that the Servicer will obtain a force-placed insurance policy at the borrower's expense.

     The Servicer has a master policy with the force-placed provider which protects against errors and omissions with a blanket policy covering the Servicer's balance on the loan.

     Notwithstanding any of the foregoing, the Servicer will be required to service the Home Equity Loans in accordance with the servicing standard and other terms set forth in the Pooling and Servicing Agreement.

                                 THE DEPOSITOR

     The Depositor, DLJ Mortgage Acceptance Corp. was incorporated in the State of Delaware on April 14, 1988. The Depositor maintains its principal offices at 277 Park Avenue, New York, New York 10172.

                                USE OF PROCEEDS

     The Seller will sell the Initial Home Equity Loans to the Depositor and the Depositor will convey the Initial Home Equity Loans to the Trust in exchange for and concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase of the Initial Home Equity Loans from the Seller and to make the initial deposit into the Pre-Funding Account and, if required by the Certificate Insurer, into the Capitalized Interest Account. Such net proceeds (net of such deposits to such accounts) will (together with the Class R Certificates) represent the purchase price to be paid by the Depositor to the Seller for the Initial Home Equity Loans.

                           THE HOME EQUITY LOAN POOLS

GENERAL

     The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Initial Home Equity Loans as of the Cut-Off Date. Subsequent Home Equity Loans may be purchased by the Trust from the Depositor from time to time on or before the Monthly Remittance Date in July 1998 from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to collectively as the Home Equity Loans.

     This subsection describes generally certain characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the Initial Aggregate Loan Balance of the related Initial Home Equity Loans as of the Cut-Off Date.

     Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a 'Home Equity Loan Group') and each constituting a separate sub-trust comprised of Home Equity Loans which bear fixed interest rates, in the case of the Fixed Rate Group, and Home Equity Loans which bear interest at adjustable rates, in the case of the Adjustable Rate Group. The Fixed Rate Certificates represent undivided ownership interests in all Home Equity Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Fixed Rate Group. The Class A-6 Certificates represent undivided ownership interests in all Home Equity Loans contained in the Adjustable Rate Group, and distributions on the Class A-6 Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Adjustable Rate Group.

     The Initial Home Equity Loans to be transferred by the Seller to the Depositor and from the Depositor to the Trust on the Closing Date will consist of 2,919 home equity loans, of which 2,124 are fixed rate home equity loans and 795 are adjustable rate home equity loans, evidenced by promissory notes (the 'Notes') secured by first and second lien deeds of trust, security deeds or mortgages, which are located in 45 states and the District of Columbia. The aggregate outstanding Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date is $127,002,411.98 or approximately 63.50% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans; the aggregate outstanding Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date is $72,999,748.76 or approximately 36.50% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans. The Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). All of the Initial Home Equity Loans were originated no earlier than September 1997. Initial Home Equity Loans aggregating 90.59% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group were secured by first liens on related properties and the remaining 9.41% of the Initial Aggregate Loan Balance of Initial Home Equity Loans in the Fixed Rate Group are secured by second liens on related properties. No Combined Loan-to-Value Ratio relating to any Initial Home Equity Loan in the Fixed Rate Group exceeded 90.46% as of the Cut-Off Date. All of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group are secured by first liens on the related properties. No Original Loan-to-Value Ratio relating to any Initial Home Equity Loan in the Adjustable Rate Group exceeded 90.44% as of the Cut-Off Date. None of the Initial Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

     All of the Home Equity Loans in the Trust have been or will be originated by the Seller or an affiliate of the Seller.

     The 'Original Loan-to-Value Ratios' and 'Combined Loan-to-Value Ratios' shown below were calculated based upon the lesser of the appraised values of the Properties at the time of origination (the 'Appraised Values') or the sales price of such Property if such Property was sold within 12 months of the time of loan origination. In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller discounts the Appraised Value of Properties (when calculating maximum Loan-to-Value Ratios) where the Properties are unique, have a high value or where the comparables are not within FNMA guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written. The 'Combined Loan-to-Value Ratio' of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the lesser of the Appraised Value or the sales price of such Property if such Property was sold within 12 months of the time of loan origination. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Combined Loan-to-Value Ratio. See 'Risk Factors--Underwriting Standards' herein.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

FIXED RATE GROUP

     As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group was $59,793.98. The minimum and maximum Loan Balances of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were $9,843.17 and $442,000.00, respectively. As of the Cut-Off Date, the weighted average Coupon Rate of the Initial Home Equity Loans in the Fixed Rate Group was 10.912%; the Coupon Rate of the Initial Home Equity Loans in the Fixed Rate Group ranged from 7.490% to 16.500%; the weighted average Combined Loan-to-Value Ratio of the Initial Home Equity Loans in the Fixed Rate Group was 80.59%; the weighted average remaining term to maturity of the Initial Home Equity Loans in the Fixed Rate Group was 293 months; the original terms to maturity of the Initial Home Equity Loans in the Fixed Rate Group ranged from 60 months to 360 months; and the remaining terms to maturity of the Initial Home Equity Loans in the Fixed Rate Group ranged from 57 months to 360 months. As of the Cut-Off Date, 90.59% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group were secured by first mortgages and 9.41% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group were secured by second mortgages. Initial Home Equity Loans in the Fixed Rate Group containing 'balloon' payments represented approximately 7.92% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group. No Initial Home Equity Loan in the Fixed Rate Group will mature later than June 1, 2028. As of the Cut-Off Date, no Initial Home Equity Loan in the Fixed Rate Group was more than 30 days past due. However, investors in the Class A Certificates should be aware that 64.03% of the Initial Home Equity Loans in the Fixed Rate Group by Initial Aggregate Loan Balance had a first monthly payment due on or after May 1, 1998 and it was not possible for such Initial Home Equity Loans in the Fixed Rate Group to be more than 30 days past due as of the Cut-Off Date.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Initial Home Equity Loans in the Fixed Rate Group. Although there will not be any Subsequent Home Equity Loans with respect to the Fixed Rate Group, prior to the Closing Date, Home Equity Loans may be removed from the Fixed Rate Group and other fixed rate Home Equity Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to the Fixed Rate Group as presently constituted is representative of the characteristics of the Fixed Rate Group as it will be constituted at the Closing Date, although certain characteristics of the Initial Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                FIXED RATE GROUP
                     GEOGRAPHIC DISTRIBUTION OF PROPERTIES

     The geographic distribution of the Initial Home Equity Loans in the Fixed Rate Group by state, as of the Cut-Off Date, was as follows:

                                                                     NUMBER OF          INITIAL        % OF INITIAL
                                                                    INITIAL HOME       AGGREGATE        AGGREGATE
STATE                                                               EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------------   ------------    ---------------    ------------
Arkansas.........................................................           2       $     42,255.58         0.03%
Arizona..........................................................          32          1,591,220.27         1.25
California.......................................................          14          1,475,210.19         1.16
Colorado.........................................................          49          3,667,489.74         2.89
Connecticut......................................................          17          1,573,240.27         1.24
District of Columbia.............................................           4            371,408.88         0.29
Delaware.........................................................           1             81,500.00         0.06
Florida..........................................................         199         11,602,589.60         9.14
Georgia..........................................................         134          9,135,582.06         7.19
Iowa.............................................................          64          3,054,684.27         2.41
Idaho............................................................          22          1,690,009.98         1.33
Illinois.........................................................         116          6,639,131.50         5.23
Indiana..........................................................          33          1,687,185.38         1.33
Kansas...........................................................          71          2,963,951.46         2.33
Kentucky.........................................................           6            396,787.99         0.31
Louisiana........................................................          14            775,013.49         0.61
Massachusetts....................................................           2            102,486.37         0.08
Maryland.........................................................          23          1,989,131.12         1.57
Michigan.........................................................          31          1,802,855.54         1.42
Minnesota........................................................          39          2,144,085.51         1.69
Missouri.........................................................         182          8,771,406.04         6.91
Mississippi......................................................          76          3,548,496.63         2.79
North Carolina...................................................         121          8,050,493.29         6.34
Nebraska.........................................................          54          2,896,238.55         2.28
New Hampshire....................................................           1             68,187.00         0.05
New Jersey.......................................................          10            606,933.62         0.48
New Mexico.......................................................          40          2,395,376.94         1.89
Nevada...........................................................           9            965,889.88         0.76
New York.........................................................          34          2,964,634.29         2.33
Ohio.............................................................         103          6,534,615.46         5.15
Oklahoma.........................................................          81          3,475,977.17         2.74
Oregon...........................................................          35          3,787,160.09         2.98
Pennsylvania.....................................................          42          2,784,680.50         2.19
Rhode Island.....................................................           1             20,308.58         0.02
South Carolina...................................................          56          2,866,838.83         2.26
South Dakota.....................................................           3            105,648.96         0.08
Tennessee........................................................          47          2,850,389.66         2.24
Texas............................................................         126          5,508,463.59         4.34
Utah.............................................................          49          3,530,457.88         2.78
Virginia.........................................................          56          3,283,937.78         2.59
Vermont..........................................................           1             33,212.19         0.03
Washington.......................................................         102          7,974,863.48         6.28
Wisconsin........................................................          13            805,332.96         0.63
West Virginia....................................................           5            215,446.86         0.17
Wyoming..........................................................           4            171,602.55         0.14
                                                                       ------       ---------------    ------------
     Total.......................................................       2,124       $127,002,411.98       100.00%
                                                                       ------       ---------------    ------------
                                                                       ------       ---------------    ------------

                                FIXED RATE GROUP
                         COMBINED LOAN-TO-VALUE RATIOS*

     The Combined Loan-to-Value ratios as of the origination dates of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were distributed as follows:

                                                                     NUMBER OF          INITIAL        % OF INITIAL
                                                                    INITIAL HOME       AGGREGATE        AGGREGATE
RANGE OF CLTV'S                                                     EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------------   ------------    ---------------    ------------
 5.001% to 10.000%...............................................           1       $     14,976.81         0.01%
10.001  to 15.000  ..............................................           1              9,869.31         0.01
15.001  to 20.000  ..............................................           2             34,990.53         0.03
20.001  to 25.000  ..............................................           4             93,315.38         0.07
25.001  to 30.000  ..............................................          13            377,153.48         0.30
30.001  to 35.000  ..............................................          10            276,812.66         0.22
35.001  to 40.000  ..............................................          14            584,954.49         0.46
40.001  to 45.000  ..............................................          28          1,230,054.46         0.97
45.001  to 50.000  ..............................................          24            998,618.60         0.79
50.001  to 55.000  ..............................................          27          1,151,736.94         0.91
55.001  to 60.000  ..............................................          43          1,576,623.09         1.24
60.001  to 65.000  ..............................................          62          2,694,200.60         2.12
65.001  to 70.000  ..............................................         143          7,288,347.27         5.74
70.001  to 75.000  ..............................................         210         10,894,707.54         8.58
75.001  to 80.000  ..............................................         550         32,979,398.44        25.97
80.001  to 85.000  ..............................................         497         29,747,725.77        23.42
85.001  to 90.000  ..............................................         492         36,905,976.41        29.06
90.001  to 95.000  ..............................................           3            142,950.20         0.11
                                                                       ------       ---------------    ------------
     Total.......................................................       2,124       $127,002,411.98       100.00%
                                                                       ------       ---------------    ------------
                                                                       ------       ---------------    ------------

------------------

* In the case of Home Equity Loans which are secured by first lien mortgages, the Combined Loan-to-Value Ratio is the equivalent of the Original Loan-to-Value Ratio and there can be no assurance that there are not second lien mortgages securing loans made by originators other than the Seller which are subordinate to such first lien mortgages.

                                FIXED RATE GROUP
                                  COUPON RATES

     The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were distributed as follows:

                                                                     NUMBER OF          INITIAL        % OF INITIAL
                                                                    INITIAL HOME       AGGREGATE        AGGREGATE
RANGE OF COUPON RATES                                               EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
-----------------------------------------------------------------   ------------    ---------------    ------------
 7.001% to  7.500%...............................................           1       $    100,924.06          0.08%
 7.501  to  8.000  ..............................................          29          2,262,317.06          1.78
 8.001  to  8.500  ..............................................          43          3,493,720.02          2.75
 8.501  to  9.000  ..............................................          89          7,633,721.08          6.01
 9.001  to  9.500  ..............................................         115          8,726,222.48          6.87
 9.501  to 10.000  ..............................................         203         14,090,021.61         11.09
10.001  to 10.500  ..............................................         199         15,046,668.83         11.85
10.501  to 11.000  ..............................................         356         24,302,139.89         19.14
11.001  to 11.500  ..............................................         220         12,918,769.17         10.17
11.501  to 12.000  ..............................................         275         14,104,535.34         11.11
12.001  to 12.500  ..............................................         165          7,646,278.40          6.02
12.501  to 13.000  ..............................................         180          7,466,528.37          5.88
13.001  to 13.500  ..............................................          70          2,834,625.66          2.23
13.501  to 14.000  ..............................................          99          3,529,639.05          2.78
14.001  to 14.500  ..............................................          34          1,193,394.44          0.94
14.501  to 15.000  ..............................................          30          1,095,514.69          0.86
15.001  to 15.500  ..............................................           7            259,687.26          0.20
15.501  to 16.000  ..............................................           4            172,178.10          0.14
16.001  to 16.500  ..............................................           5            125,526.47          0.10
                                                                       ------       ---------------    ------------
     Total.......................................................       2,124       $127,002,411.98        100.00%
                                                                       ------       ---------------    ------------
                                                                       ------       ---------------    ------------

                                FIXED RATE GROUP
                                 LOAN BALANCES

     The distribution of the Loan Balances of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
LOAN BALANCES                                                   EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
        Up to $ 25,000.00....................................         333        $  6,250,447.12          4.92%
 25,000.01 to   50,000.00....................................         718          27,020,309.41         21.28
 50,000.01 to   75,000.00....................................         580          35,437,159.62         27.90
 75,000.01 to  100,000.00....................................         235          20,329,803.01         16.01
100,000.01 to  125,000.00....................................         111          12,335,198.04          9.71
125,000.01 to  150,000.00....................................          57           7,796,932.61          6.14
150,000.01 to  175,000.00....................................          39           6,275,099.03          4.94
175,000.01 to  200,000.00....................................          19           3,589,661.13          2.83
200,000.01 to  225,000.00....................................          10           2,104,420.96          1.66
225,000.01 to  250,000.00....................................          12           2,814,011.38          2.22
250,000.01 to  275,000.00....................................           5           1,301,723.19          1.02
275,000.01 to  300,000.00....................................           1             296,899.73          0.23
300,000.01 to  325,000.00....................................           2             631,120.08          0.50
375,000.01 to  400,000.00....................................           1             377,626.67          0.30
425,000.01 to  450,000.00....................................           1             442,000.00          0.35
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                         TYPES OF MORTGAGED PROPERTIES

     The Properties securing the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were of the property types as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
PROPERTY TYPES                                                  EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
Condominium..................................................          15        $    768,706.46          0.61%
PUD..........................................................          39           2,729,613.14          2.15
Manufactured Housing.........................................          88           4,736,252.15          3.73
Single Family................................................       1,913         113,989,105.17         89.75
2-4 Family...................................................          56           4,128,079.29          3.25
Townhouse....................................................          13             650,655.77          0.51
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                           ORIGINAL TERM TO MATURITY

     The distribution of the original term to maturity of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
ORIGINAL MONTHS                                                 INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
 TO MATURITY                                                    EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
 Up to  60...................................................          29        $    677,027.62          0.53%
 61 to 120...................................................         144           4,718,462.15          3.72
121 to 180...................................................         553          26,855,492.16         21.15
181 to 240...................................................         361          18,285,316.51         14.40
241 to 300...................................................           5             324,159.99          0.26
301 to 360...................................................       1,032          76,141,953.55         59.95
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                            MONTHS SINCE ORIGINATION

     The distribution of the number of months since the date of origination of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
NUMBER OF MONTHS SINCE ORIGINATION                              EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
Zero.........................................................         442        $ 28,287,624.95         22.27%
1 to  6......................................................       1,671          98,014,121.20         77.18
7 to 12......................................................          11             700,665.83          0.55
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                           REMAINING TERM TO MATURITY

     The distribution of the number of months remaining to maturity of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
MONTHS REMAINING                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
  TO MATURITY                                                   EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
 Up to  60...................................................          29        $    677,027.62          0.53%
 61 to 120...................................................         144           4,718,462.15          3.72
121 to 180...................................................         553          26,855,492.16         21.15
181 to 240...................................................         361          18,285,316.51         14.40
241 to 300...................................................           5             324,159.99          0.26
301 to 360...................................................       1,032          76,141,953.55         59.95
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                                OCCUPANCY STATUS

     The occupancy status of the Properties securing the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
OCCUPANCY STATUS                                                EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
Owner Occupied...............................................       1,992        $121,265,926.95         95.48%
Investment Property..........................................         122           5,039,685.04          3.97
Second Home..................................................          10             696,799.99          0.55
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                                 LIEN POSITION

     The lien position of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
LIEN POSITION                                                   EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
First Lien...................................................       1,751        $115,053,325.78         90.59%
Second Lien..................................................         373          11,949,086.20          9.41
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                               DOCUMENTATION TYPE

     The documentation types of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
DOCUMENTATION TYPE                                              EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
Full Documentation Program...................................       1,932        $112,763,878.17         88.79%
Stated Income Program........................................          96           6,653,752.60          5.24
Limited Documentation Program................................          96           7,584,781.21          5.97
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

                                FIXED RATE GROUP
                                  CREDIT GRADE

     The credit grades of the Initial Home Equity Loans in the Fixed Rate Group pursuant to the Seller's underwriting guidelines as of the Cut-Off Date were as follows:

                                                                 NUMBER OF                           % OF INITIAL
                                                                INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
CREDIT GRADE                                                    EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-------------------------------------------------------------   ------------    -----------------    ------------
A+...........................................................         148        $  9,556,923.01          7.52%
A-1..........................................................         643          45,654,303.34         35.95
A-2..........................................................         731          42,269,959.86         33.28
B............................................................         258          13,350,035.68         10.51
C-1..........................................................         215          10,276,143.93          8.09
C-2..........................................................          70           3,262,512.05          2.57
D............................................................          59           2,632,534.11          2.07
                                                                   ------       -----------------    ------------
     Total...................................................       2,124        $127,002,411.98        100.00%
                                                                   ------       -----------------    ------------
                                                                   ------       -----------------    ------------

ADJUSTABLE RATE GROUP

     As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group was $91,823.58. The minimum and maximum Loan Balances of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were $17,495.62, and $399,762.62, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Initial Home Equity Loans in the Adjustable Rate Group was 83.18%; the weighted average remaining term to maturity of the Initial Home Equity Loans in the Adjustable Rate Group was 357 months; the original terms to maturity of the Initial Home Equity Loans in the Adjustable Rate Group ranged from 120 months to 360 months; and the remaining terms to maturity of the Initial Home Equity Loans in the Adjustable Rate Group ranged from 118 months to 360 months. All of the Initial Home Equity Loans in the Adjustable Rate Group were secured by first mortgages. No Initial Home Equity Loan in the Adjustable Rate Group will mature later than June 1, 2028. As of the Cut-Off Date, no Initial Home Equity Loan in the Adjustable Rate Group was more than 30 days past due. However, investors in the Class A Certificates should be aware that 76.97% of the Initial Home Equity Loans in the Adjustable Rate Group by Initial Aggregate Loan Balance had a first monthly payment due on or after May 1, 1998 and it was not possible for such Initial Home Equity Loans in the Adjustable Rate Group to be more than 30 days past due as of the Cut-Off Date.

     As of the Cut-Off Date, 23.04% of the Initial Home Equity Loans in the Adjustable Rate Group were Six-Month Adjustable Rate Loans and 76.96% of the Initial Aggregate Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group were 2/28 Adjustable Rate Loans. As of the Cut-Off Date, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 5 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 23 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, an initial interest rate adjustment cap of 1.00%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such Six-Month Adjustable Rate Loan and a lifetime interest rate adjustment cap of 7.00% above the initial rate of such loan; each 2/28 Adjustable Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, an initial interest rate adjustment cap of 2.00%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Loan and a lifetime interest rate adjustment cap of 7.00% above the initial rate of such loan. The weighted average Coupon Rate of the Initial Home Equity Loans in the Adjustable Rate Group was approximately 10.417% per annum. The Initial Home Equity Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-Off Date of approximately 6.089%. The initial gross margin for the Initial Home Equity Loans in the Adjustable Rate Group ranged from 2.000% to 11.900%. The Coupon Rates borne by the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date ranged from 7.750% per annum to 15.100% per annum. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Initial Home Equity Loans in the Adjustable Rate Group (the 'Maximum Rates') ranged from 14.750% per annum to 22.100% per annum. The Initial Home Equity Loans in the Adjustable Rate Group had a weighted average Maximum Rate as of the Cut-Off Date of approximately 17.417% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Initial Home Equity Loans in the Adjustable Rate Group (the 'Minimum Rates') ranged from 2.000% per annum to 11.900% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Initial Home Equity Loans in the Adjustable Rate Group was approximately 6.097% per annum.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Initial Home Equity Loans in the Adjustable Rate Group. Although it is not anticipated that there will be any Subsequent Home Equity Loans with respect to the Adjustable Rate Group, prior to the Closing Date, Home Equity Loans may be removed from the Adjustable Rate Group and other adjustable rate Home Equity Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to the Adjustable Rate Group as presently constituted is representative of the characteristics of the Adjustable Rate Group as it will be constituted at the Closing Date, although certain characteristics of the Initial Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                             ADJUSTABLE RATE GROUP
                     GEOGRAPHIC DISTRIBUTION OF PROPERTIES

     The geographic distribution of the Initial Home Equity Loans in the Adjustable Rate Group by state, as of the Cut-Off Date, was as follows:

                                                            NUMBER OF                                  % OF INITIAL
                                                          INITIAL HOME       INITIAL AGGREGATE          AGGREGATE
STATE                                                     EQUITY LOANS         LOAN BALANCE            LOAN BALANCE
-----------------------------------------------------   -----------------    -----------------    ----------------------
Arkansas.............................................            1            $      79,900.00              0.11%
Arizona..............................................           27                2,001,306.90              2.74
California...........................................           21                3,343,095.65              4.58
Colorado.............................................           32                3,380,987.48              4.63
Connecticut..........................................           18                2,146,553.49              2.94
District of Columbia.................................            2                  267,500.00              0.37
Delaware.............................................            2                  142,720.00              0.20
Florida..............................................           26                2,377,210.26              3.26
Georgia..............................................           30                2,594,917.55              3.55
Iowa.................................................           18                1,063,532.02              1.46
Idaho................................................            3                  224,168.50              0.31
Illinois.............................................           84                8,080,434.02             11.07
Indiana..............................................           12                  598,065.36              0.82
Kansas...............................................           19                1,522,425.53              2.09
Kentucky.............................................            7                  510,307.19              0.70
Louisiana............................................            1                   84,114.33              0.12
Massachusetts........................................            3                  344,495.88              0.47
Maryland.............................................           10                  864,108.66              1.18
Michigan.............................................           17                1,335,798.88              1.83
Minnesota............................................           29                2,315,781.00              3.17
Missouri.............................................           43                3,356,807.45              4.60
Mississippi..........................................            6                  524,642.07              0.72
North Carolina.......................................           67                5,022,719.27              6.88
North Dakota.........................................            1                  108,678.55              0.15
Nebraska.............................................           13                  860,080.73              1.18
New Hampshire........................................            1                   82,800.00              0.11
New Jersey...........................................           10                  927,037.41              1.27
New Mexico...........................................           18                1,842,263.34              2.52
Nevada...............................................            6                  639,511.12              0.88
New York.............................................           22                2,706,743.23              3.71
Ohio.................................................           63                5,408,764.00              7.41
Oklahoma.............................................           12                  783,974.96              1.07
Oregon...............................................           10                1,330,510.64              1.82
Pennsylvania.........................................           31                2,151,474.28              2.95
Rhode Island.........................................            3                  217,888.16              0.30
South Carolina.......................................           14                1,737,437.96              2.38
Tennessee............................................           12                  849,657.34              1.16
Texas................................................           13                1,383,295.82              1.89
Utah.................................................           30                3,092,412.36              4.24
Virginia.............................................            2                  155,400.00              0.21
Washington...........................................           39                5,381,887.30              7.37
Wisconsin............................................           10                  782,389.08              1.07
West Virginia........................................            5                  257,759.90              0.35
Wyoming..............................................            2                  118,191.09              0.16
                                                               ---           -----------------           -------
     Total...........................................          795            $  72,999,748.76            100.00%
                                                               ---           -----------------           -------
                                                               ---           -----------------           -------

                             ADJUSTABLE RATE GROUP
                         ORIGINAL LOAN-TO-VALUE RATIOS

     The Original Loan-to-Value ratios as of the origination dates of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were distributed as follows:

                                                            NUMBER OF                                  % OF INITIAL
RANGE OF                                                  INITIAL HOME       INITIAL AGGREGATE          AGGREGATE
ORIGINAL LTV'S                                            EQUITY LOANS         LOAN BALANCE            LOAN BALANCE
-----------------------------------------------------   -----------------    -----------------    ----------------------
20.001% to 25.000%...................................            2            $      80,000.00              0.11%
25.001  to 30.000....................................            2                   86,696.00              0.12
35.001  to 40.000....................................            1                   34,980.00              0.05
40.001  to 45.000....................................            2                  189,036.01              0.26
45.001  to 50.000....................................            1                   62,000.00              0.08
50.001  to 55.000....................................            4                  276,972.90              0.38
55.001  to 60.000....................................           10                  747,019.73              1.02
60.001  to 65.000....................................           12                  846,503.03              1.16
65.001  to 70.000....................................           40                2,941,646.34              4.03
70.001  to 75.000....................................           81                6,583,308.86              9.02
75.001  to 80.000....................................          198               16,272,174.13             22.29
80.001  to 85.000....................................          153               13,967,804.01             19.13
85.001  to 90.000....................................          288               30,767,254.80             42.15
90.001  to 95.000....................................            1                  144,352.95              0.20
                                                               ---           -----------------           -------
     Total...........................................          795            $  72,999,748.76            100.00%
                                                               ---           -----------------           -------
                                                               ---           -----------------           -------

                             ADJUSTABLE RATE GROUP
                                 LOAN BALANCES

     The distribution of the Loan Balances of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                            NUMBER OF                                  % OF INITIAL
                                                          INITIAL HOME       INITIAL AGGREGATE          AGGREGATE
LOAN BALANCES                                             EQUITY LOANS         LOAN BALANCE            LOAN BALANCE
-----------------------------------------------------   -----------------    -----------------    ----------------------
         Up to $ 25,000.00...........................            6            $     130,990.30              0.18%
  25,000.01 to   50,000.00...........................          145                5,785,564.37              7.93
  50,000.01 to   75,000.00...........................          213               13,444,025.23             18.42
  75,000.01 to  100,000.00...........................          171               14,789,606.80             20.26
 100,000.01 to  125,000.00...........................          104               11,667,110.09             15.98
 125,000.01 to  150,000.00...........................           70                9,606,043.23             13.16
 150,000.01 to  175,000.00...........................           36                5,845,055.30              8.01
 175,000.01 to  200,000.00...........................           18                3,359,937.59              4.60
 200,000.01 to  225,000.00...........................           13                2,726,812.33              3.74
 225,000.01 to  250,000.00...........................            3                  717,112.94              0.98
 250,000.01 to  275,000.00...........................            4                1,047,232.20              1.43
 275,000.01 to  300,000.00...........................            2                  562,852.37              0.77
 300,000.01 to  325,000.00...........................            6                1,868,996.39              2.56
 325,000.01 to  350,000.00...........................            2                  691,781.40              0.95
 350,000.01 to  375,000.00...........................            1                  356,865.60              0.49
 375,000.01 to  400,000.00...........................            1                  399,762.62              0.55
                                                               ---           -----------------           -------
     Total...........................................          795            $  72,999,748.76            100.00%
                                                               ---           -----------------           -------
                                                               ---           -----------------           -------

                             ADJUSTABLE RATE GROUP
                         TYPES OF MORTGAGED PROPERTIES

     The Properties securing the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were of the property types as follows:

                                                                      NUMBER OF                           % OF INITIAL
                                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
PROPERTY TYPES                                                       EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
Condominium.......................................................          6         $     430,717.61          0.59%
PUD...............................................................         31             3,829,793.81          5.25
Manufactured Housing..............................................         22             1,658,641.22          2.27
Single Family.....................................................        693            62,693,964.52         85.88
2-4 Family........................................................         33             3,660,659.03          5.01
Townhouse.........................................................         10               725,972.57          0.99
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                           ORIGINAL TERM TO MATURITY

     The distribution of the original term to maturity of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                                      NUMBER OF                           % OF INITIAL
ORIGINAL MONTHS                                                      INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
TO MATURITY                                                          EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
 60 to 120........................................................          2         $     115,578.33          0.16%
121 to 180........................................................          9               565,790.62          0.78
181 to 240........................................................          5               251,582.28          0.34
301 to 360........................................................        779            72,066,797.53         98.72
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                            MONTHS SINCE ORIGINATION

     The distribution of the number of months since the date of origination of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                                      NUMBER OF                           % OF INITIAL
NUMBER OF MONTHS                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
SINCE ORIGINATION                                                    EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
Zero..............................................................        349         $  30,918,726.14         42.35%
1 to 6............................................................        446            42,081,022.62         57.65
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                           REMAINING TERM TO MATURITY

     The distribution of the number of months remaining to maturity of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                                      NUMBER OF                           % OF INITIAL
MONTHS REMAINING                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
TO MATURITY                                                          EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
 60 to 120........................................................          2         $     115,578.33          0.16%
121 to 180........................................................          9               565,790.62          0.78
181 to 240........................................................          5               251,582.28          0.34
301 to 360........................................................        779            72,066,797.53         98.72
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                                OCCUPANCY STATUS

     The occupancy status of the Properties securing the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                                      NUMBER OF                           % OF INITIAL
                                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
OCCUPANCY STATUS                                                     EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
Owner Occupied....................................................        740         $  69,423,196.19         95.10%
Investment Property...............................................         50             3,197,074.60          4.38
Second Home.......................................................          5               379,477.97          0.52
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                               DOCUMENTATION TYPE

     The documentation types of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were as follows:

                                                                      NUMBER OF                           % OF INITIAL
                                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
DOCUMENTATION TYPE                                                   EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
Full Documentation Program........................................        707         $  64,338,894.85         88.14%
Stated Income Program.............................................         50             4,673,299.15          6.40
Limited Documentation Program.....................................         38             3,987,554.76          5.46
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                                  CREDIT GRADE

     The credit grades of the Initial Home Equity Loans in the Adjustable Rate Group pursuant to the Seller's underwriting guidelines as of the Cut-Off Date were as follows:

                                                                      NUMBER OF                           % OF INITIAL
                                                                     INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
CREDIT GRADE                                                         EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
A+................................................................         10         $   1,159,358.40          1.59%
A-1...............................................................        172            18,971,113.80         25.99
A-2...............................................................        343            31,997,060.35         43.83
B.................................................................        126            10,819,549.37         14.82
C-1...............................................................        107             7,415,247.24         10.16
C-2...............................................................         34             2,363,163.72          3.24
D.................................................................          3               274,255.88          0.38
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76        100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                                  COUPON RATES

     The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were distributed as follows:

                                                                     NUMBER OF                           % OF INITIAL
RANGE OF                                                            INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
COUPON RATES                                                        EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
-----------------------------------------------------------------   ------------    -----------------    ------------
 7.501% to  8.000%...............................................          2         $     369,402.37         0.51%
 8.001  to  8.500................................................          9             1,037,086.31         1.42
 8.501  to  9.000................................................         49             5,466,346.42         7.49
 9.001  to  9.500................................................         69             7,051,224.68         9.66
 9.501  to 10.000................................................        181            18,680,908.12        25.59
10.001  to 10.500................................................        117            10,865,836.57        14.88
10.501  to 11.000................................................        141            12,117,980.45        16.60
11.001  to 11.500................................................         72             6,254,835.53         8.57
11.501  to 12.000................................................         76             6,012,688.46         8.24
12.001  to 12.500................................................         28             2,084,290.04         2.86
12.501  to 13.000................................................         21             1,294,679.24         1.77
13.001  to 13.500................................................         16               927,085.04         1.27
13.501  to 14.000................................................         11               672,752.10         0.92
14.001  to 14.500................................................          1                44,162.72         0.06
14.501  to 15.000................................................          1                76,977.34         0.11
15.001  to 15.500................................................          1                43,493.37         0.06
                                                                         ---        -----------------    ------------
     Total.......................................................        795         $  72,999,748.76       100.00%
                                                                         ---        -----------------    ------------
                                                                         ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                                 GROSS MARGINS

     The gross margins of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were as follows:

                                                                    NUMBER OF
                                                                   INITIAL HOME      AGGREGATE       % OF AGGREGATE
GROSS MARGINS                                                      EQUITY LOANS     LOAN BALANCE      LOAN BALANCE
----------------------------------------------------------------   ------------    --------------    --------------
 1.501% to  2.000%..............................................          3        $   329,473.62          0.45%
 3.501  to  4.000...............................................          9            750,358.75          1.03
 4.001  to  4.500...............................................         30          3,190,459.26          4.37
 4.501  to  5.000...............................................         65          6,614,258.12          9.06
 5.001  to  5.500...............................................        126         11,905,522.48         16.31
 5.501  to  6.000...............................................        150         13,842,303.48         18.96
 6.001  to  6.500...............................................        133         13,233,425.70         18.13
 6.501  to  7.000...............................................        110         10,041,074.48         13.75
 7.001  to  7.500...............................................         70          6,134,583.60          8.40
 7.501  to  8.000...............................................         43          3,238,457.03          4.44
 8.001  to  8.500...............................................         28          2,145,061.74          2.94
 8.501  to  9.000...............................................         18            862,899.16          1.18
 9.001  to  9.500...............................................          6            450,216.14          0.62
 9.501  to 10.000...............................................          1             80,384.49          0.11
10.001  to 10.500...............................................          2            120,470.71          0.17
11.501  to 12.000...............................................          1             60,800.00          0.08
                                                                        ---        --------------       -------
     Total......................................................        795        $72,999,748.76        100.00%
                                                                        ---        --------------       -------
                                                                        ---        --------------       -------

                             ADJUSTABLE RATE GROUP
                                 MAXIMUM RATES

     The Maximum Rates of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were as follows:

                                                                      NUMBER OF                           % OF INITIAL
MAXIMUM                                                              INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
COUPON RATE                                                          EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
14.501% to 15.000%................................................          2         $     369,402.37         0.51%
15.001  to 15.500.................................................          9             1,037,086.31         1.42
15.501  to 16.000.................................................         49             5,466,346.42         7.49
16.001  to 16.500.................................................         69             7,051,224.68         9.66
16.501  to 17.000.................................................        181            18,680,908.12        25.59
17.001  to 17.500.................................................        117            10,865,836.57        14.88
17.501  to 18.000.................................................        141            12,117,980.45        16.60
18.001  to 18.500.................................................         72             6,254,835.53         8.57
18.501  to 19.000.................................................         76             6,012,688.46         8.24
19.001  to 19.500.................................................         28             2,084,290.04         2.86
19.501  to 20.000.................................................         21             1,294,679.24         1.77
20.001  to 20.500.................................................         16               927,085.04         1.27
20.501  to 21.000.................................................         11               672,752.10         0.92
21.001  to 21.500.................................................          1                44,162.72         0.06
21.501  to 22.000.................................................          1                76,977.34         0.11
22.001  to 22.500.................................................          1                43,493.37         0.06
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76       100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                                 MINIMUM RATES

     The Minimum Rates of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were as follows:

                                                                      NUMBER OF                           % OF INITIAL
MINIMUM                                                              INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
COUPON RATE                                                          EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
 1.501% to  3.500%................................................          3         $     329,473.62         0.45%
 3.501  to  4.000.................................................          9               750,358.75         1.03
 4.001  to  4.500.................................................         30             3,190,459.26         4.37
 4.501  to  5.000.................................................         65             6,614,258.12         9.06
 5.001  to  5.500.................................................        125            11,857,522.48        16.24
 5.501  to  6.000.................................................        150            13,842,303.48        18.96
 6.001  to  6.500.................................................        132            13,157,425.70        18.02
 6.501  to  7.000.................................................        110            10,041,074.48        13.75
 7.001  to  7.500.................................................         70             6,134,583.60         8.40
 7.501  to  8.000.................................................         43             3,238,457.03         4.44
 8.001  to  8.500.................................................         28             2,145,061.74         2.94
 8.501  to  9.000.................................................         18               862,899.16         1.18
 9.001  to  9.500.................................................          7               498,216.14         0.68
 9.501  to 10.000.................................................          1                80,384.49         0.11
10.001  to 10.500.................................................          2               120,470.71         0.17
10.501  to 11.000.................................................          1                76,000.00         0.10
11.001  to 12.500.................................................          1                60,800.00         0.08
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76       100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

                             ADJUSTABLE RATE GROUP
                            NEXT COUPON RATE CHANGE

     The month of the next Coupon Rate change for each of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:

                                                                      NUMBER OF                           % OF INITIAL
MONTH OF NEXT                                                        INITIAL HOME    INITIAL AGGREGATE     AGGREGATE
COUPON RATE CHANGE                                                   EQUITY LOANS      LOAN BALANCE       LOAN BALANCE
------------------------------------------------------------------   ------------    -----------------    ------------
June 1998.........................................................          2         $     224,944.80         0.31%
July 1998.........................................................          1                79,898.47         0.11
August 1998.......................................................          1               191,505.49         0.26
September 1998....................................................         48             4,369,399.30         5.99
October 1998......................................................         54             5,027,698.01         6.89
November 1998.....................................................         65             5,906,236.49         8.09
December 1998.....................................................         11             1,022,309.00         1.40
November 1999.....................................................          2               161,933.01         0.22
December 1999.....................................................          5               604,099.72         0.83
January 2000......................................................          1               208,562.72         0.29
February 2000.....................................................          8               805,482.78         1.10
March 2000........................................................        115            10,044,129.45        13.76
April 2000........................................................        208            20,244,585.38        27.73
May 2000..........................................................        218            19,190,009.14        26.29
June 2000.........................................................         56             4,918,955.00         6.74
                                                                          ---        -----------------    ------------
     Total........................................................        795         $  72,999,748.76       100.00%
                                                                          ---        -----------------    ------------
                                                                          ---        -----------------    ------------

INTEREST PAYMENTS ON THE HOME EQUITY LOANS

     All of the Home Equity Loans will provide that interest is charged to the obligor (the 'Mortgagor') thereunder, and payments are due from such Mortgagors as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Home Equity Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Home Equity Loans in each Home Equity Loan Group is based upon each Home Equity Loan Group as constituted at the close of business on the Cut-off Date. Prior to the issuance of the Certificates, Home Equity Loans may be removed from each Home Equity Loan Group as a result of incomplete documentation or otherwise if the Seller deems such removal necessary or desirable, in which case other home equity loans may be substituted therefore prior to the issuance of the Certificates. The Seller believes that the information set forth herein will be representative of the characteristics of each Home Equity Loan Group as it will be constituted at the time the Certificates are issued, although the range of interest rates and maturities and certain other characteristics of the Home Equity Loans may vary, but such variance shall not be material.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Class A Certificate will relate to the rate of payment of principal of the Home Equity Loans in the related Home Equity Loan Group, including, for this purpose, Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases or purchases of Home Equity Loans by the Seller or the Servicer pursuant to the Pooling and Servicing Agreement. Approximately 34.42% of the Initial Home Equity Loans by Initial Aggregate Loan Balance may be prepaid by the related Mortgagors, in whole or in part, at any time without payment of any prepayment fee or penalty. The actual rate of principal Prepayments on pools of home equity loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal Prepayments may differ among pools of home equity loans at any time because of specific factors relating to the home equity loans in the particular pool, including, among other things, the age of the home equity loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     As with fixed rate obligations generally, the rate of Prepayment on a pool of home equity loans with fixed rates (such as the Home Equity Loans in the Fixed Rate Group) is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. As is the case with fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, adjustable rate home equity loans are likely to be subject to a higher Prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate home equity loans to 'lock in' a lower fixed interest rate. In addition, the fact that a substantial portion of the 2/28 Adjustable Rate Loans do not adjust for substantial periods of time may affect the Prepayment experience on such loans.

     In addition to the foregoing factors affecting the weighted average life of the Class A Certificates, the overcollateralization provisions of the Trust result in a limited acceleration of the Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Certificate Principal Balances of the applicable Classes of Class A Certificates. This acceleration feature creates overcollateralization which results from the excess of the aggregate Loan Balance of the Home Equity Loans over the aggregate Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. The Pooling and Servicing Agreement will provide that based upon certain collateral performance tests, the required overcollateralization may increase or decrease.

MANDATORY PREPAYMENT

     In the event that at the end of the Funding Period, not all of the Pre-Funded Amount allocated to the Adjustable Rate Group has been used to acquire Subsequent Home Equity Loans, then the Holders of the Class A-6 Certificates will receive an additional prepayment in an amount equal to the remaining Pre-Funded Amount in the Pre-Funding Account.

PREPAYMENT AND YIELD SCENARIOS FOR CLASS A CERTIFICATES

     As indicated above, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under 'Payment Lag Feature of Fixed Rate Certificates'), the yield to maturity on a Class of Class A Certificates will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases a Class of Class A Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases a Class of Class A Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The Final Scheduled Payment Date for each Class of Class A Certificates is as set forth in the 'Summary of Terms' hereof. With respect to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, these dates are the dates on which the 'Initial Certificate Principal Balance' set forth in the 'Summary of Terms' hereof for the related Class of Class A Certificates as of the Closing Date less all amounts previously distributed to the Owners on account of principal (such amount as to any Class of Class A Certificates and as of any time, the related 'Certificate Principal Balance' and as to the Class A Certificates collectively, the 'Class A Certificate Principal Balance') would be reduced to zero, assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal and interest on the Home Equity Loans are timely received and that no Net Monthly Excess Cashflow will be used to make accelerated payments of principal (i.e., no Subordination Increase Amounts) to the Owners of the related Class A Certificates. The Final Scheduled Payment Date for the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates is the Payment Date in the month following the Remittance Period in which the Loan Balances of all Home Equity Loans have been reduced to zero assuming that the Home Equity Loans pay in accordance with their terms. The weighted average lives of the Class A Certificates are likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Dates with respect to the Class A Certificates could occur significantly earlier than the Final Scheduled Payment Dates because (i) Prepayments are likely to occur, (ii) the Servicer (or the Certificate Insurer) may cause a termination of the Trust when the aggregate outstanding Loan Balance of the Home Equity Loans is less than or equal to 10% of the Maximum Collateral Amount thereof and (iii) Subordination Increase Amounts will likely be paid on the Class A Certificates.

     'Weighted average life' refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the related Class A Certificates will be influenced by the rate at which principal of the Home Equity Loans in the related Home Equity Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes Prepayments and liquidations due to default).

     Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the 'Prepayment Assumption') which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. A 100% Prepayment Assumption assumes constant prepayment rates ('CPR') of 4% per annum of the then outstanding principal balance of the Home Equity Loans in the Fixed Rate Group in the first month of the life of such Home Equity Loans and an additional 1.455%

(precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Home Equity Loans in the Fixed Rate Group each month. A 100% Prepayment Assumption assumes a CPR of 28% per annum of the then outstanding principal balance of the Home Equity Loans in the Adjustable Rate Group. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption; i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the actual percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates in contrast to those set forth in the tables below. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

     For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans consist of pools of loans with level-pay and balloon characteristics, as set forth below, (ii) the Closing Date for the Certificates occurs on June 18, 1998, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in July 1998 in accordance with the priorities described herein, (iv) the Premium Amount for the Fixed Rate Certificates and for the Class A-6 Certificates is incurred at a constant rate of 0.15% per annum and 0.16% per annum, respectively, in each case on the aggregate outstanding Certificate Principal Balances of the related Class or Classes of Class A Certificates, the Servicing Fee is incurred at a constant rate of 0.50% per annum on the aggregate outstanding principal balance of the Home Equity Loans and the Trustee Fee is incurred at a constant rate of 0.005% per annum on the aggregate outstanding principal balance of the Home Equity Loans, (v) the Home Equity Loans prepay at the indicated percentage of the applicable Prepayment Assumption, (vi) prepayments include 30 days' interest thereon, (vii) the optional termination is not exercised except as indicated, (viii) the 'Specified Subordinated Amount' (as defined under 'Credit Enhancement--Overcollateralization Provisions') for each Home Equity Loan Group is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) all of the Home Equity Loans are sold to the Trust as of the Closing Date; (x) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each Remittance Period (with no defaults) commencing on June 1, 1998; (xi) each Class of Class A Certificates has the respective Pass-Through Rate and Initial Certificate Principal Balance as set forth herein; (xii) the Coupon Rate for each Home Equity Loan in the Adjustable Rate Group is adjusted on its next adjustment date and on subsequent adjustment dates which occur on six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and Six-Month LIBOR (such sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors); and (xiii) Six-Month LIBOR remains constant at 5.75% per annum and One-Month LIBOR remains constant at 5.65234% per annum.

                                FIXED RATE GROUP

                                                                             REMAINING             ORIGINAL
 AMORTIZATION         PRINCIPAL        COUPON      REMAINING TERM TO     AMORTIZATION TERM     AMORTIZATION TERM
    METHOD             BALANCE          RATE       MATURITY (MONTHS)         (MONTHS)              (MONTHS)
--------------     ---------------     -------     -----------------     -----------------     -----------------
Level Pay.....     $  5,408,948.96     11.3289%           111                   111                   112
Level Pay.....     $ 16,780,866.56     10.9214%           179                   179                   180
Level Pay.....     $ 18,285,316.51     10.9651%           238                   238                   240
Level Pay.....     $ 76,466,113.54     10.8591%           359                   359                   360
Balloon.......     $ 10,061,166.41     10.9710%           177                   357                   360

                            ADJUSTABLE RATE GROUP(1)

                   NUMBER OF                                    REMAINING      REMAINING         ORIGINAL
                   MONTHS TO                                     TERM TO      AMORTIZATION     AMORTIZATION
                   NEXT RATE       PRINCIPAL        COUPON      MATURITY          TERM             TERM         GROSS      MAXIMUM
  LOAN TYPE         CHANGE          BALANCE          RATE       (MONTHS)        (MONTHS)         (MONTHS)       MARGIN      RATE
--------------     ---------     --------------     -------     ---------     ------------     ------------     ------     -------
   Six-Month ARMs       4        $ 4,865,748.06     10.3127%       348             348              350         6.2719%    17.3127%
   Six-Month ARMs       5        $ 5,027,698.01     10.2309%       355             355              356         6.2813%    17.2309%
   Six-Month ARMs       6        $ 6,928,545.49     10.1326%       351             351              351         6.2428%    17.1326%
   2/28 ARMs           22        $11,824,207.68     10.4357%       356             356              358         5.8590%    17.4357%
   2/28 ARMs           23        $20,244,585.38     10.3753%       359             359              360         6.1231%    17.3753%
   2/28 ARMs           24        $24,109,215.38     10.5832%       359             359              359         6.0527%    17.5832%


                      MINIMUM
  LOAN TYPE             RATE
--------------        -------
   Six-Month ARMs      6.2719 %
   Six-Month ARMs      6.2813 %
   Six-Month ARMs      6.2695 %
   2/28 ARMs           5.8590 %
   2/28 ARMs           6.1231 %
   2/28 ARMs           6.0675 %

------------------
(1) Method of amortization is level pay.

     The following tables set forth the percentages of the Initial Certificate Principal Balances of the Class A Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption. The percentages of the Initial Certificate Principal Balance of the Class A Certificates that would be outstanding have been rounded to the nearest 1%.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                                        CLASS A-1
                                    ------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION       0%     50%    75%   120%   150%   175%   200%
ADJUSTABLE RATE PREPAYMENT
ASSUMPTION                             0%     50%    75%   100%   125%   150%   175%
                                    ------------------------------------------------
PAYMENT DATE
Initial Percentage................    100     100   100    100    100    100    100
June 25, 1999.....................     91      72    63     46     35     26     16
June 25, 2000.....................     87      45    24      0      0      0      0
June 25, 2001.....................     83      19     0      0      0      0      0
June 25, 2002.....................     79       0     0      0      0      0      0
June 25, 2003.....................     74       0     0      0      0      0      0
June 25, 2004.....................     69       0     0      0      0      0      0
June 25, 2005.....................     64       0     0      0      0      0      0
June 25, 2006.....................     59       0     0      0      0      0      0
June 25, 2007.....................     54       0     0      0      0      0      0
June 25, 2008.....................     49       0     0      0      0      0      0
June 25, 2009.....................     43       0     0      0      0      0      0
June 25, 2010.....................     37       0     0      0      0      0      0
June 25, 2011.....................     30       0     0      0      0      0      0
June 25, 2012.....................     22       0     0      0      0      0      0
June 25, 2013.....................      0       0     0      0      0      0      0
June 25, 2014.....................      0       0     0      0      0      0      0
June 25, 2015.....................      0       0     0      0      0      0      0
June 25, 2016.....................      0       0     0      0      0      0      0
June 25, 2017.....................      0       0     0      0      0      0      0
June 25, 2018.....................      0       0     0      0      0      0      0
June 25, 2019.....................      0       0     0      0      0      0      0
June 25, 2020.....................      0       0     0      0      0      0      0
June 25, 2021.....................      0       0     0      0      0      0      0
June 25, 2022.....................      0       0     0      0      0      0      0
June 25, 2023.....................      0       0     0      0      0      0      0
June 25, 2024.....................      0       0     0      0      0      0      0
June 25, 2025.....................      0       0     0      0      0      0      0
June 25, 2026.....................      0       0     0      0      0      0      0
June 25, 2027.....................      0       0     0      0      0      0      0
June 25, 2028.....................      0       0     0      0      0      0      0
Weighted Average Life (years)
  To Maturity(2)..................   8.98    1.92   1.41   1.00   0.86   0.77   0.71
  To Call(3)......................   8.98    1.92   1.41   1.00   0.86   0.77   0.71


                                                        CLASS A-2
                                    -------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION       0%     50%     75%   120%   150%   175%   200%
ADJUSTABLE RATE PREPAYMENT
ASSUMPTION                             0%     50%     75%   100%   125%   150%   175%
                                    -------------------------------------------------
PAYMENT DATE
Initial Percentage................    100     100     100   100    100    100    100
June 25, 1999.....................    100     100     100   100    100    100    100
June 25, 2000.....................    100     100     100    88     60     39     19
June 25, 2001.....................    100     100      89    34      3      0      0
June 25, 2002.....................    100      98      56     0      0      0      0
June 25, 2003.....................    100      73      29     0      0      0      0
June 25, 2004.....................    100      53       9     0      0      0      0
June 25, 2005.....................    100      35       0     0      0      0      0
June 25, 2006.....................    100      25       0     0      0      0      0
June 25, 2007.....................    100      14       0     0      0      0      0
June 25, 2008.....................    100       4       0     0      0      0      0
June 25, 2009.....................    100       0       0     0      0      0      0
June 25, 2010.....................    100       0       0     0      0      0      0
June 25, 2011.....................    100       0       0     0      0      0      0
June 25, 2012.....................    100       0       0     0      0      0      0
June 25, 2013.....................     98       0       0     0      0      0      0
June 25, 2014.....................     90       0       0     0      0      0      0
June 25, 2015.....................     81       0       0     0      0      0      0
June 25, 2016.....................     71       0       0     0      0      0      0
June 25, 2017.....................     60       0       0     0      0      0      0
June 25, 2018.....................     49       0       0     0      0      0      0
June 25, 2019.....................     41       0       0     0      0      0      0
June 25, 2020.....................     33       0       0     0      0      0      0
June 25, 2021.....................     23       0       0     0      0      0      0
June 25, 2022.....................     12       0       0     0      0      0      0
June 25, 2023.....................      0       0       0     0      0      0      0
June 25, 2024.....................      0       0       0     0      0      0      0
June 25, 2025.....................      0       0       0     0      0      0      0
June 25, 2026.....................      0       0       0     0      0      0      0
June 25, 2027.....................      0       0       0     0      0      0      0
June 25, 2028.....................      0       0       0     0      0      0      0
Weighted Average Life (years)
  To Maturity(2)..................  20.15    6.58    4.40  2.80   2.26   1.95   1.72
  To Call(3)......................  20.15    6.58    4.40  2.80   2.26   1.95   1.72

------------------
(1) The percentages in the tables have been rounded to the nearest 1%.

(2) The weighted average life of a Class of Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

(3) Calculated pursuant to footnote two but assumes that the Servicer exercises its option to purchase the Home Equity Loans. See 'Pooling and Servicing Agreement--Optional Termination' herein.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                                          CLASS A-3
                                       ------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION          0%     50%    75%   120%   150%   175%   200%
ADJUSTABLE RATE PREPAYMENT ASSUMPTION     0%     50%    75%   100%   125%   150%   175%
                                       ------------------------------------------------
PAYMENT DATE
Initial Percentage....................   100     100   100    100    100    100    100
June 25, 1999.........................   100     100   100    100    100    100    100
June 25, 2000.........................   100     100   100    100    100    100    100
June 25, 2001.........................   100     100   100    100    100     61     19
June 25, 2002.........................   100     100   100     97     36      0      0
June 25, 2003.........................   100     100   100     43      0      0      0
June 25, 2004.........................   100     100   100      8      0      0      0
June 25, 2005.........................   100     100    84      0      0      0      0
June 25, 2006.........................   100     100    67      0      0      0      0
June 25, 2007.........................   100     100    47      0      0      0      0
June 25, 2008.........................   100     100    28      0      0      0      0
June 25, 2009.........................   100      86     9      0      0      0      0
June 25, 2010.........................   100      65     0      0      0      0      0
June 25, 2011.........................   100      46     0      0      0      0      0
June 25, 2012.........................   100      28     0      0      0      0      0
June 25, 2013.........................   100       0     0      0      0      0      0
June 25, 2014.........................   100       0     0      0      0      0      0
June 25, 2015.........................   100       0     0      0      0      0      0
June 25, 2016.........................   100       0     0      0      0      0      0
June 25, 2017.........................   100       0     0      0      0      0      0
June 25, 2018.........................   100       0     0      0      0      0      0
June 25, 2019.........................   100       0     0      0      0      0      0
June 25, 2020.........................   100       0     0      0      0      0      0
June 25, 2021.........................   100       0     0      0      0      0      0
June 25, 2022.........................   100       0     0      0      0      0      0
June 25, 2023.........................    99       0     0      0      0      0      0
June 25, 2024.........................    70       0     0      0      0      0      0
June 25, 2025.........................    37       0     0      0      0      0      0
June 25, 2026.........................     0       0     0      0      0      0      0
June 25, 2027.........................     0       0     0      0      0      0      0
June 25, 2028.........................     0       0     0      0      0      0      0
Weighted Average Life (years)
  To Maturity(2)...................... 26.63   12.86  8.93   5.00   3.87   3.24   2.77
  To Call(3).......................... 26.63   12.86  8.93   5.00   3.87   3.24   2.77

                                                          CLASS A-4
                                       ---------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION          0%     50%     75%   120%   150%     175%   200%
ADJUSTABLE RATE PREPAYMENT ASSUMPTION     0%     50%     75%   100%   125%     150%   175%
                                       ---------------------------------------------------
PAYMENT DATE
Initial Percentage....................   100     100     100   100    100      100    100
June 25, 1999.........................   100     100     100   100    100      100    100
June 25, 2000.........................   100     100     100   100    100      100    100
June 25, 2001.........................   100     100     100   100    100      100    100
June 25, 2002.........................   100     100     100   100    100       94     54
June 25, 2003.........................   100     100     100   100     86       45     16
June 25, 2004.........................   100     100     100   100     54       24      5
June 25, 2005.........................   100     100     100    80     36       14      2
June 25, 2006.........................   100     100     100    72     34       14      2
June 25, 2007.........................   100     100     100    57     25       10      2
June 25, 2008.........................   100     100     100    42     16        4      0
June 25, 2009.........................   100     100     100    30      9        0      0
June 25, 2010.........................   100     100      91    20      4        0      0
June 25, 2011.........................   100     100      73    13      0        0      0
June 25, 2012.........................   100     100      58     7      0        0      0
June 25, 2013.........................   100     100      40     2      0        0      0
June 25, 2014.........................   100      86      31     0      0        0      0
June 25, 2015.........................   100      72      24     0      0        0      0
June 25, 2016.........................   100      60      18     0      0        0      0
June 25, 2017.........................   100      49      13     0      0        0      0
June 25, 2018.........................   100      40       8     0      0        0      0
June 25, 2019.........................   100      33       5     0      0        0      0
June 25, 2020.........................   100      26       3     0      0        0      0
June 25, 2021.........................   100      20       1     0      0        0      0
June 25, 2022.........................   100      15       0     0      0        0      0
June 25, 2023.........................   100      10       0     0      0        0      0
June 25, 2024.........................   100       6       0     0      0        0      0
June 25, 2025.........................   100       2       0     0      0        0      0
June 25, 2026.........................    98       0       0     0      0        0      0
June 25, 2027.........................    46       0       0     0      0        0      0
June 25, 2028.........................     0       0       0     0      0        0      0
Weighted Average Life (years)
  To Maturity(2)...................... 28.98   19.76   15.23   9.83   7.24     5.63   4.39
  To Call(3).......................... 28.58   15.58   11.60   7.55   5.76     4.76   4.02

------------------

(1) The percentages in the tables have been rounded to the nearest 1%.

(2) The weighted average life of a Class of Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

(3) Calculated pursuant to footnote two but assumes that the Servicer exercises its option to purchase the Home Equity Loans. See 'Pooling and Servicing Agreement--Optional Termination' herein.

             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE(1)

                                                          CLASS A-5
                                        ------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION           0%     50%    75%   120%   150%   175%   200%
ADJUSTABLE RATE PREPAYMENT ASSUMPTION      0%     50%    75%   100%   125%   150%   175%
                                        ------------------------------------------------
PAYMENT DATE
Initial Percentage.....................   100     100   100    100    100    100    100
June 25, 1999..........................   100     100   100    100    100    100    100
June 25, 2000..........................   100     100   100    100    100    100    100
June 25, 2001..........................   100     100   100    100    100    100    100
June 25, 2002..........................    99      94    92     88     85     82     79
June 25, 2003..........................    98      89    85     77     72     67     61
June 25, 2004..........................    97      80    73     61     52     45     38
June 25, 2005..........................    94      70    61     45     34     27     19
June 25, 2006..........................    86      47    34     16     10      8      7
June 25, 2007..........................    77      31    19      6      2      1      0
June 25, 2008..........................    70      20    10      2      0      0      0
June 25, 2009..........................    63      13     5      1      0      0      0
June 25, 2010..........................    56       9     3      0      0      0      0
June 25, 2011..........................    48       5     1      0      0      0      0
June 25, 2012..........................    41       3     1      0      0      0      0
June 25, 2013..........................    23       1     0      0      0      0      0
June 25, 2014..........................    20       1     0      0      0      0      0
June 25, 2015..........................    17       0     0      0      0      0      0
June 25, 2016..........................    14       0     0      0      0      0      0
June 25, 2017..........................    11       0     0      0      0      0      0
June 25, 2018..........................     8       0     0      0      0      0      0
June 25, 2019..........................     7       0     0      0      0      0      0
June 25, 2020..........................     6       0     0      0      0      0      0
June 25, 2021..........................     4       0     0      0      0      0      0
June 25, 2022..........................     3       0     0      0      0      0      0
June 25, 2023..........................     2       0     0      0      0      0      0
June 25, 2024..........................     1       0     0      0      0      0      0
June 25, 2025..........................     1       0     0      0      0      0      0
June 25, 2026..........................     0       0     0      0      0      0      0
June 25, 2027..........................     0       0     0      0      0      0      0
June 25, 2028..........................     0       0     0      0      0      0      0
Weighted Average Life (years)
  To Maturity(2)....................... 13.04    8.19  7.36   6.47   6.08   5.82   5.58
  To Call(3)........................... 13.04    8.17  7.31   6.26   5.40   4.74   4.17

                                                          CLASS A-6
                                         -------------------------------------------------
FIXED RATE PREPAYMENT ASSUMPTION            0%     50%     75%   120%   150%  175%   200%
ADJUSTABLE RATE PREPAYMENT ASSUMPTION       0%     50%     75%   100%   125%  150%   175%
                                        -------------------------------------------------
PAYMENT DATE
Initial Percentage.....................    100     100     100   100    100   100    100
June 25, 1999..........................     94      80      73    66     59    52     46
June 25, 2000..........................     93      67      56    46     36    27     20
June 25, 2001..........................     93      57      43    32     24    17     12
June 25, 2002..........................     92      48      34    23     15    10      6
June 25, 2003..........................     91      40      26    17     10     6      3
June 25, 2004..........................     91      35      21    12      6     3      1
June 25, 2005..........................     90      29      16     8      4     1      0
June 25, 2006..........................     89      25      13     6      2     0      0
June 25, 2007..........................     88      21      10     4      1     0      0
June 25, 2008..........................     87      18       8     3      0     0      0
June 25, 2009..........................     86      15       6     2      0     0      0
June 25, 2010..........................     84      13       5     1      0     0      0
June 25, 2011..........................     83      11       3     0      0     0      0
June 25, 2012..........................     81       9       2     0      0     0      0
June 25, 2013..........................     79       8       2     0      0     0      0
June 25, 2014..........................     77       7       1     0      0     0      0
June 25, 2015..........................     74       5       1     0      0     0      0
June 25, 2016..........................     71       4       0     0      0     0      0
June 25, 2017..........................     68       3       0     0      0     0      0
June 25, 2018..........................     64       3       0     0      0     0      0
June 25, 2019..........................     60       2       0     0      0     0      0
June 25, 2020..........................     56       1       0     0      0     0      0
June 25, 2021..........................     50       1       0     0      0     0      0
June 25, 2022..........................     45       1       0     0      0     0      0
June 25, 2023..........................     39       0       0     0      0     0      0
June 25, 2024..........................     32       0       0     0      0     0      0
June 25, 2025..........................     25       0       0     0      0     0      0
June 25, 2026..........................     17       0       0     0      0     0      0
June 25, 2027..........................      7       0       0     0      0     0      0
June 25, 2028..........................      0       0       0     0      0     0      0
Weighted Average Life (years)
  To Maturity(2).......................  20.63    5.61    3.75  2.74   2.12  1.69   1.37
  To Call(3)...........................  20.57    5.33    3.60  2.59   2.01  1.61   1.32

------------------
(1) The percentages in the tables have been rounded to the nearest 1%.

(2) The weighted average life of a Class of Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificates.

(3) Calculated pursuant to footnote two but assumes that the Servicer exercises its option to purchase the Home Equity Loans. See 'Pooling and Servicing Agreement--Optional Termination' herein.

PAYMENT LAG FEATURE OF THE FIXED RATE CERTIFICATES

     Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing
Fee) received or deemed to be received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior Remittance Period (which Mortgagor payments reflect interest in arrears), and the first Payment Date will not occur until July 27, 1998. Thus, the effective yield to the Owners of the Fixed Rate Certificates will be below that otherwise produced by the related Pass-Through Rate because the distribution of the Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month.

                   FORMATION OF THE TRUST AND TRUST PROPERTY

     The Trust will be created and established pursuant to the Pooling and Servicing Agreement. On the Closing Date, the Seller will transfer without recourse the Initial Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates and the Class R Certificates at the direction of the Depositor.

     The property of the Trust shall include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing (other than principal received and interest due before the Cut-Off Date), (b) such amounts as may be held by the Trustee in the Certificate Account, Pre-Funding Account, Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held by the Servicer in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided) whether in the form of cash, instruments, securities or other properties and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the 'Trust Estate'). In addition to the foregoing, the Seller shall cause the Certificate Insurer to deliver two Insurance Policies to the Trustee for the benefit of the Owners of the Class A Certificates.

     The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates; however, certain distributions due to the Owners of the Class A Certificates are insured by the Certificate Insurer.

     Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds thereof and rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Initial Home Equity Loans and the Properties is based upon each Home Equity Loan Group as constituted at the opening of business on the Cut-Off Date. Prior to the issuance of the Class A Certificates, Initial Home Equity Loans may be removed from either Home Equity Loan Group as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Seller deems such removal necessary or appropriate and other Initial

Home Equity Loans may be added to a Home Equity Loan Group prior to the issuance of the Class A Certificates.

     A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed, and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement and information regarding each Home Equity Loan Group, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates and within fifteen days of the addition of any Subsequent Home Equity Loans. In the event Initial Home Equity Loans are removed from or added to, or Subsequent Home Equity Loans are removed from or added to a Home Equity Loan Group as set forth in the preceding paragraph, such removal or addition will be noted in a current report on Form 8-K.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

GENERAL

     Each Class A Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

     The Home Equity Loan pool is divided into two Home Equity Loan Groups, the Fixed Rate Group, which contains fixed rate Home Equity Loans, and the Adjustable Rate Group, which contains adjustable rate Home Equity Loans. For each Home Equity Loan Group, the related Class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Certificate Principal Balance has been reduced to zero.

PAYMENT DATES

     On each Payment Date, the Owners of the Classes of Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the 'Certificate Account') and until the related Certificate Principal Balance of such Class of Class A Certificates is reduced to zero, the aggregate Class A Distribution Amount as of such Payment Date allocated among each Class of Class A Certificates as described below. Distributions will be made in immediately available funds to Owners of Class A Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the 'Register') maintained by the Trustee as registrar (the 'Registrar'). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC. See 'Description of the Class A Certificates--Book Entry Registration of the Class A Certificates' herein and 'Description of the Certificates--Book Entry Registration' in the Prospectus.

     The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed cancelled for all purposes of the Pooling and Servicing Agreement and the related Insurance Policy.

     Each Owner of record of the related Class of Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The 'Percentage Interest' of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Class A Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.

DISTRIBUTIONS

     Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) any Insured Payments, (ii) the proceeds of any liquidation of the assets of the Trust and (iii) all remittances made to the Trustee by or on behalf of the Servicer.

     The Pooling and Servicing Agreement establishes a pass-through rate on each Class of Class A Certificates (each, a 'Pass-Through Rate') as set forth in the Summary herein under 'Certificates Offered.' The 'Expense Fee' for any Payment Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Insurance Policies (the 'Premium Amount') on such Payment Date.

     On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

          (i) first, on each Payment Date from amounts then on deposit in the Certificate Account, (A) to the Trustee, the Trustee Fee and (B) provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, the Premium Amount for such Payment Date to the Certificate Insurer;

          (ii) second, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to the related Home Equity Loan Group with respect to such Payment Date plus (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to such Payment Date (such sum being the 'Total Monthly Excess Cashflow' with respect to such Home Equity Loan Group and Payment Date) to the applicable Home Equity Loan Group in the following order of priority:

             (A) first, such Total Monthly Excess Cashflow with respect to such Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount (excluding any related Subordination Increase Amount) pursuant to clause (iii) below in an amount equal to the amount, if any, by which (x) such Class A Distribution Amount (excluding any related Subordination Increase Amount) exceeds (y) the Available Funds with respect to such Home Equity Loan Group (net of the related Expense Fees) (the amount of such difference with respect to a Home Equity Loan Group being an 'Available Funds Shortfall' for such Home Equity Loan Group.

             (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clause (ii) (A) above shall be allocated against any Available Funds Shortfall with respect to the other Home Equity Loan Group;

             (C) third, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (ii) (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount (as defined in the Pooling and Servicing Agreement) with respect to the related Home Equity Loan Group; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (ii)(E) below;

             (D) fourth, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing; any portion of the Total Monthly Excess Cashflow remaining after the allocation described in clauses (ii) (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Pooling and Servicing Agreement) owed to the Certificate Insurer with respect to the other Home Equity Loan Group; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause (ii)(F) below;

             (E) fifth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clauses (ii) (A) through (D) shall be used to reduce to zero, through the payment to the Owners of the related Class or Classes of Class A Certificates of a Subordination Increase Amount included in the related Class A Principal Distribution Amount which shall be paid pursuant to clause (iii) (B) or (C) below, an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to such Home Equity Loan Group over the Subordinated Amount with respect to such Home Equity Loan Group (assuming application of 100% of principal collections received during such Remittance Period but prior to the application of any Subordination Increase Amount) (the 'Subordination Deficiency Amount') as of such Payment Date;

             (F) sixth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clauses (ii) (A), (B), (C), (D) and (E) above shall be used to reduce to zero, through the payment of a Subordination Increase Amount to the Owners of the Class A Certificates related to the other Home Equity Loan Group pursuant to clause (iii)(B) or (C) below, any Subordination Deficiency Amount with respect to the other Home Equity Loan Group as of such Payment Date following applications of all Total Monthly Excess Cashflow with respect to such other Home Equity Loan Group;

             (G) seventh, any portion of Total Monthly Excess Cashflow with respect to the Adjustable Rate Group remaining after the applications described in clauses (ii) (A), (B), (C), (D), (E) and (F) above shall be paid to the Owners of the Class A-6 Certificates pursuant to clause
        (iii)(E) below, to the extent of Unpaid Class A-6 Certificateholders' Interest Index Carryover; and

             (H) eighth, any Total Monthly Excess Cashflow remaining after the applications described in clauses (ii) (A), (B), (C), (D), (E), (F) and
        (G) above shall be paid to the Servicer pursuant to clause (iii)(F) below, to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest;

          (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment which shall be paid only to the Owners of the related Class A Certificates) then on deposit in the Certificate Account with respect to the related Home Equity Loan Group (after giving effect to the allocations provided in clause (ii) above), the Trustee shall distribute:

             (A) to the Owners of the Class A Certificates, the related Current Interest for each Class (including the proceeds of any Insured Payments made by the Certificate Insurer) on a pro rata basis based on each such Class A Certificate's Current Interest without priority among the Class A Certificates;

             (B) to the Owners of Class A Certificates, the Class A Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed as follows: (i) to the Owners of the Class A-5 Certificates, an amount equal to the Class A-5 Lockout Distribution Amount and (ii) the remainder as follows: first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates until the Class A-4 Certificate Principal Balance is reduced to zero; and fifth, to the Owners of the Class A-5 Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; provided, however, during the continuance of a Certificate Insurer Default, if there is a Subordination Deficit with respect to the Fixed Rate Group, then the Class A Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed pro rata to the Owners of the Fixed Rate Certificates;

             (C) the Class A Principal Distribution Amount applicable to the Adjustable Rate Group shall be distributed to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal balance is reduced to zero;

             (D) to the Certificate Insurer the amounts described in clauses
        (ii)(C) and (D) above;

             (E) to the Owners of the Class A-6 Certificates, the amounts described in clause (ii) (G) above in respect of the aggregate Unpaid Class A-6 Certificateholders' Interest Index Carryover;

             (F) to the Servicer the amounts described in clause (ii)(H) above; and

             (G) to the Trustee, as reimbursement for all reimbursable expenses incurred in connection with duties and obligations under the Pooling and Servicing Agreement.

          (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute to the

     Owners of the Class R Certificates, the remaining distributable amounts as specified in the Pooling and Servicing Agreement, for such Payment Date.

     The Premium Amount as of each Payment Date will be as set out in the Pooling and Servicing Agreement.

     'Net Monthly Excess Cashflow' with respect to each Home Equity Loan Group and Payment Date, means the excess, if any, of the Total Monthly Excess Cashflow for such Home Equity Loan Group over the amounts allocated pursuant to clauses
(ii)(A) through (ii)(D) above for such Payment Date.

     'Current Interest' with respect to each Class of Class A Certificates means, with respect to any Payment Date: (i) the aggregate amount of interest accrued at the related Pass-Through Rate on the Certificate Principal Balance of the related Class A Certificates plus (ii) the Preference Amount as it relates to interest previously paid on such Class of the Class A Certificates prior to such Payment Date that remains unpaid as of such Payment Date plus (iii) the Carry-Forward Amount, if any, with respect to such Class of Class A Certificates; provided however, that with respect to each Class of Class A Certificates, Current Interest will be reduced by such Class' pro rata share of any Civil Relief Interest Shortfalls (as defined herein) during the related Accrual Period.

     The Class A-6 Pass-Through Rate is subject to the Class A-6 Available Funds Cap. For a description of the calculation of the Class A-6 Pass-Through Rate and the Class A-6 Available Funds Cap see 'Summary of Terms--Certificates Offered,' and '--Class A Distributions.'

     The 'Class A Principal Distribution Amount' for each Home Equity Loan Group and Payment Date shall be the lesser of: (a) the related Total Available Funds, minus the related Expense Fee, plus any Insured Payment with respect to the related Class A Certificates, minus the Current Interest for such Payment Date with respect to the related Class A Certificates; and (b) the excess, if any, of
(i) the sum of (without duplication): (A) the Preference Amount with respect to principal owed to each Owner of Class A Certificates related to such Home Equity Loan Group that remains unpaid as of such Payment Date; (B) the principal portion of all scheduled monthly payments on the Home Equity Loans related to such Home Equity Loan Group due on or prior to the related Due Date thereof, received by the Servicer during the related Remittance Period and any Prepayments on such Home Equity Loans made by the Mortgagors and actually received by the Servicer during the related Remittance Period to the extent such amounts are received by the Trustee on or prior to the related Monthly Remittance Date; (C) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such outstanding principal balance is actually received by the Trustee on or prior to the related Monthly Remittance Date; (D) any Substitution Amounts (i.e. the excess, if any, of the outstanding principal balance of a Home Equity Loan in the related Home Equity Loan Group being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest plus the amount of any Delinquency Advances and Servicing Advances) delivered by the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Monthly Remittance Date; (E) all Net Liquidation Proceeds actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal), to the extent such Net Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date; (F) the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for such Payment Date; (G) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent such proceeds relate to principal); (H) with respect to the Payment Date immediately following the last day of the Funding Period, all amounts remaining on deposit in the Pre-Funding Account and allocate to such Home Equity Loan Group to the extent not used to purchase Subsequent Home Equity Loans during such Funding Period; and (I) the amount of any Subordination Increase Amount (as defined herein) with respect to the related Home Equity Loan Group for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose; over (ii) the amount of any Subordination Reduction Amount (as defined herein) with respect to the related Home Equity Loan Group for such Payment Date.

     The 'Carry-Forward Amount' with respect to any Class of Class A Certificates is the amount as of any Payment Date, equal to the sum of (i) the amount, if any, by which (x) the Current Interest for such Class for the immediately preceding Payment Date exceeded (y) the amount of the actual distribution in respect to interest on such Class of Class A Certificates, made to the Owners of such Class of Class A Certificates on such immediately preceding Payment Date and (ii) 30 days interest on such excess at the related Pass-Through Rate for such Class of Class A Certificates.

     'Available Funds' as to each Home Equity Loan Group and Payment Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on such Payment Date net of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on such Payment Date and any amounts from the Pre-Funding Account and the Capitalized Interest Account.

     'Total Available Funds' as to each Payment Date and a Home Equity Loan Group is the sum of (x) the amount on deposit in the Certificate Account with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow) and inclusive of amounts deposited into the Certificate Account from the Pre-Funding Account and Capitalized Interest Account on such Payment Date and
(y) any amounts of Total Monthly Excess Cashflow with respect to either Home Equity Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date).

     The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and deposit such amounts into the Certificate Account and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A Certificates the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement; such subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Insurance Policies.

     The Pooling and Servicing Agreement provides that the term 'Available Funds' does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

     Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

PRE-FUNDING ACCOUNT

     On the Closing Date, approximately $251.24 (the 'Original Pre-Funded Amount') (of which approximately $0 will be allocated to the Fixed Rate Group and approximately $251.24 will be allocated to the Adjustable Rate Group) will be deposited in the Pre-Funding Account which account will be in the name of, and maintained by, the Trustee on behalf of the Trust and shall be part of the Trust Estate. The Original Pre-Funded Amount allocated to a Home Equity Loan Group may be reduced during the Funding Period for such Home Equity Loan Group to the extent Subsequent Home Equity Loans are purchased on any date (each, a 'Subsequent Transfer Date') which satisfy the criteria set forth in the Pooling and Servicing Agreement or are otherwise acceptable to the Certificate Insurer. The Trust may purchase the Subsequent Home Equity Loans only from the Depositor and not from any other person and the Depositor may purchase the Subsequent Home Equity Loans only from the Seller or an affiliate of the Seller and not from any other person. The Seller does not anticipate that any Subsequent Home Equity Loans will be purchased. See 'The Home Equity Loan Pools-- Conveyance of Subsequent Home Equity Loans' herein. All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of the REMIC.

     The 'Funding Period' is the period from the Closing Date until the earlier of (i) the date on which a Servicer Termination Event occurs under the Pooling and Servicing Agreement or (ii) the Monthly Remittance Date in July 1998. The Original Pre-Funded Amount, as reduced from time to time by the amount thereof applied to the purchase of Subsequent Home Equity Loans is referred to herein as the 'Pre-Funded Amount.' It is anticipated that the Pre-Funded Amount remaining in the Pre-Funding Account allocated to the Adjustable Rate Group at the end of the Funding Period will be distributed to Owners of the Class A-6 Certificates as an additional distribution of principal on the July 1998 Payment Date.

CAPITALIZED INTEREST ACCOUNT

     If required by the Certificate Insurer, an amount will be deposited in an account (the 'Capitalized Interest Account'), to be used by the Trustee during the Funding Period to fund the amount equal to (i) the sum of (a) the amount of interest accruing at the weighted average of the Pass-Through Rates of the Fixed Rate Certificates (in the case of the Fixed Rate Group) or the Class A-6 Pass-Through Rate (in the case of Adjustable Rate Group) accruing during the related Accrual Period on the amount by which the aggregate Certificate Principal Balance of the related Class A Certificates exceeds the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group plus (b) the related Premium Amount accruing during the related Accrual Period on such excess balance minus (ii) the amount of any reinvestment income on monies allocated to such Home Equity Loan Group and on deposit in the Pre-Funding Account. Any amounts remaining in the Capitalized Interest Account on the Payment Date which follows the end of the Funding Period and not used for such purpose on such Payment Date are required to be paid directly to the Seller on such Payment Date. The Seller does not expect that there will be any deposits made into the Capitalized Interest Account.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Accrual Period for the Class A-6 Certificates.

     'One-Month LIBOR' means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     'LIBOR Determination Date' means, with respect to any Accrual Period, the second London business day preceding the commencement of such Accrual Period. For purposes of determining One-Month LIBOR, a 'London business day' is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     'Telerate Page 3750' means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and 'Reference Banks' means leading banks selected by the Seller and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

BOOK ENTRY REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates initially will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring Certificateownership interests in the Class A Certificates ('Certificateowners') will hold such Certificates through the Depository Trust Company ('DTC'), in the United States, or Cedel Bank, societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in Europe, if such Certificateowners are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class, representing the aggregate principal balance of each such Class of Class A Certificates, and will initially be registered in the name of Cede & Co. ('Cede'), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ('Citibank') will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ('Morgan') will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the 'Relevant Depositary' and, collectively, the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Class A Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificateowner's Financial Intermediary is not a Participant, and on the records of Cedel or Euroclear, if applicable).

     Certificateowners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and its Participants (including Cedel and Euroclear). While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificateowners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Certificateowners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateowners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements' in Annex A hereto.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ('Participants'), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, Certificateownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal Reserve System (the 'Federal Reserve Board') and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificateowners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificateowners that it represents.

     Under a book-entry format, Certificateowners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Global Clearance, Settlement and Tax Documentation Procedures--Information Reporting and Backup Withholding' in Annex A hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Certificateowners to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Certificates may be limited due to the lack of physical certificates representing such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Certificateowners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Certificates are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates that conflict with actions taken with respect to other Class A Certificates.

     Definitive Class A Certificates will be issued in registered form to Certificateowners, or their nominees, rather than to DTC, only if (i) DTC or the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Class A Certificates and the Seller or the Trustee is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system through DTC, or (iii) after an event of default under the Pooling and Servicing Agreement, the Certificateowners representing not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC that the book-entry system is no longer in the best interests of such Certificateowners. Upon issuance of Definitive Certificates to Certificateowners of the Class A Certificates, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateowners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF RIGHTS

     An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Owners of the Class A Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an 'Owner' to the extent (but only to the extent) of such rights.

               THE INSURANCE POLICIES AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Insurance Policies, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Insurance Policies do not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Class A-6 Certificateholders' Interest Index Carryovers or any Unpaid Class A-6 Certificateholders' Interest Index Carryovers.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under an Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the 'Fiscal Agent') of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under an Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under an Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Insurance Policy.

     As used in the Insurance Policies, the following terms shall have the following meanings:

     'Agreement' means the Pooling and Servicing Agreement, dated as of June 1, 1998 among DLJ Mortgage Acceptance Corp., as Depositor, Centex Credit Corporation d/b/a Centex Home Equity Corporation, as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Certificate Insurer.

     'Business Day' means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York City, Dallas, Texas, the city in which the Corporate Trust Office of the Trustee under the Agreement is located or the city in which the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

     'Deficiency Amount' means, with respect to any Payment Date, the sum of (a) the excess, if any, of (i) the related Current Interest over (ii) the related Total Available Funds (after applying the crosscollateralization provisions of the Agreement, after any deduction for the related Premium Amount and the related Trustee Fee and without regard to any related Insured Payment to be made with respect to such Payment Date) and (b) the related Subordination Deficit (after applying the crosscollateralization provisions of the Agreement and after taking into account the portion of the related Class A Principal Distribution Amount to be actually distributed on such Payment Date without regard to any related Insured Payment to be made with respect to such Payment Date).

     'Insured Payment' means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount (without duplication).

     'Notice' means the telephonic or telegraphic notice, promptly confirmed in writing by fax substantially in the form of Exhibit A attached to the related Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     'Obligations' means $200,000,000 Centex Home Equity Loan Pass-Through Certificates, Series 1998-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-6, as applicable under the related Insurance Policy.

     'Owner' means each such Owner (as defined in the Agreement) of an Obligation (other than the Trustee, the Depositor or the Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

     'Preference Amount' means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under an Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     EACH INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     THE INSURANCE PROVIDED BY EACH INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Insurance Policies are not cancellable for any reason. The premiums on each Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the 'Company'). The Company is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ('CMAC') through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Certificate Insurer. The Company is not obligated to pay the debts or claims against CMAC.

     The consolidated financial statements of the Certificate Insurer, a wholly-owned subsidiary of the Company, and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of March 31, 1998 and for the periods ending March 31, 1998 and March 31, 1997 included in the Quarterly Report on Form 10-Q of the Company for the period ending March 31, 1998 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ('SAP') and generally accepted accounting principles ('GAAP'):

                                                                                       SAP
                                                                       -----------------------------------
                                                                       DECEMBER 31, 1997    MARCH 31, 1998
                                                                       -----------------    --------------
                                                                           (AUDITED)         (UNAUDITED)
                                                                                  (IN MILLIONS)
          Admitted Assets...........................................        $ 5,256             $5,475
          Liabilities...............................................          3,496              3,658
          Capital and Surplus.......................................          1,760              1,817

                                                                                      GAAP
                                                                       -----------------------------------
                                                                       DECEMBER 31, 1997    MARCH 31, 1998
                                                                       -----------------    --------------
                                                                           (AUDITED)         (UNAUDITED)
                                                                                  (IN MILLIONS)
          Assets....................................................        $ 5,988             $6,196
          Liabilities...............................................          2,624              2,725
          Shareholder's Equity......................................          3,364              3,471

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurance Policies and the Certificate Insurer set forth under the heading 'The Insurance Policies and the Certificate Insurer' herein. Additionally, the Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

     Moody's rates the claims paying ability of the Certificate Insurer 'Aaa.'

     Standard & Poor's rates the claims paying ability of the Certificate Insurer 'AAA.'

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Certificate Insurer 'AAA.'

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                               CREDIT ENHANCEMENT

INSURANCE POLICIES

     See 'The Insurance Policies and The Certificate Insurer' herein for a description of the Insurance Policies.

OVERCOLLATERALIZATION PROVISIONS

     Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Payment Date as an accelerated payment of principal on the related Class(es) of Class A Certificates, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the sum of (A) the excess, if any of
(x) the interest which is collected on the Home Equity Loans in such Home Equity Loan Group during a Remittance Period (net of the Servicing Fee and Trustee Fee with respect to such Home Equity Loan Group and any reimbursement of nonrecoverable Delinquency Advances with respect to such Home Equity Loan Group) plus any Delinquency Advances and Compensating Interest with respect to such Home Equity Loan Group over (y) the sum of the related Current Interest and the Premium Amount with respect to such Home Equity Loan Group (the difference between (x) and (y) is the 'Total Monthly Excess Spread' with respect to such Home Equity Loan Group), and (B) the related Subordinated Reduction Amount over
(ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date in the related Home Equity Loan Group or in the other Home Equity Loan Group, or used to reimburse the Certificate Insurer.

     The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used, the Pooling and Servicing Agreement provides that it will be used to pay the Owners of the Class A-6 Certificates any Class A-6 Certificateholders' Interest Index Carryovers and any Unpaid Class A-6 Certificateholders' Interest Index Carryovers, to reimburse the Servicer and the Trustee with respect to any amounts owing to it, and, thereafter, paid to the Owners of the Class R Certificates.

     Pursuant to the Pooling and Servicing Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the related Subordinated Amount has increased to the level required. 'Subordinated Amount' means, with respect to each Home Equity Loan Group and Payment Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding Remittance Period and (ii) any amount with respect to such Home Equity Loan Group on deposit in the Pre-Funding Account at such time exclusive of any Pre-Funding Account Earnings (as defined in the Pooling and Servicing Agreement) over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates as of such Payment Date (after taking into account the payment of the Class A Principal Distribution Amount related to such Home Equity Loan Group (except for any Subordination Reduction Amount or Subordination Increase Amount related to such Home Equity Loan Group) on such Payment Date). With respect to each Home Equity Loan Group and Payment Date, the lesser of (i) the related Subordination Deficiency Amount as of such Payment Date (after taking into account the payment of the related Class A Distribution Amount on such Payment Date (except for any such Subordinate Increase Amount for such Home Equity Loan Group)) and (ii) the aggregate amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a 'Subordination Increase Amount.' The required level of the Subordinated Amount for each Home Equity Loan Group with respect to a Payment Date is the 'Specified Subordinated Amount.' The Pooling and Servicing Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers including triggers that allow the related Specified Subordinated Amount to decrease or 'step down' based on the performance on the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses. In addition, Net Monthly Excess Cashflow for each Home Equity Loan Group will be applied to the payment in reduction of principal of the Class A Certificates during the period that the Home Equity Loans in such Home Equity Loan

Group are unable to meet certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

     In the event that the Specified Subordinated Amount with respect to a Home Equity Loan Group is permitted to decrease or 'step down' on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the related Class A Certificates on such Payment Date shall be distributed to the Owners of the Class R Certificates (to the extent available therefor) over the period specified in the Pooling and Servicing Agreement. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Subordinated Amount. With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (x) the related Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) over (y) the related Specified Subordinated Amount is the 'Excess Subordinated Amount' for such Home Equity Loan Group and Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date, would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the related Class or Classes of Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Class R Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount for such Home Equity Loan Group and Payment Date and (y) the amount available for distribution on account of principal with respect to such Class A Certificates on such Payment Date; such amount being the 'Subordination Reduction Amount' with respect to the related Home Equity Loan Group and Payment Date.

     The Pooling and Servicing Agreement provides generally that, on any Payment Date all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Remittance Period will be distributed to the Owners of the related Class A Certificates on such Payment Date. If any Home Equity Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a 'Realized Loss.' In addition, the Pooling and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the related Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Class R Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which such Owners would otherwise receive.

     Overcollateralization and the Insurance Policies. The Pooling and Servicing Agreement defines a 'Subordination Deficit' with respect to a Home Equity Loan Group and Payment Date to be the amount, if any, by which (x) the related aggregate Class A Certificate Principal Balance with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (except for any Insured Payment or any Subordination Deficit), exceeds (y) the sum of (a) the aggregate Loan Balances of the Home Equity Loans as of the close of business on the last day of the related Remittance Period and
(b) the amount, if any, on deposit and allocated to such Home Equity Loan Group in the Pre-Funding Account as of the last day of the related Remittance Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class A Certificates on such Payment Date. Each Insurance Policy is thus similar to the subordination provisions described above insofar as such Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Insurance Policies. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the Owners of the Class A Certificates are insulated from shortfalls in Available Funds that may arise.

CROSSCOLLATERALIZATION PROVISIONS

     In addition to the use of Total Monthly Excess Spread and Net Monthly Excess Cashflow with respect to a Home Equity Loan Group to cover related Available Funds Shortfalls, Subordination Increase Amounts, Reimbursement Amounts and Subordination Deficits, such Total Monthly Excess Spread and Net Monthly Excess Cashflow will be available to cover such requirements for the other Home Equity Loan Group as described under the caption 'Description of the Class A Certificates--Distributions' herein. Additionally, since crosscollateralization of the Available Funds Shortfall for the Fixed Rate Certificates and the Class A-6 Certificates occurs prior to the payment of any Subordination Increase Amounts, the amount and timing of payments on the Home Equity Loans in one Home Equity Loan Group may affect the level of overcollateralization provided by the other Home Equity Loan Group.

                      THE POOLING AND SERVICING AGREEMENT

     In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

COVENANT OF THE SELLER TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE HOME EQUITY LOANS IN CERTAIN SITUATIONS

     Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, the Servicer, any Sub-Servicer, any Owner, the Custodian or the Trustee that the representations and warranties are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.

     Upon the earliest to occur of the Seller's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Certificate Insurer in such Home Equity Loan, the Seller will be required promptly to cure such breach in all material respects or the Seller shall on or prior to the second Monthly Remittance Date next succeeding such discovery, such receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a 'Qualified Replacement Mortgage' (as such is defined in the Pooling and Servicing Agreement) and deliver an amount equal to the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan plus accrued and unpaid interest and plus the amount of any Delinquency Advance and Servicing Advance (the 'Substitution Amount'), to the Trustee (to be deemed part of the collections remitted by the Servicer on such Monthly Remittance Date) or
(ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such (a 'REMIC Opinion'), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. The Seller shall also deliver an Officer's Certificate to the Trustee and the Certificate Insurer concurrently with the delivery of a Qualified Replacement Mortgage stating that such Home Equity Loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of any such repurchase or substitution. The obligation of the Seller to so substitute or repurchase any Home Equity Loan as to which a representation of warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

     'Loan Purchase Price' means an amount equal to the aggregate principal balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the Monthly Remittance Date in the Remittance Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan,
(ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances and Servicing Advances to the extent that such reimbursement is not made from the Mortgagor.

ASSIGNMENT OF HOME EQUITY LOANS

     On the Closing Date, with respect to the Initial Home Equity Loans and on the related Subsequent Transfer Date, with respect to the Subsequent Home Equity Loans, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners all right, title and interest of the Seller in and to each such Home Equity Loan and all its right, title and interest in and to principal received and interest due on each such Home Equity Loan on and after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal received (including Prepayments) and interest due on each Home Equity Loan prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date or Subsequent Transfer Date, as applicable, is a sale, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

     In connection with the transfer and assignment of the Home Equity Loans on the Closing Date, or the Subsequent Transfer Date, as applicable, the Seller will be required to:

          (i) deliver without recourse to the Trustee or an affiliate or agent of the Trustee (the 'Custodian') on behalf of the Trustee on the Closing Date or the Subsequent Transfer Date, as the case may be, identified in the Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) (1) if the original title insurance policy is not available, the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, or if available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (2) if title insurance is not available in the applicable state, the attorney's opinion of title, (C) subject to clause (ii) below, originals or copies of all intervening assignments, if any, certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any, (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing attorney or officer of the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and (F) the original assignments of Mortgages in recordable form;

          (ii) cause, within 60 days following the Closing Date or the Subsequent Transfer Date, as the case may be, assignments of the Mortgages to 'Norwest Bank Minnesota, National Association, as Trustee of Centex Home Equity Loan Trust 1998-2 under the Pooling and Servicing Agreement dated as of June 1, 1998' to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until such time as such information has been received from the recording office; provided, further, that (except as provided in the Pooling and Servicing Agreement) the Seller shall not be required to record an assignment of a Mortgage if the Seller furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date or the Subsequent Transfer Date, as the case may be, with respect to the Home Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies); and

          (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Closing Date or the Subsequent Transfer Date, as the case may be).

     The Trustee will agree, for the benefit of the Owners, to cause the Custodian to review each File within 45 days after the Closing Date or the Subsequent Transfer Date, as the case may be (or the date of receipt of any documents delivered to the Trustee after the Closing Date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

     If the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, concurrently with such notice shall on behalf of the Trustee notify the Depositor, the Seller, the Owners and the Certificate Insurer. The Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee (to be deemed part of the collections remitted by the Servicer on such Monthly Remittance Date) or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date. However, such substitution or purchase must occur within 90 days of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as such term is defined in the Pooling and Servicing Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless the Seller obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

     In addition to the foregoing, the Custodian on behalf of the Trustee has agreed to make a review during the 12th month after the Closing Date indicating the current status of the exceptions previously indicated on the Pool Certification (the 'Final Certification'). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide to Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

SERVICING AND SUB-SERVICING

     The Seller will also serve as the Servicer of each Home Equity Loan. On the date of issuance of the Certificates, it is anticipated that all of the Home Equity Loans will be serviced by the Servicer. The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Pooling and Servicing Agreement.

     The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Trustee, the Seller, the Servicer except as described herein, or any of their affiliates.

     The Servicer (other than the Servicer as successor Servicer) is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and the terms of the respective Home Equity Loans.

     The Servicer may retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

     When a borrower prepays all of a Home Equity Loan, the borrower pays interest on the amount prepaid only to the date of prepayment and accordingly, an interest shortfall (a 'Prepayment Interest Shortfall') may result. In order to mitigate the effect of any such shortfall in interest distributions to holders of Class A Certificates on any Payment Date, the aggregate Servicing Fee otherwise payable to the Servicer for such month shall, to the extent of the aggregate of such shortfalls, be deposited by the Servicer in the Principal and Interest Account for distribution to holders of Class A Certificates on such Payment Date. Any such deposit by the Servicer will be reflected in the distributions to holders of Class A Certificates made on the related Payment Date.

     The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Pooling and Servicing Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those described in FNMA's Servicing Guide (the 'FNMA Guide'). Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived (if such waiver or permission is occasioned by the default or reasonable foreseeable default of a Home Equity Loan or is consistent with the continued treatment of the Homes Equity Loan as a Qualified Mortgage (as such term is defined in the Pooling and Servicing Agreement)) any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

     The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, a principal and interest account maintained as a trust account in the trust department of such institution (the 'Principal and Interest Account'). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of, and must be promptly replenished by, the Servicer.

     The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account, within one business day following receipt, all principal received and interest due on the Home Equity Loans on and after the related Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ('Net Liquidation Proceeds') and, any income from REO Properties and Delinquency Advances, but net of (i) Net Liquidation Proceeds to the extent that such Net

Liquidation Proceeds exceed the sum of (a) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (b) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, (c) any Realized Losses during the related Remittance Period, and
(d) other reimbursements to the Servicer (i.e. unreimbursed servicing advances),
(ii) principal (including Prepayments) collected and interest due on the Home Equity Loans prior to the Cut-Off Date, (iii) reimbursements for Delinquency Advances and Servicing Advances to the extent provided below, and (iv) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the 'Daily Collections').

     The Servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

          (i) on each Monthly Remittance Date, to pay itself the Servicing Fee to the extent not otherwise retained;

          (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

          (iv) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) and for any excess interest collected from a Mortgagor; and

          (v) to clear and terminate the Principal and Interest Account following the termination of the Trust;

     The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

     On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Payment Date occurring during the month in which such advance is made (which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which such amounts are required to be part of the monthly remittance amount) any delinquent payment of interest with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are 'Delinquency Advances.' The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, amounts recovered on the related Home Equity Loan or from the Certificate Account out of Total Monthly Excess Cashflow as provided in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Pooling and Servicing Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above or may withdraw such amounts from the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee and the Certificate Insurer and may withdraw such amounts from the Principal and Interest Account.

     The Servicer will be required to pay all 'out of pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ('Preservation Expenses'), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property (including broker's fees) acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute 'Servicing Advances.' The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or from certain amounts on deposit in the Certificate Account as provided in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.

     A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a prepayment in full of a Home Equity Loan or a partial Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate that would be due on the related due date for such Home Equity Loan (such difference, the 'Compensating Interest') (but not in excess of the aggregate Servicing Fee for the related Remittance Period), will be required to be deposited to the Principal and Interest Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

     The Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Certificate Insurer and the Trustee, at the Servicer's expense a REMIC Opinion. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

     The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

     The Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

     The Servicer will have the right under the Pooling and Servicing Agreement (upon receiving the prior written consent of the Certificate Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of such Note on the Cut-Off Date and any increase in the loan-to-value ratio shall not exceed 5% unless approved in writing by the Certificate Insurer; and (iii) the lien priority of the related Mortgage is not affected.

     The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond June 2028. Notwithstanding anything set forth in the Pooling and Servicing Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

     The Servicer, with the prior written consent of the Certificate Insurer, will be permitted under the Pooling and Servicing Agreement to enter into servicing agreements (the 'Sub-Servicing Agreements') with other qualified servicers (the 'Sub-Servicers') for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

     With the consent of the Certificate Insurer, the Servicer may enter into Sub-Servicing Agreements with Sub-Servicers with respect to the servicing of the Home Equity Loans. Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

     The Servicer has agreed to indemnify and hold the Trustee and the Certificate Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Certificate Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement except as may be limited in the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee and the Certificate Insurer if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Certificate Insurer in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Pooling and Servicing Agreement. The indemnification provisions shall survive the termination of the Pooling and Servicing Agreement and the payment of the outstanding Certificates.

     The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before July 31 of each year, commencing in 1999: (1) an officers' certificate stating, as to each signer thereof, that
(i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF SERVICER

     The Certificate Insurer (or, the Owners, with the consent of the Certificate Insurer) will have the right, pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the 'Servicer Termination Events') including, without limitation:
(a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans); or (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement or (d) certain other events specified in the Pooling and Servicing Agreement.

     The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the

Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

     Upon removal or resignation of the Servicer, the Trustee (A) may solicit bids for a successor servicer as described in the Pooling and Servicing Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Pooling and Servicing Agreement, shall serve in the capacity of successor Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by FHLMC or FNMA, having net equity of not less than $5,000,000, and acceptable to the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, having its principal corporate trust office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, will be named as Trustee under the Pooling and Servicing Agreement.

REPORTING REQUIREMENTS

     On each Payment Date the Trustee will be required to report in writing (based on information provided to the Trustee by the Servicer) to each Owner, the Rating Agencies and the Certificate Insurer:

          (i) the amount of the principal and interest distribution with respect to each Class of Class A Certificates (based on a Certificate in the original principal amount of $1,000);

          (ii) the amount of such distributions allocable to principal on the Home Equity Loans, separately identifying the aggregate amount of any Prepayments in full or partial Prepayments or other recoveries of principal included therein (based on a Certificate in the original principal amount of $1,000) and any Subordination Increase Amount;

          (iii) the amount of such distribution allocable to interest on the Home Equity Loans (based on a Certificate in the original principal amount of $1,000);

          (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amounts on such Payment Date, the related Carry-Forward Amount resulting therefrom;

          (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates on such Payment Date;

          (vi) the Certificate Principal Balance of each Class of Class A Certificate (based on a Certificate in the original principal amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

          (vii) the Subordinated Amount, Specified Subordinated Amount and Subordination Deficit, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

          (viii) the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group, in each case after giving effect to any payment of principal on such Payment Date;

          (ix) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

          (x) the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

          (xi) such other information as the Certificate Insurer or any Owner may reasonably request with respect to delinquent Home Equity Loans;

          (xii) the largest Home Equity Loan Balance in each Home Equity Loan Group;

          (xiii) the Pass-Through Rate on the Class A-6 Certificates;

          (xiv) during the Funding Period and with respect to each Home Equity Loan Group, the Loan Balance of the Subsequent Home Equity Loans added to the Trust during the related Due Period; and

          (xv) during the Funding Period, the remaining Pre-Funded Amount as of the last day of the Due Period with respect to each Home Equity Loan Group.

     Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

     In addition, on each Payment Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose:

          (a) the number and aggregate principal balances of Home Equity Loans
     (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date, (iv) the number and aggregate Loan Balances of all Home Equity Loans as of such Payment Date, after giving effect to any payment of principal on such Payment Date, as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date, and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause (iv);

          (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date;

          (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date and (ii) Home Equity Loans that are 'balloon' loans;

          (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last day of the Remittance Period immediately preceding the Payment Date;

          (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last day of the Remittance Period immediately preceding the Payment Date;

          (f) the Realized Losses incurred on Home Equity Loans for related Remittance Period and the cumulative Realized Losses incurred on the Home Equity Loans from the Closing Date to and including the Remittance Period immediately preceding the Payment Date; and

          (g) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Remittance Period immediately preceding the Payment Date.

REMOVAL OF TRUSTEE FOR CAUSE

     The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; or (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

     If any such event occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld), the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.

GOVERNING LAW

     The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

AMENDMENTS

     The Trustee, the Depositor, the Seller and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein, or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Insurance Policies. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding or (c) which affects in any manner the terms or provisions of the Insurance Policies.

     The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

TERMINATION OF THE TRUST

     The Pooling and Servicing Agreement will provide that the Trust will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Insurance Policy of all amounts required to be paid to such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time if a Qualified Liquidation of the Trust Estate is effected as described below under '--Optional Termination.' To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

     By Servicer or Certificate Insurer. At its option, the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may on any Monthly Remittance Date when the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the Maximum Collateral Amount purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate, and pay to the Owners of each Class of Class A Certificates the portion of the purchase price allocable to each such class of Class A Certificates, which will equal an amount up to the sum of (i) 100% of the then outstanding Class A Certificate

Principal Balance thereof, plus (ii) one month's interest on the then outstanding Class A Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus any previously accrued but unpaid interest thereon, and with respect to the Class A-6 Certificates, together with the amount of any Unpaid Class A-6 Certificateholders' Interest Index Carryover, to the extent of funds available therefor, such sum payable in accordance with the priorities described under 'Description of the Certificates--Distributions' herein and thereby effect early retirement of the Certificates.

     Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a 'REMIC' pursuant to Section 860D of the Code (the 'Final Determination'), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. Such section must be considered only in connection with 'Certain Federal Income Tax Consequences' in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect). The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC ELECTIONS

     An election will be made to treat certain assets of the Trust as a REMIC for federal income tax purposes. The Class A Certificates will be designated as regular interests in the REMIC (the 'Regular Certificates' or the 'REMIC Regular Certificates'), and the Class R Certificates will be designated as the residual interest in the REMIC (the 'Residual Certificates' or the 'REMIC Residual Certificates').

     Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the 'Code'), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions. See 'Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount' in the Prospectus. In addition, certain Classes of Regular Certificates may be treated as issued with a premium. See 'Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium' in the Prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 100% Prepayment Assumption with respect to the Adjustable Rate Group and 120% Prepayment Assumption with respect to the Fixed Rate Group. See 'Prepayment and Yield Considerations' herein for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

     The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and 'real estate assets' for real estate investment trusts (REITs), subject to the limitations described in 'Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates' in the Prospectus. Similarly, interest on such Class A Certificates will be considered 'interest on obligations secured by mortgages on real property' for REITs, subject to the limitations described in 'Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates' in the Prospectus.

                        CERTAIN STATE TAX CONSIDERATIONS

     Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Class A Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Class A Certificates includes plan assets by reason of a plan or account investing in such entity (each, a 'Plan'), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ('parties in interest' and 'disqualified persons'). Such transactions are treated as 'prohibited transactions' under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

     An investment in Class A Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term 'plan assets.' Under Section 2510.3-101 of the United States Department of Labor ('DOL') regulations (the 'Regulation'), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' in such entity, unless certain exceptions apply. The Depositor believes that the Class A Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A Certificate.

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ('PTE') 90-83, Exemption Application No. D-8346, 55 Fed. Reg. 50250
(1990) (the 'Exemption'), to Donaldson, Lufkin and Jenrette Securities Corporation. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The assets covered by the Exemption include home equity loans such as the Home Equity Loans. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met. See 'ERISA Considerations' in the Prospectus.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                    RATINGS

     It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of 'AAA' by Standard & Poor's and 'Aaa' by Moody's. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. The Rating Agencies do not evaluate, and the ratings of the Class A Certificates do not address, the likelihood of payment to the Class A-6 Certificateholders of any Class A-6 Certificateholders' Interest Index Carryovers or Unpaid Class A-6 Certificateholders' Interest Index Carryovers. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10004 and Standard & Poor's, 26 Broadway, New York, New York 10004. Such ratings will be the views only of such Rating Agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities. See 'Risk Factors--Limited Nature of Ratings' herein.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although the Class A Certificates are expected to be rated 'AAA' by Standard & Poor's and 'Aaa' by Moody's, the Class A Certificates will not constitute 'mortgage related securities' for purposes of SMMEA because a portion of the Home Equity Loans represent second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Class A Certificates.

                                  UNDERWRITING

     Subject to the terms of the Underwriting Agreement dated June 15, 1998 (the 'Underwriting Agreement') between Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (together, the 'Underwriters') and the Depositor, the Depositor will agree to sell to the Underwriters and each Underwriter will agree to purchase the portion of the principal amount of Class A Certificates set forth opposite its name below, upon issuance, subject to the satisfaction of certain conditions precedent. The Class A Certificates will be offered by the Underwriters when as and if issued and sold by the Depositor to the Underwriters, subject to the prior sale or withdrawal, cancellation or modification of the offer without notice, and the right of the Underwriters to reject any subscription, in whole or in part.

                                                     PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
UNDERWRITER                                         CLASS A-1 CERTIFICATES    CLASS A-2 CERTIFICATES    CLASS A-3 CERTIFICATES
-------------------------------------------------   ----------------------    ----------------------    ----------------------
Donaldson, Lufkin & Jenrette Securities
  Corporation....................................        $ 47,000,000              $ 36,100,000              $ 17,000,000
Salomon Brothers Inc.............................        $          0              $          0              $          0

                                                     PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
UNDERWRITER                                         CLASS A-4 CERTIFICATES    CLASS A-5 CERTIFICATES    CLASS A-6 CERTIFICATES
-------------------------------------------------   ----------------------    ----------------------    ----------------------
Donaldson, Lufkin & Jenrette Securities
  Corporation....................................        $ 14,200,000              $ 12,700,000              $ 33,000,000
Salomon Brothers Inc.............................        $          0              $          0              $ 40,000,000

     The Underwriters have informed the Depositor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A

Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. Donaldson, Lufkin & Jenrette Securities Corporation is an affiliate of the Depositor.

     No Class A Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as a broker or purchase and sell Class A Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Class A Certificates or liquidity in the secondary market if one does develop.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Specifically, the Underwriters may overallot the offering, creating a short position in the Class A Certificates for its own account. The Underwriters may bid for and purchase Class A Certificates in the open market to cover such short positions. In addition, the Underwriters may bid for and purchase Class A Certificates in the open market to stabilize the price of the Class A Certificates. These activities may stabilize or maintain the market price of the Class A Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                               REPORT OF EXPERTS

     The MBIA Insurance Corporation and Subsidiaries' consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

     Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York. Certain legal matters relating to the validity of the issuance of the Certificates and certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by Thacher Proffitt & Wood, New York, New York.

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

2/28 Adjustable Rate Loans................          S-7
2/28 ARMs.................................         S-27
Accrual Period............................         S-11
Adjustable Rate Group.....................          S-1
Agreement.................................         S-68
Applicable Cut-Off Date...................          S-6
Appraised Values..........................         S-33
ARMs......................................         S-27
Available Funds...........................         S-62
Available Funds Shortfall.................         S-59
Balloon Loans.............................         S-24
Book-Entry Certificates...................         S-63
BPO.......................................         S-32
Business Day..............................         S-68
Capitalized Interest Account..............         S-10
Carry-Forward Amount......................         S-61
Cede......................................         S-18
Cedel.....................................         S-18
Cedel Participants........................         S-65
Certificate Account.......................         S-58
Certificate Insurer.......................          S-1
Certificate Insurer Default...............         S-18
Certificate Principal Balance.............         S-51
Certificateholder.........................         S-64
Certificateowners.........................         S-18
Certificates..............................          S-1
Citibank..................................         S-64
Class.....................................          S-6
Class A Certificate Principal
  Balance.................................         S-51
Class A Distribution Amount...............         S-10
Class A Principal Distribution
  Amount..................................         S-13
Class A-5 Lockout Distribution Amount.....         S-13
Class A-5 Lockout Percentage..............         S-13
Class A-5 Lockout Pro Rata Distribution
  Amount..................................         S-13
Class A-6 Available Funds Cap.............         S-11
Class A-6 Certificateholders' Interest
  Index Carryover.........................         S-12
Class A-6 Pass-Through Rate...............          S-6
Class R Certificates......................          S-1
Clean-Up Call Date........................         S-19
Closing Date..............................          S-1
CMAC......................................         S-69
Code......................................         S-19
Combined Loan-to-Value Ratio..............         S-33
Company...................................         S-69
Compensating Interest.....................         S-16
Cooperative...............................         S-65
Coupon Rates..............................          S-8
CPR.......................................         S-52
CTX Mortgage..............................         S-26
Current Interest..........................         S-11
Custodian.................................         S-74
Cut-Off Date..............................          S-6
Daily Collections.........................         S-77
Deficiency Amount.........................         S-17
Definitive Certificate....................         S-64
Delinquency Advances......................         S-16
Depositor.................................          S-2
disqualified persons......................         S-84
DOL.......................................         S-84
DTC.......................................          S-1
ERISA.....................................         S-20
Euroclear.................................         S-18
Euroclear Operator........................         S-65
Euroclear Participants....................         S-65
European Depositaries.....................         S-64
Exception.................................         S-31
Excess Subordinated Amount................         S-72
Exemption.................................         S-84
Expense Fee...............................         S-59
Federal Reserve Board.....................         S-65
Final Certification.......................         S-75
Final Determination.......................         S-83
Final Scheduled Payment Date..............         S-10
Financial Intermediary....................         S-64
First Notice..............................         S-31
Fiscal Agent..............................         S-68
Fixed Rate Certificates...................          S-1
Fixed Rate Group..........................          S-1
FNMA Guide................................         S-76
Full Documentation Program................         S-28
Funding Period............................          S-9
GAAP......................................         S-70
Global Securities.........................          A-1
Home Equity Loan Group....................          S-1
Home Equity Loans.........................          S-1
Initial Aggregate Loan Balance............          S-2
Initial Certificate Principal Balance.....         S-51
Initial Home Equity Loans.................          S-2
Insurance Policies........................          S-1
Insured Payment...........................         S-17
LIBOR Determination Date..................         S-63
Limited Documentation Program.............         S-28
Liquidated Loan...........................         S-15
Loan Balance..............................         S-14
Loan Purchase Price.......................         S-74
Loan Sale Agreement.......................          S-2
London Business Day.......................         S-63
LSAMS.....................................         S-31
Maximum Rates.............................          S-9
Maximum Collateral Amount.................         S-19
Minimum Rates.............................          S-9
Minimum Spread............................         S-11
Monthly Remittance Date...................         S-15
Moody's...................................         S-19
Morgan....................................         S-64
Mortgagor.................................         S-50
Net Coupon Rate...........................         S-11

Net Liquidation Proceeds..................         S-76
Net Monthly Excess Cashflow...............         S-61
Non-U.S. Person...........................          A-3
Notes.....................................         S-33
Notice....................................         S-68
Obligations...............................         S-68
One-Month LIBOR...........................         S-63
Original Loan-to-Value Ratios.............         S-33
Original Pre-Funded Amount................         S-67
Owner.....................................         S-67
Owners....................................          S-2
Participants..............................         S-15
parties in interest.......................         S-84
Pass-Through Rate.........................         S-59
Payment Date..............................          S-2
Percentage Interest.......................         S-58
Plan......................................         S-84
Pooling and Servicing Agreement...........          S-2
Pre-Funding Account.......................          S-2
Preference Amount.........................         S-15
Pre-Funded Amount.........................         S-10
Premium Amount............................         S-59
Prepayment Assumption.....................         S-52
Prepayment Interest Shortfall.............         S-76
Prepayment................................         S-52
Prepayments...............................         S-23
Preservation Expenses.....................         S-16
Principal and Interest Account............         S-76
Properties................................          S-1
PTE.......................................         S-84
Qualified Replacement Mortgage............         S-73
Qualifying Rate...........................         S-28
Rating Agencies...........................         S-19
Realized Loss.............................         S-72
Record Date...............................         S-10
Reference Banks...........................         S-63
Register..................................         S-58
Registrar.................................         S-58
Regular Certificates......................         S-83
regular interests.........................          S-2
Regulation................................         S-84
Related Cut-Off Date......................          S-6
Relevant Depositary.......................         S-64
REMIC.....................................          S-2
REMIC Opinion.............................         S-73
REMIC Regular Certificates................         S-83
REMIC Residual Certificates...............         S-83
Remittance Period.........................         S-15
Residual Certificates.....................         S-83
Residual Interest.........................          S-2
Residual Interests........................          S-2
Riegle Act................................         S-24
Rules.....................................         S-64
SAP.......................................         S-70
Seller....................................          S-2
Servicer..................................          S-2
Servicer Termination Events...............         S-79
Servicing Advances........................         S-16
Servicing Fee.............................         S-15
Six-Month Adjustable Rate Loans...........          S-7
Six-Month ARMs............................         S-27
Six-Month LIBOR...........................         S-21
SMMEA.....................................         S-20
Specified Subordinated Amount.............         S-52
Standard & Poor's.........................         S-19
Stated Income Program.....................         S-28
Subordinated Amount.......................         S-71
Subordination Deficiency Amount...........         S-60
Subordination Deficit.....................         S-15
Subordination Increase Amount.............         S-72
Subordination Reduction Amount............         S-73
Subsequent Cut-Off Date...................          S-6
Subsequent Home Equity Loans..............          S-2
Subsequent Transfer Date..................          S-9
Sub-Servicers.............................         S-78
Sub-Servicing Agreements..................         S-78
Substitution Amount.......................         S-73
Telerate Page 3750........................         S-63
Terms and Conditions......................         S-66
Total Available Funds.....................         S-62
Total Monthly Excess Cashflow.............         S-59
Total Monthly Excess Spread...............         S-71
TPLS......................................         S-31
Trust.....................................          S-1
Trust Estate..............................         S-57
Trustee...................................          S-2
Trustee Fee...............................          S-6
U.S. Person...............................          A-3
Underwriters..............................          S-1
Underwriting Agreement....................         S-85
Unpaid Class A-6 Certificateholders'
  Interest Index Carryover................         S-12
Upgrade...................................         S-31
Weighted average life.....................         S-51

                                    ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Centex Home Equity Loan Pass-Through Certificates, Series 1998-2 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Pass-Through Certificates issues.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to prior home equity loan pass-through certificates issues in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel participant and Euroclear Participant will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedure for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone difference in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Certificateowner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Certificateowner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such Certificateowner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Person (Form W-8). Certificateowners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S.  Person with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively connected with the conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Person resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

          Exemption for U.S. Person (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term 'Non-U.S. Person' means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                      [This page intentionally left blank]

PROSPECTUS
June 15, 1998

                          DLJ Mortgage Acceptance Corp.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by DLJ Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

         Each Certificate of a Series will evidence a beneficial ownership interest in a related trust (a "Trust Fund"), the assets of which have been deposited by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. Each Note of a Series will represent indebtedness of a Trust Fund, the assets of which have been deposited by the Depositor pursuant to a Sale and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer or pursuant to an Indenture executed by the Issuer and the Trustee for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other forms of credit support specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans and will have been acquired by the Depositor from one or more Sellers on or prior to the Closing Date. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, balloon payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See "The Trust Funds" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "Servicing of Loans" herein.

         Each Series of Securities will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the related Agreement may be divided into one or more Asset Groups and the Securities of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "Description of the Securities" herein.

         Distribution of principal and interest of the Securities of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Securities of the related Series. See "Description of the Securities" and "Yield, Prepayment and Maturity Considerations" herein.

         The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties, if any, set forth in the related Agreement as described herein or in the related Prospectus Supplement. See "The Agreements" herein.

         If specified in the related Prospectus Supplement, one or more separate elections may be made to treat the Trust Fund for a Series of Certificates as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

         For a discussion of significant matters affecting investment in the Securities, see "Risk Factors," which begins on page 9.
                             ----------------------

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES."
                             ----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Securities of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein.

         The Securities are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby or an offer of such Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Securities offered hereby, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's website (http:\\www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund are required under the related Agreement to be forwarded to Securityholders. With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Agreements--Reports to Securityholders" herein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Paul Najarian.

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Agreement executed by the Depositor, the Master Servicer and the Trustee as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.



Securities Offered............................................   The Mortgage Pass-Through Certificates (the "Certificates") or
                                                                 the Mortgage-Backed Notes (the "Notes", and together with the
                                                                 Certificates, the "Securities") are issuable from time to time in separate Series pursuant to separate Pooling and Servicing
                                                                 Agreements or separate Indentures, respectively. Each Certificate of a Series will evidence a beneficial ownership interest in, and each Note of a Series will represent indebtedness of the related
                                                                 Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement.

                                                                 The Certificates of a Series will evidence interests in, and the
                                                                 Notes of a Series will represent indebtedness of the related
                                                                 Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by
                                                                 any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "Risk Factors" and "Credit Support" herein.

                                                                 Each Series of Securities will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Securities with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. With respect to any
                                                                 Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any Class of Securities of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories. See "Description of the
                                                                 Securities--General," "Credit Support--Subordinated Securities"
                                                                 and "Risk Factors" herein.


Depositor.....................................................   DLJ Mortgage Acceptance Corp., a Delaware corporation (the
                                                                 "Depositor"), is a limited purpose corporation organized
                                                                 primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. All of the outstanding capital stock of the
                                                                 Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. See "The
                                                                 Depositor."

Master Servicer...............................................   The entity named as Master Servicer in the related Prospectus
                                                                 Supplement. See "The Agreements."

Issuer........................................................   With respect to each Series of Notes, the issuer (the "Issuer")
                                                                 will be the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes. Each such owner trust will be created pursuant to a trust agreement (the "Owner Trust
                                                                 Agreement") between the Depositor, acting as depositor and the owner trustee (the "Owner Trustee"). Each Series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture (the "Indenture") between the Issuer and the
                                                                 Trustee whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. As to each Series of
                                                                 Notes where the Issuer is an owner trust, the ownership of the
                                                                 Trust Fund will be evidenced by certificates (the "Equity
                                                                 Certificates") issued under the Owner Trust Agreement. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of
                                                                 payments on the Notes, except as described herein under "Credit
                                                                 Support" and in the related Prospectus Supplement.

Trustees......................................................   The Trustee or Indenture Trustee (each, the "Trustee") with respect to each Series of Certificates and each Series of Notes, respectively, will be specified in the related Prospectus
                                                                 Supplement. The Owner Trustee with respect to each Series of
                                                                 Notes will be specified in the related Prospectus Supplement.

Interest Distributions........................................   Interest Distributions on the Securities of a Series will be made from amounts available therefor in the related Certificate
                                                                 Account on each Distribution Date at the applicable security interest rate (a "Security Interest Rate") specified in (or, with respect to Floating Interest Securities, determined in the manner set forth in) the related Prospectus Supplement. The Security
                                                                 Interest Rate of each Security offered hereby will be stated in the related Prospectus Supplement as the "Pass-Through Rate" with respect to a Series of a single Class of Certificates, the
                                                                 "Certificate Rate" with respect to a Multiple Class Series of
                                                                 Certificates and the "Note Interest Rate" with respect to any
                                                                 Series of Notes. The Security Interest Rate on Securities of a
                                                                 Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

                                                                 Principal Weighted Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

                                                                 Compound Interest Securities will not receive distributions of interest but interest accruing with respect to the principal balance of such compound Interest Securities will be added to such principal balance on each Distribution Date until the
                                                                 Accrual Termination Date. Following the Accrual Termination Date,
                                                                 interest distributions with respect to such Compound Interest
                                                                 Securities will be made on the basis of their Compound Value.

                                                                 A Multiple Class Series may include one or more Classes of
                                                                 Floating Interest Securities. With respect to any such Class of
                                                                 Floating Interest Securities, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and
                                                                 (d) the Maximum Floating Rate and the Minimum Floating Rate, if
                                                                 any. See "Description of the Securities" and "Yield, Prepayment
                                                                 and Maturity Considerations" herein.

Principal Distributions.......................................   Principal distributions on the Securities of a Series will be made from amounts available therefor in the related Certificate
                                                                 Account on each Distribution Date in an aggregate amount
                                                                 determined as specified in the related Prospectus Supplement.
                                                                 Principal distributions will be allocated among the respective
                                                                 Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

                                                                 Interest Weighted Securities may not be entitled to any principal distributions or may be entitled to receive only nominal
                                                                 principal distributions.

                                                                 See "Description of the Securities" and "Yield, Prepayment and
                                                                 Maturity Considerations" herein.

Funding Account...............................................   If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a Series or a portion of collections on the Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Loans, subject to the limitations set forth herein under "Description of the Securities--Funding
                                                                 Account." Monies on deposit in the Funding Account and not applied to


                                                                 acquire such additional Loans within the time set forth in the related Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related
                                                                 Prospectus Supplement.

Optional Termination..........................................   If so specified in the related Prospectus Supplement, the
                                                                 Depositor, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust
                                                                 Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus
                                                                 Supplement. See "Description of the Securities--Optional
                                                                 Termination."

The Trust Fund................................................   The Trust Fund for a Series will consist of Private
                                                                 Mortgage-Backed Securities, Agency Securities, Mortgage Loans or
                                                                 participation interests therein, Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain
                                                                 accounts, reserve funds, insurance policies and related
                                                                 agreements specified in the related Prospectus Supplement.
                                                                 (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans.") If so specified in the related Prospectus
                                                                 Supplement, the Mortgage Assets may be divided into Asset Groups and the Securities of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a
                                                                 Series will also include the Collection Account, the Certificate
                                                                 Account, and may include certain policies of insurance relating to the Mortgage Assets, and various forms of credit support, all as specified in the related Prospectus. See "The Trust
                                                                 Funds--Collection Account and Certificate Account" and "Credit
                                                                 Support" and "Description of Mortgage and Other Insurance"
                                                                 herein.

Credit Support................................................   Credit support in the form of reserve funds, subordination, overcollateralization, insurance policies, letters of credit or other types of credit support may be provided with respect to the
                                                                 Mortgage Assets or with respect to one or more Classes of
                                                                 Securities of a Series. If the Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing beneficial ownership of one Asset Group prior to distributions to
                                                                 Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. With respect to any
                                                                 Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

                                                                 The type, characteristics and amount of credit support will be determined based on the characteristics of the Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. The protection against losses provided by such credit support will be limited. See
                                                                 "Credit Support" and "Risk Factors" herein.

Servicing of Loans............................................   The Master Servicer identified in the related Prospectus
                                                                 Supplement will service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the
                                                                 "Sub-Servicing Agreements") entered into between the Master
                                                                 Servicer and such Servicers. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each
                                                                 Servicer must be approved by either FNMA or FHLMC as a
                                                                 seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Sub-Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master
                                                                 Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master
                                                                 Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other
                                                                 recoveries relating to such Loans (including any insurance proceeds or payments from other forms of credit support). See
                                                                 "Servicing of Loans."

Federal Income Tax Considerations.............................   If an election is made for treatment of the Trust Fund as a
                                                                 REMIC or as REMICs under the Internal Revenue Code of
                                                                 1986 (the "Code"), one or more Classes of Certificates will be REMIC "Regular Interests" and one Class will be
                                                                 REMIC "Residual Interests" in the related REMIC.  If a
                                                                 REMIC election will not be made for a Trust Fund, the
                                                                 federal income consequences of the purchase, ownership
                                                                 and disposition of the related Certificates will be set forth in the related Prospectus Supplement. Each Series of Notes
                                                                 offered hereby will represent indebtedness of the related
                                                                 Trust Fund.

                                                                 Investors are advised to consult their tax advisors and to review
                                                                 "Certain Federal Income Tax Considerations" herein

                                                                 and in the related Prospectus Supplement. See "Certain Federal
                                                                 Income Tax Considerations."

ERISA Considerations..........................................   A fiduciary of any employee benefit plan subject to the Employee
                                                                 Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Legal Investment..............................................   At the date of issuance, as to each Series, it will be a
                                                                 requirement for issuance of any Series that the Securities offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to
                                                                 Securities of each Series offered hereby and by the related
                                                                 Prospectus Supplement will be as set forth in the related
                                                                 Prospectus Supplement. Unless otherwise specified in the related
                                                                 Prospectus Supplement, Securities of each Series offered by this
                                                                 Prospectus and such Prospectus Supplement will constitute
                                                                 "mortgage related securities" under the Secondary Mortgage Market
                                                                 Enhancement Act of 1984 ("SMMEA") so long as they are rated by at least one Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of
                                                                 institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern
                                                                 investments by such institutional investors. Any Class of
                                                                 Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal
                                                                 Investment."

Use of Proceeds...............................................   The Depositor will use the net proceeds from the sale of each
                                                                 Series for one or more of the following purposes: (i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets,
                                                                 (iii) to establish any reserve funds described in the related
                                                                 Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage
                                                                 Assets for a Series may be effected by an exchange of Securities with the Depositor of such Mortgage Assets. See "Use of
                                                                 Proceeds."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with an investment in the Securities.

Limited Liquidity

         There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with a sufficient level of liquidity or will continue for the life of the Securities. Donaldson, Lufkin & Jenrette Securities Corporation (or one or more of its affiliates) intends to make a secondary market in the Securities, but has no obligation to do so. In addition, the market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Securityholders have no optional redemption rights. The Securities will not be listed on any securities exchange.

Yield, Prepayment and Maturity

         The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing mortgage market interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Securityholder of such Class could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Security at a significant premium might fail to recoup its initial investment. See "Yield, Prepayment and Maturity Considerations."

Credit Support Limitations

         The amount, type and nature of insurance policies, subordination, overcollateralization, Financial Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination, overcollateralization or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

         In addition, if distributions in reduction of the principal balance of Securities of a Multiple Class Series are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of losses covered by credit support may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later-maturing Classes.

         The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Financial Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Securities may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "Description of the Securities," "The Trust Funds" and "Credit Support."

Certain Loans and Mortgaged Property

         Reliable prepayment, loss and foreclosure statistics relating to certain types of Loans may not be available for a Series. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "Loan Underwriting Procedures and Standards" and "Credit Support." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed the amount of credit support, the Trust Fund may experience a loss. Furthermore, Multifamily Loans, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of subordination or other credit support, the Trust Fund may experience a loss. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" and "Credit Support."

Limited Obligations and Assets of Depositor

         Unless otherwise set forth in the Prospectus Supplement for a Series of Securities, the Trust Fund for a Series will be the only available source of funds to make distributions on the Securities of such Series. The only obligations of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties, if any, in the related Agreement. See "The Agreements--Assignment of Mortgage Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "The Depositor."

Inability of Trustee to Liquidate the Collateral Securing the Notes

         Although the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of a Series may declare the principal amount of all the Notes of such Series to be due and payable immediately if an Event of Default occurs and is continuing under the related Indenture, there is no assurance that the market value of the related collateral will at any time be equal to or greater than the aggregate outstanding amount of the related Notes. Therefore, upon an Event of Default with respect to the related Notes, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Certificate Account. Therefore, the failure to pay principal on a class of the related Notes may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

Summary of ERISA Considerations

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Certain Federal Tax Considerations Regarding REMIC Residual Interests

         Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments as described in "Certain Federal Income Tax Considerations--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be negative or significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in Series. Each Series of Certificates will be issued pursuant to separate Pooling and Servicing Agreements among the Depositor, the Master Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. Each Series of Notes will be issued pursuant to separate Indentures between the related Issuer and the Trustee for the related Series identified in the related Prospectus Supplement. The Trust Fund for each Series of Notes will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the

Agreements and the Prospectus Supplement relating to each Series. When particular provisions or terms used in each Agreement are referred to, such provisions or terms shall be as specified in such Agreement.

         Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Floating Interest Securities, Interest Weighted Securities or Principal Weighted Securities. A Series may also include one or more Classes of Subordinate Securities. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Securities will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its fourth highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Securities of each separate Class will evidence beneficial ownership of, or be secured by, each corresponding Asset Group.

         The Securities for each Series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

Distributions on the Securities

         General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Securities will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

         Distributions of interest on Securities which receive interest will be made periodically at the intervals and at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined in the manner described in the related Prospectus Supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

         Distributions of principal of and interest on Securities of a Series will be made by check mailed to Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the security register (the "Security Register"), except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the Securities of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein. With respect to each Series of Certificates or Notes, the Security Register will be referred to as the "Certificate Register" or "Note Register", respectively.

         With respect to reports to be furnished to Securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

         Single Class Series. With respect to a Series other than a Multiple Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Security in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Security Interest Rate of the Securities of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Security Interest Rate on the Securities of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Security Interest Rate on the Securities of the related Series may also reflect such caps.

         Multiple Class Series. Each Security of a Multiple Class Series will have a principal amount or a notional amount and a specified Security Interest Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support."

         Interest on all Securities of a Multiple Class Series currently entitled to receive interest will be distributed on the Distribution Date specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Securities" below and "Credit Support." Distributions of interest on a Class of Compound Interest Securities will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Securities will accrue and the amount of interest accrued on such Distribution Date will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Securities on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

         To the extent provided in the related Prospectus Supplement, the Securities of a Multiple Class Series may include one or more Classes of Floating Interest Securities. The Security Interest Rate of a Floating Interest Security will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Securities, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Securities within each Class. The method or formula for determining the Percentage Interest of a Security will be set forth in the related Prospectus Supplement.

         In the case of a Multiple Class Series, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof of each Class of Securities shall be as set forth in the related Prospectus Supplement. A Multiple Class Series may contain two or more classes of Securities as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Trust Fund.

         Subordinate Securities. One or more Classes of a Series may consist of Subordinate Securities. Subordinate Securities may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Securities may be limited as described in the related Prospectus Supplement. See "Credit Support." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Securities evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Securities will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency. With respect to any Series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

Funding Account

         If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Seller of additional Loans to the related Trust Fund after the Closing Date. Such additional Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Securities of the related Series or a portion of collections on the Loans in respect of principal will be deposited in such account to be released as additional Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, all amounts deposited in a Funding Account will be required to be invested in Eligible Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Loans will provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

Optional Termination

         If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election or elections have been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "The Agreements--Termination."

Book-Entry Registration

         If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Security registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Securities (a "Securityowner") will be entitled to receive a Security issued in fully registered, certificated form (a "Definitive Security") representing such person's interest in the Securities except in the event that the book-entry system for the Securities is discontinued (as described below). Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder of the Securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered "Securityholders" or registered "Holders" under the related Agreement, and Securityowners will only be permitted to exercise the rights of Securityholders indirectly through DTC Participants. With respect to each Series of Certificates or Notes, Securityowners and Securityholders will be referred to as "Certificateowners" and "Certificateholders" or "Noteowners" and "Noteholders", respectively.

         DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

         Securityowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securityowner to pledge such owner's Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Security, may be limited. In addition, under a book-entry format, Securityowners may experience some delay in their receipt of principal and interest distributions with respect to the Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securityowners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Securities and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Securities. Participants and Indirect Participants with which Securityowners have accounts with respect to Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityowners. Accordingly, although Securityowners will not possess certificates or notes, the Rules provide a mechanism by which Securityowners will receive distributions and will be able to transfer their interests.

         The Depositor understands that DTC will take any action permitted to be taken by a Securityholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or notes or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Securities to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

         DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Securities will be printed and delivered.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

         With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Securityholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Securityholders.

Principal Prepayments

         With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid.

To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "Servicing of Loans--Advances and Limitations Thereon."

Timing of Reduction of Principal Balance

         A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Security outstanding. The effect of such provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of such Securities to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Securities are determined or are deemed to reduce for purposes of calculating interest distributions on Securities of a Multiple Class Series.

Interest or Principal Weighted Securities

         If a Class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Securities. The Prospectus Supplement for a Series including such Securities will include a table showing the effect of various levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

         If the applicable Agreement for a Series of Securities provides for a Funding Account or other means of funding the transfer of additional Loans to the related Trust Fund, as described under "Description of the Securities--Funding Account" herein, and the Trust Fund is unable to acquire such additional Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Securities of such Series. See "Risk Factors--Yield, Prepayment and Maturity."

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series, if specified in the related Prospectus Supplement, will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Security Interest Rate on the Securities may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than assumed.

         Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

         Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any level of CPR or SPA.

         The Prospectus Supplement for each Multiple Class Series may describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

Other Factors Affecting Weighted Average Life

         Type of Loan. Multifamily Loans may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans included in any other mortgage pool or from conventional Fixed Rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics.

         In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Securities at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Maximum Mortgage Rates, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

         If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, the Servicer, the applicable Seller, the PMBS Servicer or another party, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related Series.

         Because of the payment terms of Balloon Loans, there is a risk that such Mortgage Loans, including Multifamily Loans and Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be the entire or a substantial amount of the original principal balance) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans, to sell the Mortgaged Property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay such Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage market interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

         The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Securities who purchased their Securities at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

         Due on Sale Clauses. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. Whereas FHA Loans are assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS

Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. Certain of the Multifamily Loans in a Trust Fund may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

         Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "Description of the Securities--Optional Termination."


                                 THE TRUST FUNDS

General

         The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure, deed in lieu of foreclosure or repossession and certain proceeds from the disposition of any related Additional Collateral; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Sub-Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association); provided, that if so specified in the related Prospectus Supplement, certain of the items listed above may be held outside of the Trust Fund.

         To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Securityholders under the related Agreement.

         Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions from the Seller. Some of the Loans may have been originated by an affiliate of the Depositor. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "The Agreements--Assignment of Mortgage Assets."

Private Mortgage-Backed Securities

         General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as a FHA mortgagee.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Underlying Loans. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or Additional Collateral Loans, GEM Loans, GPM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agencies which initially assigned a rating to the Private Mortgage-Backed Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans

(i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the note interest rate, pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average note interest rate, pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

The Agency Securities

         All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

         The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

         GNMA. GNMA is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA Certificates.

         GNMA Certificates. Unless otherwise specified in the related Prospectus Supplement, each GNMA Certificate relating to a Series (which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except with respect to any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA

Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with FHLMC Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding FHLMC and FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         FHLMC Certificates. Unless otherwise specified in the related Prospectus Supplement, each FHLMC Certificate relating to a Series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by FHLMC, except with respect to any stripped mortgage-backed securities issued by FHLMC. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any FHLMC Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FNMA. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting FNMA and FNMA Certificates. Although the Secretary of the Treasury of the United States has authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FNMA Certificates. Unless otherwise specified in the related Prospectus Supplement, each FNMA Certificate relating to a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA, except with respect to any stripped mortgage-backed securities issued by FNMA. Mortgage loans underlying FNMA Certificates will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any FNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

The Mortgage Loans

         The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be Additional Collateral Loans, GPM

Loans, GEM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

         The Mortgaged Properties may include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "Certain Legal Aspects of Loans."

         If specified in the related Prospectus Supplement, certain of the mortgage pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

         If specified in the related Prospectus Supplement, a Trust Fund will contain Additional Collateral Loans. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for the Loans in a Trust Fund will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or junior liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a Trust Fund, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Trust Fund includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Securityholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

         Additional Collateral Loans may include Nest Egg Mortgage Loans(sm). Such Mortgage Loans are interest-only Mortgage Loans for an initial period specified in the related Prospectus Supplement. If the related Mortgagor pledges an eligible life insurance policy as Additional Collateral after such initial period, the Mortgagor will continue to make interest-only payments with respect to the Mortgage Loan until the final scheduled payment on such Mortgage Loan, as described in the Prospectus Supplement.

         The percentage of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

         The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Securities. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

                  (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

                  (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

                  (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest; and

                  (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

         Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through its affiliates, from a Seller or Sellers. The related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Trust Fund but were not selected for inclusion in such Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans to be included in a Trust Fund will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related Series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Trust Fund composed of Mortgage Loans acquired by the Depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. Neither the Depositor nor any of its affiliates (other than the Seller, if applicable) will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller and no assurances are made as to any such Seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

         The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan at origination, plus in the case of a Mortgage Loan secured by a junior lien, the principal amount of the related Senior Lien, to the Appraised Value of such Mortgaged Property.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Buy-Down Loan is limited to 6% of the Appraised Value of the related Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled

Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Loans, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date, (b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

         Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

         Unless otherwise specified in the related Prospectus Supplement, ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Seller, the Servicer or the Master Servicer.

         ARMs have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Maximum Mortgage Rate") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Periodic Rate Cap"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

          If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, generally including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Maximum Mortgage Rates, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are Additional Collateral Loans, ARMs, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans, (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and (k) with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

         If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed, together with the related Pooling and Servicing Agreement, with respect to each Series of Certificates, or the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each Series of Notes, with the Commission within 15 days after the initial issuance of such Securities.

The Manufactured Home Loans

         The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

         The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). In addition, unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

                  (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

                  (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

                  (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

         The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan at origination to the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

         The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

         If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

Collection Account and Certificate Account

         Unless otherwise specified in the related Prospectus Supplement, a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances (other than Advances deposited into the Certificate Account), the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the related Prospectus Supplement or related Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

         Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the Prospectus Supplement or the related Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

         A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Securityholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds and any draws on any Financial Guarantee Insurance for such Series will be deposited, pending distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer or the Trustee as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the related Agreement, will be available for remittance to the Securityholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Securityholders. See also "The Agreements--Certificate Account" herein.

Other Funds or Accounts

         A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the value of a Multiple Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

         The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

         The Seller of the Loans (or other entity specified in the related Prospectus Supplement, which may be the originator) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

         Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Securities, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

         Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the FNMA and/or FHLMC.

         Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

         With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.

         With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

         Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

         To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

         In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

         The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.

         With respect to the underwriting standards applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

         The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Loans" herein.

         No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Securities are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Securities of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity.
See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

         Unless otherwise specified in the related Prospectus Supplement or in the related Agreement, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, generally that: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from material damage and at least in adequate repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a primary mortgage insurance policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

         If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Seller had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

         Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that materially and adversely affects the interest of the Securityholder in such Loan, the Seller (or other party as described in the Prospectus Supplement) will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements--Assignment of Mortgage Assets." See "Risk Factors--Limited Obligations and Assets of the Depositor." If the Seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the Prospectus Supplement. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.


                               SERVICING OF LOANS

General

         Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Sub-Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement or Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Securities which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

         The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement or Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Sub-Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

         The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

Collection Procedures; Escrow Accounts

         The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement or Servicing Agreement for a Series and any applicable insurance policies and other forms of credit support, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related Mortgage or the lien on any related Additional Collateral. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an Eligible Account and the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

                  (i) All payments on account of principal, including prepayments, on such Loans;

                  (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement or Servicing Agreement;

                  (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("Liquidation Expenses");

                  (iv) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid as described herein;

                  (v) All proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement;

                  (vi) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and

                  (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or Servicing Agreement.

         The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement or Servicing Agreement, which generally will include the following, except as otherwise provided therein:

                  (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement or Servicing Agreement;

                  (ii) to reimburse itself for Advances, including amounts advanced in respect of taxes, insurance premiums or similar expenses as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances were made;

                  (iii) to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each Mortgage Loan;

                  (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related Pooling and Servicing Agreement or Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the related Pooling and Servicing Agreement or Servicing Agreement;

                  (v) to pay to itself or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement and not required to be distributed as of the date on which the related purchase price is determined;

                  (vi) to reimburse itself for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a Series with Senior Securities and Subordinate Securities, to certain limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement as described in the related Prospectus Supplement;

                  (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Presentation of Claims; Realization Upon Defaulted Loans";

                  (viii) to reimburse itself, the Trustee or the Depositor for certain other expenses incurred for which it, the Trustee or the Depositor is entitled to reimbursement or against which it, the Trustee or the Depositor is indemnified pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture;

                  (ix) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement; and

                  (x) to clear the Collection Account of amounts relating to the corresponding Loans in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement or Servicing Agreement.

Servicing Accounts

         Unless otherwise specified in the related Prospectus Supplement, in those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will be an Eligible Account and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition on each such date the Servicer will be required to remit to the Master Servicer any amount required to be advanced pursuant to the related Sub-Servicing Agreement, and the Servicer will also be required to the Master Servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

         With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Securityholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

         The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

         If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Securities of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Securities of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Securityholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

         With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances and Limitations Thereon

         General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement. With respect to any Multiple Class Series, so long as the related Subordinate Securities remain outstanding and subject to certain limitations as described in the related Prospectus Supplement, such Advances by the Master Servicer may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Securities, if any.

         Advances in Connection With Prepaid Loans. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securityholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (less any related Servicing
Fees). Any such principal prepayment, together with a full Scheduled Payment of interest thereon (to the extent of such adjustment or advance), will be distributed to Securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan or at any time during the term of the Loan the Master Servicer or the related Servicer determines that the related Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended. The Pooling and Servicing Agreement or Servicing Agreement will obligate the Mortgagor to obtain and maintain all requisite flood insurance coverage at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the Master Servicer or Servicer to obtain and maintain such coverage at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO

Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

         Special Hazard Insurance Policy. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

         Primary Mortgage Insurance. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

         Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         FHA Insurance and VA Guarantees. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

         The Prospectus Supplement will identify the pool insurer for the related Series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" herein.

Presentation of Claims; Realization Upon Defaulted Loans

         The Master Servicer, on behalf of the Trustee and the Securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

         The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election or elections have been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of such collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the Master Servicer has obtained from the Internal Revenue Service (the "IRS") an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Servicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Securityholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously.

         If any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

         As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

         Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related Series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

Enforcement of Due-On-Sale Clauses

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to additional servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans and as otherwise specified herein.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and Sellers and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers and Sellers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

         The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

         Unless otherwise provided in the Prospectus Supplement, the rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders of such Series.

Evidence as to Compliance

         Each Pooling and Servicing Agreement and each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer, unless otherwise specified in the related Prospectus Supplement, to the effect that the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related Agreement throughout the preceding year or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such known default, as the case may be, and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Agreement.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a report to the Depositor and the Trustee stating the opinion of such firm that, unless otherwise specified in the related Prospectus Supplement, on the basis of an examination by such firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the Master Servicer regarding the Master Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to those Servicers which also have been the subject of such an examination.

Certain Matters Regarding the Master Servicer and the Depositor

         The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the related Pooling and Servicing Agreement or Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

         In the event of an Event of Default under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Agreements--Rights upon Events of Default" herein.

         Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement or Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to sell loans to and service mortgage loans for FNMA or FHLMC; (ii) has a net worth of not less than $10,000,000; (iii) is acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities; (iv) is reasonably acceptable to the Trustee; and (v) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor, will be under any liability to the related Trust Fund or the Securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any breach of warranty or representations made by such party under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that neither the Master Servicer nor the Depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer or the Depositor may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer or the Depositor will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).


                                 CREDIT SUPPORT

General

         For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, subordination created through overcollateralization, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, financial guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Securities of the related Series. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the Security Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, such losses will be borne by the Securityholders. If credit support is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support,
(b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities; Subordination Reserve Fund

         If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Subordinate Securityholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Securityholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Securityholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

         A Series may include a Class of Subordinate Securities entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Securityholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

         With respect to any Series which includes one or more Classes of Subordinate Securities, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Securities, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the related Prospectus Supplement.

         Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Securityholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

         If so specified in the related Prospectus Supplement, subordination may be provided by one or more Classes of Senior Securities through overcollateralization; i.e. by having a greater amount of aggregate principal balance of the Mortgage Assets for a Series than the aggregate principal balance of the Securities of such Series. Such subordination may exist on the Closing Date or may be effected through the allocation of interest payments on the Loans to reduce the principal balances of certain Classes of Securities.

         In a Series with overcollateralization, the allocation of losses to the Securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the Securities, and then such losses would be allocated to the Senior Securities only if the principal balance of the Mortgage Loans was reduced to less than the principal balance of the Senior Securities. If so specified in the related Prospectus Supplement, the level of overcollateralization required under the provisions of the related Pooling and Servicing Agreement or Indenture will be subject to various tests based primarily on the loss and delinquency experience of the related Mortgage Assets, and will be raised and lowered accordingly.

Cross-Support Features

         If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Securities evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Insurance

         Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Letter of Credit

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Financial Guarantee Insurance

         Financial Guarantee Insurance, if any, with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

Reserve Funds

         One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency rating such Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Securities, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

         Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.


                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

         The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

         General. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. Multifamily Loans will not be covered by a primary mortgage insurance policy, regardless of the related Loan-to-Value Ratio.

         A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

         To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Securityholders.

         Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in primary mortgage insurance policies issued by other Primary Insurers, each primary mortgage insurance policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a primary mortgage insurance policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         The Pooling and Servicing Agreement or Servicing Agreement for a Series generally will require that the Master Servicer or Servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent such coverage was in place on the Cut-off Date. In the event that the Depositor gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that such a policy is obtainable at a reasonable price.

         Any primary mortgage insurance or primary credit insurance policies relating to Loans secured by Manufactured Homes will be described in the related Prospectus Supplement.

         FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

         The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

         As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

         The original amount of coverage under the pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Limitations Thereon."

         Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

Hazard Insurance on the Loans

         Standard Hazard Insurance Policies for Mortgage Loans. The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement or Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement or Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures."

         Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the Pooling and Servicing Agreement or Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Manufactured Home Loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Manufactured Home Loan, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Manufactured Home Loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a Manufactured Home's location was, at the time of origination of the related Manufactured Home Loan, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

         If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Other Hazard-Related Insurance; Liability Insurance. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

Bankruptcy Bond

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Repurchase Bond

         If so specified in the related Prospectus Supplement, the Seller, the Depositor or the Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Seller, the Depositor or the Master Servicer.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Agreements. Where particular provisions or terms used in the related Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Mortgage Assets

         General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

         Assignment of Agency Securities. The Depositor will transfer, convey and assign to the Trustee (or its nominee or correspondent) all right, title and interest of the Depositor in the Agency Securities and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interest). The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent), and the Trustee will concurrently authenticate and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

         Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office), an assignment of the Mortgage in recordable form and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents as set forth in the related Agreement. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Securityholders.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Securities, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. As promptly as possible, the Depositor will cause such assignments to be so recorded, in which event, the related Agreement may require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Securityholders or the Trustee for the failure of a Mortgage Loan to be recorded.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage
Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Minimum Mortgage Rate, the Maximum Mortgage Rate, if any, and the Periodic Rate Cap; and whether the Mortgage Loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization.

         Assignment of Manufactured Home Loans. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Securities to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

         In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Securityholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Securityholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans--Manufactured Home Loans."

         The Seller (or other party as described in the related Prospectus Supplement) will provide limited representations and warranties to the Depositor and the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Sub-Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

         Assignment of Participation Securities. The Depositor will cause any Participation Securities obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Security , which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Security. Each Participation Security will be identified in a "Participation Security Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Security. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation
Security: (i) that the information contained in the Participation Security
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Securities, the Depositor had good title to and was sole owner of the Participation Security; (iii) that there has been no other sale by it of such Participation Security and (iv) that such Participation Security is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Loans

         Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee, or Custodian on behalf of the Trustee, is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer or Seller does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer or Seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Seller or the Master Servicer was notified of the defect by the Depositor, the Master Servicer or the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Mortgage Rate.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election or elections are made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not result in a prohibited transactions tax under the Code or cause the Trust Fund to lose its status as a REMIC, or in the case of a Trust Fund consisting of two or more REMICs, that such substitution will not cause any such REMIC to lose its status as a REMIC.

         Any Qualified Substitute Mortgage Loan will have, unless otherwise specified in the related Prospectus Supplement, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Securityholders), (ii) an interest rate not lower than and not more than 1% of the interest rate of the Deleted Loan, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and (v) comply with all of the representations and warranties set forth in the related Agreement as of the date of substitution. The related Agreement may include additional requirements relating to ARMs or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Securityholders or the Trustee for a material defect in a Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Seller (or other party as described in the related Prospectus Supplement) will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" above. If the related Seller (or other party) cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer, the Depositor or the Trustee of such breach, and if such breach is of a nature that materially and adversely affects interest of the Securityholders in such Loan, the Seller is obligated to cure, substitute or repurchase the affected Mortgage Loan if such Seller is required to do so under the applicable agreement.

Reports to Securityholders

         The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Agreement, among other things:

                  (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or
         (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

                  (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

                  (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

                  (iv) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

                  (v) in the case of Floating Interest Securities, the Floating Rate applicable to the distribution being made;

                  (vi) if applicable, the number and aggregate principal balances of Loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the Determination Date to which such distribution relates;

                  (vii) if applicable, the book value of any REO Property acquired on behalf of Securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last Business Day of the calendar month preceding the Distribution Date to which such distribution relates;

                  (viii) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

                  (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

                  (x) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

                  (xi) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

                  (xii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior
         Securityholders is less than their required distribution, the amount of the shortfall;

                  (xiii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Securityholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

                  (xiv) such other information as specified in the related Agreement.

         With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

         In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Securityholder of record at any time during such calendar year a report summarizing the items provided to Securityholders as specified in the related Agreement to enable Securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the Securityholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

Investment of Funds

         The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; (ii) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each Rating Agency; (iii) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States of America or of any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating; (iv) money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each Rating Agency; (v) repurchase obligations (the collateral of which is held by a third party or the Trustee) with respect to any security described in (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories; and (vi) such other investments which do not adversely affect the rating on the Securities of such Series as confirmed in writing by each Rating Agency.

         Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

         Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Securityholders of such Series.

         Unless provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account will be property of the Trustee, the Master Servicer or a Servicer and not available for distributions to Securityholders. See "Servicing of Loans" herein.

Event of Default and Rights Upon Events of Default

         Pooling and Servicing Agreement and Servicing Agreement. Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates or Notes, respectively, generally include (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders (or distribution to Holders of the Equity Certificates with respect to a Series of Notes) of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the related Holders of Securities of such Series evidencing at least 25% of Voting Rights of the Securities for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Pooling and Servicing Agreement or Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the Holders of Securities of such Series evidencing at least 25% of the Voting Rights of the Securities and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied under the Pooling and Servicing Agreement or Servicing Agreement for a Series, the Trustee for such Series or Holders of Securities of such Series evidencing at least 51% of the aggregate outstanding principal amount of the Securities for such Series (the first 51% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement or Servicing Agreement and in and to the Mortgage Loans (other than its right as a Securityholder (or as Holder of the Equity Certificates with respect to a Series of Notes) under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement or Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Pooling and Servicing Agreement or Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 or such other amount as specified in the related Prospectus Supplement to act as a successor to the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement (unless otherwise set forth in the related Pooling and Servicing Agreement or Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

         No Securityholder of a Series, solely by virtue of such Holder's status as a Securityholder, will have any right under the Pooling and Servicing Agreement or Servicing Agreement for such Series to institute any proceeding with respect to the related Pooling and Servicing Agreement or Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing at least 25% of the aggregate outstanding principal amount of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note or Equity Certificates of such Series; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Compound Interest Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or Holder of an Equity Certificate of a Series, solely by virtue of such Holder's status as a Noteholder or Holder of an Equity Certificate, will have any right under an Owner Trust Agreement or Indenture for such Series to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Notes or Equity Certificates of any class evidencing at least 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         [Pursuant to the terms of the Indenture, if an Event of Default occurs and is continuing, Senior Securityholders may be entitled to exercise certain rights of the Holders of the Securities, without the consent of

Subordinate Securityholders, and the Subordinate Securityholders may exercise such rights only with the prior consent of the Senior Securityholders.]

The Owner Trustee

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Owner Trustee for each Series of Notes will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor or the Master Servicer.

The Trustee

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or Indenture relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Agreement.

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of any related Agreement, the Securities or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Master Servicer under the related Agreement.

         The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders in an Event of Default. See "Event of Default and Rights Upon Events of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The Trustee may, upon written notice to the Depositor, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed. If no successor Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee; provided, that such the resigning Trustee shall not resign and be discharged until such time as the successor trustee is approved by each Rating Agency. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or Indenture, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the related Agreement is located, or (iv) by the Holders of Securities evidencing at least 51% of the aggregate outstanding principal amount of the Securities in the Trust Fund upon notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Certificate Account

         The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Securityholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account will be an Eligible Account, and the funds held therein may be invested, pending disbursement to Securityholders of the related Series, pursuant to the terms of the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to itself or the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Securityholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Agreements.

Expense Reserve Fund

         If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreements

         Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause
(iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series.

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election or elections have been made, for the related

Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

         Notwithstanding the foregoing, if a REMIC election or elections have been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or any related REMIC or cause such Trust Fund or any such REMIC to fail to qualify as a REMIC.

         Unless otherwise specified in the Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may be amended by the parties thereto without the consent of any of the Noteholders covered by such Agreement
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Noteholder covered by the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may also be amended by the parties thereto with the consent of the Holders evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Noteholders of such Series; provided, however, that no such amendment may (i) reduce the amount of or delay the timing of, payments received on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such Class evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Notes affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein. If specified in the related Prospectus Supplement, a provider of credit enhancement may be entitled to certain Voting Rights of the Securityholders.

REMIC Administrator

         With respect to any Multiple Class Series of Certificates as to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         The obligations created by the related Agreements for a Series will terminate upon the distribution to Securityholders of all amounts distributable to them pursuant to such Agreements after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer or the Depositor (or other party as specified in the Prospectus Supplement) from the Trustee for such Series of all Mortgage Loans at that time subject to the related Agreements and all property acquired in respect of any Mortgage Loan. The exercise of such right will effect early retirement of the Securities of such Series, but such right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the

Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the related Agreements continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the related Agreements to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" herein.


                         CERTAIN LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

         The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such times as the debt is repaid. The mortgagee's authority under a mortgage or a deed to secure debt and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage, the deed to secure debt, or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

         If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of the financing statements related thereto in the appropriate recording office, or the taking of possession of the cooperative shares; depending on the law of the state where the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. Such a lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

         Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

         Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In case of foreclosure under either a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing Upon Cooperative Loan Security

         The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         The terms of the Cooperative Loans do not require either the tenant-stockholder or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the cooperative dwelling unit in the event of foreclosure.

                  In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of
         Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or a deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

         With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, realization upon the additional collateral may be governed by the Uniform Commercial Code in effect under the law of the state applicable thereto. Some courts have interpreted the Uniform Commercial Code to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the Uniform Commercial Code does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws applicable thereto rather than by the Uniform Commercial Code, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the Uniform Commercial Code or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the other. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

         For Cooperative Loans. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, with respect to any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject such mortgage loan to the cramdown provisions of Chapter 13.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, such tax liens may in certain circumstances provide priority over the lien on such additional collateral.

         Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgaged loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

         Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Junior Mortgages

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" herein.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Due-on-sale Clauses in Mortgage Loans

         Unless the Prospectus Supplement indicates otherwise, the Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Subordinate Financing

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Loans

         ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

Manufactured Home Loans

         Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

         As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

         With respect to a Series of Securities evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Seller pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

         In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

         Relocation of a Manufactured Home. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for a registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

         Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Securityholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

         Enforcement of Security Interests in Manufactured Homes. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

         Consumer Protection Laws. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer

Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

         In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

         Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

         Formaldehyde Litigation. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Loan secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Loan and may be unable to collect amounts still due under the Loan. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Loan for a breach of representation and warranty and (ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

         Forfeitures in Drug and RICO Proceedings. Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before the commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates and Notes offered hereunder where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "Counsel to the Depositor"). This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates (the "REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) notes (the "Notes") representing indebtedness of the Issuer for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made with respect to a Series of Certificates, will identify all "regular interests" and "residual interests" in the REMIC.

REMICs

         As to each Series of Certificates, unless otherwise disclosed in the related Prospectus Supplement, the Trustee will covenant to elect to have treated the Trust Fund, or a portion thereof, as one or more REMICs. The Prospectus Supplement for each Series of Certificates will identify all Certificates representing "regular interests" and the "residual interest" in each such REMIC. If a REMIC election or elections will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         Classification of REMICs

         Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions.

         Characterization of Investments in REMIC Certificates

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Loans, payments on Loans (including temporary investments of such proceeds) held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Loans for purposes of all the foregoing sections. In addition, in some instances Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Loans held pending distribution are considered part of the Loans for purposes of Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures

         For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates

         General

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Loans held by, or Loans underlying Mortgage Assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued, and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such certificate.

         Market Discount

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating such Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules presumably will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the Holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC

         The taxable income of the REMIC will equal the income from the Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Loans, bad debt losses with respect to the Loans and, except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Loans or other property will equal the fair market value of such interests in the Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Loans with market discount that it holds.

         A Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Loans. Premium on any Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Loan originated on or before September 27, 1985. Instead, premium on such a Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

         Excess Inclusions

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

         Noneconomic REMIC Residual Certificates

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules

         On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         Prohibited Transactions and Other Possible REMIC Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination and Liquidation

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

         Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

         Backup Withholding With Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates

         A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

Notes

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each Series of Notes, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         ERISA imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"; Tax-Favored Plans and ERISA Plans, collectively, "Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "Plan Assets", Plans and persons ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Code; collectively, "Parties In Interest") who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

         Plan Asset Regulations. Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the underlying Mortgage Assets and other assets included in the Trust Fund are deemed to be assets of the Plan. The U.S.

Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. In addition to several exceptions not applicable to an entity like the Trust Fund, a Plan's Assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if Benefit Plan Investors (i.e., Plans and certain employee benefit plans not subject to ERISA) do not own 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the applicable Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

         Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Servicer, any sub-servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such Agency Securities included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such Agency Securities would not be treated as assets of such Plans. Private Mortgage Backed Securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion herein and in the related Prospectus Supplement before purchasing any such Certificates.

         Prohibited Transaction Exemption. The DOL has granted to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an individual prohibited transaction exemption, as amended (Prohibited Transaction Exemption 90-83, the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes
(a) DLJ, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities. "Securities" potentially covered by the Exemptions would include Certificates, Notes that are treated as "equity interests" under the Plan Asset Regulations, and interests issued by a Trust Fund that elects to be treated as a REMIC or FASIT.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same Trust Fund. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Master Servicer, any Servicer, any subservicer, the Trustee and any obligor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that a Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of a type that have been included in other investment pools; (ii) securities in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of Securities; and (iii) securities in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

         A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a Certificate or Note must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate or Note.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of Securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a Certificate or Note by a Plan or with Plan Assets of an "Excluded Plan" (as hereinafter defined) by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of Securities in the secondary market by a Plan or an entity investing Plan Assets and (iii) the holding of Securities by a Plan or an entity investing Plan Assets.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by

Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Securities by a Plan or the investment of Plan Assets in Securities.

         On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. With respect to the Securities, the amendment generally allows Mortgage Loans supporting payments to Securityholders, and having a value equal to no more than 25% of the total principal amount of the Securities being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must be less than or equal to 25%;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) in order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to those of the Original Mortgage Loans:

                           (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                           (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in certain permitted investments:

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Securityholders of the Trust Fund, including employee benefit plans subject to ERISA.

         Before purchasing a Certificate or Note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm (a) that the Securities constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities by or with Plan Assets.

         Any fiduciary or other Plan investor which proposes to purchase Securities on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Securities evidencing interests in Trust Funds which include Cooperative Loans and may not provide exemptive relief for Securities having certain cash-flow characteristics that may be issued by a Trust Fund. In addition, such fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997, however the required final regulations have not been issued as of the date hereof. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

         Representations from Plans Investing in Certain Securities. Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Subordinate Securities or any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any Securities which would cause the assets of the Trust Fund to be deemed Plan Assets the purchase, holding or transfer of which would not be covered by the Exemption or PTCE 83-1, to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and that the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of Securities registered through DTC. Any purchaser of a Security registered through DTC will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         Tax Exempt Investors. A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

         Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold Securities on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.


                                LEGAL INVESTMENT

         Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise set forth in the related Prospectus Supplement, Securities of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Securities of any Series will be treated as high-risk under the Policy Statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Securities or to purchase any Class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities offered hereby will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood, New York, New York, Brown & Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

         Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

         As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "Loan Underwriting Standards--Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Seller of such Loan, or if applicable, the Master Servicer or, the Servicer. See "Risk Factors" herein.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Mortgage Assets. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in Series may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters") through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. by negotiated firm commitment or best efforts underwriting and public re-offering by the Underwriters;

                  2. by placements by the Depositor with institutional investors through dealers; and

                  3. by direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a Series of Securities may be offered in whole or in part in exchange for the Loans (and other assets, if applicable) that would comprise the Trust Fund for such Securities.

         If Underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, the Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several Underwriters and the

Underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                    GLOSSARY

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise defined in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Agreements and the Agreements generally provides a more complete definition of certain of the terms. Reference should be made to the Agreements for a more complete definition of such terms.

         "Accrual Date" means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Securities of the Series, as specified in such Securities and the related Prospectus Supplement.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which all Securities of the related Series with Final Scheduled Distribution Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

         "Additional Collateral" means marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

         "Additional Collateral Loan" means a Mortgage Loan that, in addition to being secured by the related Mortgaged Property, is secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

         "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

         "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

         "Agreement" means a Pooling and Servicing Agreement, Indenture, Owner Trust Agreement or Servicing Agreement.

         "Appraised Value" means, unless otherwise specified in the related Prospectus Supplement (i) with respect to a Mortgaged Property securing a Single Family or Multifamily Property, the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal); (ii) with respect to certain refinanced, modified or converted Single Family or Multifamily Properties, the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements; and
(iii) with respect to a Mortgaged Property securing a Manufactured Home Loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

         "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

         "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group.

         "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Securityholders on a Distribution Date.

         "Balloon Loan" means Mortgage Loan with payments similar to a Conventional Loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         "Balloon Payment" means the payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

         "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

         "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

         "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

         "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

         "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificate Rate" means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Certificates" means the Mortgage Pass-Through Certificates.

         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

         "Compound Interest Security" means any Security of a Multiple Class Series on which interest accrues and is added to the principal balance of such Security periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a cooperative.

         "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

         "Cut-off Date" means the date designated in the Pooling and Servicing Agreement or Indenture for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Securityholders of the Series.

         "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

         "Depositor" means DLJ Mortgage Acceptance Corp.

         "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Securityholders on the next succeeding Distribution Date.

         "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

         "Eligible Account" means an account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each Rating Agency in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee prior to the establishment of such account, the holders of the Securities will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies. Eligible Accounts may bear interest.

         "Eligible Investments" means any one or more of the obligations or securities described as such at "The Agreements--Investment of Funds."

         "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Agreement, as described in the related Prospectus Supplement for a Series.

         "Equity Certificates" means with respect to each Series of Notes where the Issuer is an owner trust, the ownership interest of the Trust Fund.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHA" means the Federal Housing Administration, a division of HUD.

         "FHA Loan" means a fixed-rate housing loan insured by the FHA.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Securities of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

         "Financial Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

         "Floating Interest Period" means the period of time during which a given Security Rate applies to a Class of Floating Interest Securities.

         "Floating Interest Security" means any Security of a Multiple Class Series which accrues interest at a Floating Rate.

         "Floating Rate" means a Security Rate which is subject to change from time to time.

         "FNMA" means the Federal National Mortgage Association.

         "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

         "GNMA" means the Government National Mortgage Association.

         "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Securities of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

         "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and
(c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

         "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the agreement relating to a Series of Notes between the Issuer and the Trustee.

         "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

         "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

         "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Securities or a Class of Securities of such Series with respect to any Distribution Date.

         "Interest Weighted Securities" means a Class of Securities entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

         "IRS" means the Internal Revenue Service.

         "Issuer" means with respect to each Series of Notes, the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes.

         "L/C Bank" means the issuer of a letter of credit.

         "L/C Percentage" means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the Series.

         "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

         "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

         "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

         "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan, plus in the case of a Loan secured by a junior lien, the principal amount of the related Senior Lien, at the date of determination to the Appraised Value.

         "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         "Manufactured Home Loan" means a loan secured by a Manufactured Home.

         "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

         "Maximum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Securities of such Series in the related Prospectus Supplement.

         "Maximum Mortgage Rate" means the maximum permissible Mortgage Rate during the life of each ARM.

         "Minimum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Security of such Series in the related Prospectus Supplement.

         "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

         "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

         "Mortgage Assets" means the Private Mortgage-Backed Securities, Agency Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

         "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

         "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

         "Mortgaged Property" means the real property securing a Mortgage.

         "Multifamily Loan" means any Loan secured by a Multifamily Property.

         "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

         "Multiple Class Series" means a Series of Securities that may include Floating Interest Securities, Compound Interest Securities and Planned Amortization Securities, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

         "1986 Act" means the Tax Reform Act of 1986.

         "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

         "Nest Egg Mortgage Loan(sm)" means a Mortgage Loan originated under the Nest Egg Mortgage Loan Program(sm), a mortgage loan origination program of DLJ Mortgage Capital, Inc., an affiliate of the Depositor, and the Nest Egg Mortgage Company LLC.

         "Note Interest Rate" means, with respect to a Series of a single Class of Notes, the rate of interest paid to the Noteholders in respect of the Mortgage Assets and with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Notes of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

         "Noteholder" or "Holder" means the Person in whose name a Note is registered in the Note Register.

         "Notes" means the Mortgage-Backed Notes.

         "OTS" means the Office of Thrift Supervision.

         "Owner Trust Agreement" means the agreement relating to a Series of Notes between the Depositor and the Owner Trustee.

         "Owner Trustee" means the owner trustee for each Series of Notes under an Owner Trust Agreement, and its successors.

         "Participation Security" means a certificate or note evidencing a participation interest in a pool of Loans.

         "Pass-Through Rate" means, with respect to a Series of a single Class of Certificates, the rate of interest paid to the Certificateholders in respect of the Mortgage Assets.

         "Percentage Interest" means, with respect to a Security, the proportion (expressed as a percentage) of the percentage amounts of all of the Securities in the related Class represented by such Security, as specified in the related Prospectus Supplement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgaged-Backed Security is issued.

         "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

         "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

         "PMBS Trustee" means the trustee designated under a PMBS Agreement.

         "Pooling and Servicing Agreement" means the agreement relating to a Series of Certificates among the Depositor, the Master Servicer and the Trustee.

         "Prepayment Assumption" means the prepayment standard or model used with respect to the Securities of a Series, such as the Constant Prepayment Assumption or the Standard Prepayment Assumption, as described in "Yield, Prepayment and Maturity Considerations--Prepayments and Weighted Average Life."

         "Prepayment Period" means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

         "Principal Weighted Security" means a Class of Securities entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

         "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means a nationally recognized statistical rating organization.

         "Regular Interest" means a regular interest in a REMIC as described herein under "Certain Federal income Tax Considerations--Tax Status as a REMIC."

         "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

         "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

         "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement or Indenture.

         "Residual Interest" means a residual interest in a REMIC as described herein under "Certain Federal Income Tax Considerations--Tax Status as a REMIC."

         "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

         "Sale and Servicing Agreement" means the sale and servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

         "Security Interest Rate" means Pass-Through Rate, Certificate Rate or
Note Interest Rate.

         "Securityholder" or "Holder" means Certificateholder or Noteholder.

         "Securities" means Certificates or Notes.

         "Seller" means the Person or Persons, which may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers affiliated or not affiliated with the Depositor, or who may be the Master Servicer or a Servicer, who sell the Loans to the Depositor for deposit into the Trust Fund.

         "Senior Lien" means a lien which is senior to a related junior lien.

         "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Senior Securityholder" means the Holder of a Senior Security.

         "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

         "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

         "Servicing Agreement" means the Sale and Servicing Agreement or another servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

         "Servicing Fee" means the amount paid to the Master Servicer on a given Distribution Date, generally determined on a loan-by-loan basis, and calculated at a specified per annum rate.

         "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Subordinate Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Securities, that the Subordinate Securities are subordinated to the Senior Securities of the same Series.

         "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Securities, established pursuant to the related Pooling and Servicing Agreement or Indenture.

         "Trustee" means the trustee under a Pooling and Servicing Agreement or the indenture trustee under an Indenture, and its successors.

         "Trust Fund" means all property and assets held for the benefit of the Securityholders by the Trustee under the related Agreement for a Series of Securities as described under "The Trust Funds--General."

         "UCC" means the Uniform Commercial Code.

         "VA" means the Department of Veterans Affairs.

         "VA Loans" means housing loans partially guaranteed by the VA.

                      [This page intentionally left blank]

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time subsequent to the date of this Prospectus Supplement or Prospectus.

                               ------------------

                               TABLE OF CONTENTS

                                                 PAGE
                PROSPECTUS SUPPLEMENT

Summary of Terms............................      S-6
Risk Factors................................     S-21
The Seller and Servicer.....................     S-26
The Depositor...............................     S-32
Use of Proceeds.............................     S-32
The Home Equity Loan Pools..................     S-33
Prepayment and Yield Considerations.........     S-50
Formation of the Trust and Trust Property...     S-57
Additional Information......................     S-57
Description of the Class A Certificates.....     S-58
The Insurance Policies and the Certificate
 Insurer....................................     S-67
Credit Enhancement..........................     S-71
The Pooling and Servicing Agreement.........     S-73
Certain Federal Income Tax Consequences.....     S-83
Certain State Tax Considerations............     S-84
ERISA Considerations........................     S-84
Ratings.....................................     S-85
Legal Investment Considerations.............     S-85
Underwriting................................     S-85
Report of Experts...........................     S-86
Certain Legal Matters.......................     S-86
Index to Location of Principal Defined
 Terms......................................     S-87
Annex A.....................................      A-1

                     PROSPECTUS

Additional Information......................        2
Reports to Certificateholders...............        2
Incorporation of Certain Documents by
 Reference..................................        2
Summary of Prospectus.......................        3
Risk Factors................................        9
Description of the Securities...............       11
Yield, Prepayment and Maturity
 Considerations.............................       15
The Trust Funds.............................       19
Loan Underwriting Procedures and
 Standards..................................       29
Servicing of Loans..........................       34
Credit Support..............................       45
Description of Mortgage and Other
 Insurance..................................       49
The Agreements..............................       54
Certain Legal Aspects of Loans..............       65
Certain Federal Income Tax Consequences.....       78
State and Other Tax Consequences............       95
ERISA Considerations........................       95
Legal Investment............................      101
Legal Matters...............................      102
The Depositor...............................      102
Use of Proceeds.............................      103
Plan of Distribution........................      103
Glossary....................................      104

================================================================================



================================================================================

                                  $200,000,000

                            CENTEX HOME EQUITY LOAN
                                  TRUST 1998-2


                                    [LOGO]


                                 CENTEX CREDIT
                               CORPORATION D/B/A
                               CENTEX HOME EQUITY
                                  CORPORATION
                              Seller and Servicer

                                 DLJ MORTGAGE
                               ACCEPTANCE CORP.

                         DONALDSON, LUFKIN & JENRETTE
                            Securities Corporation

                             SALOMON SMITH BARNEY

                                JUNE 15, 1998

================================================================================